    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 9, 2000
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                             WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)

       DELAWARE                      6712                     41-0449260
   (State or other            (Primary Standard            (I.R.S. Employer
   jurisdiction of        Industrial Classification      Identification No.)
   incorporation or              Code Number)
    organization)

                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
                                 (800) 411-4932
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Stanley S. Stroup, Esq.
                  Executive Vice President and General Counsel
                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163
                                 (415) 396-6019
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
      EDWARD D. HERLIHY, ESQ.                   EDMUND O. BELSHEIM, ESQ.
   WACHTELL, LIPTON, ROSEN & KATZ                   PERKINS COIE LLP
        51 West 52nd Street                  1201 Third Avenue, 40th Floor
      New York, New York 10019               Seattle, Washington 98101-3099
           (212) 403-1000                            (206) 583-8888
                                ---------------
   Approximate Date of Commencement of Proposed Sale of the Securities to the
Public: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                           Proposed       Proposed
 Title of Each Class of     Amount to      Maximum        Maximum        Amount of
    Securities to be      be Registered Offering Price   Aggregate    Registration Fee
       Registered              (1)      Per Share (2)  Offering Price       (3)
--------------------------------------------------------------------------------------
 Common Stock, par value
  $1-2/3 per share (and
  associated Preferred
  Stock Purchase
  Rights)...............    7,779,508      $34.9222     $271,677,782      $71,723

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based upon the maximum number of shares of common stock, par value $0.01 per share (the "Ragen MacKenzie common stock"), of Ragen MacKenzie Group Incorporated ("Ragen MacKenzie") which will each be exchanged for a maximum of .5208 shares of common stock, $1-2/3 par value (the "Wells Fargo common stock"), of Wells Fargo & Company ("Wells Fargo") pursuant to the merger described herein.
(2) Calculated in accordance with Rule 457(f)(1) under the Securities Act based on the aggregate market value on February 3, 2000 of the shares of Ragen MacKenzie common stock expected to be canceled in connection with the merger and computed by dividing (i) the product of (A) the average of the high and low prices of Ragen MacKenzie common stock as reported on the NYSE on February 3, 2000 ($18.1875) and (B) 14,937,610, representing the maximum number of shares of Ragen MacKenzie common stock expected to be canceled in connection with the merger, by (ii) 7,779,508, representing the maximum number of shares of Wells Fargo common stock to be issued in connection with the merger.
(3) The registration fee of $71,723 was calculated pursuant to Rule 457(f) under the Securities Act, as follows: .000264 multiplied by the proposed maximum aggregate offering price. In accordance with Rule 457(b), the filing fee of $61,555.36 paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 thereunder at the time of the filing of the Proxy Statement-Prospectus contained in this Registration Statement as preliminary proxy materials has been credited to offset the $71,723 registration fee that would otherwise be payable.
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [LOGO RAGEN MACKENZIE]

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

   The Board of Directors of Ragen MacKenzie Group Incorporated has approved the acquisition of Ragen MacKenzie by Wells Fargo & Company. The acquisition, which will be accomplished by the merger of a subsidiary of Wells Fargo into Ragen MacKenzie, will allow Ragen MacKenzie and its clients to have access to the resources of one of the largest banking organizations in the United States. We and Wells Fargo are bringing together our institutions to position each of us to better meet all of our clients' financial needs.

   Each share of Ragen MacKenzie common stock will be converted into the right to receive a fraction of a share of Wells Fargo common stock based upon the average closing price of Wells Fargo common stock during a ten-day measurement period prior to the closing:

      If the average closing price  is...            ...then you will receive:
                 above $42.00                0.4464 shares of Wells Fargo common stock
             from $36.00 to $42.00          $18.75 in value of Wells Fargo common stock
                 below $36.00                0.5208 shares of Wells Fargo common stock

   The closing price of Wells Fargo common stock on February 8, 2000 was $38.9375 a share. Since the price of Wells Fargo common stock will fluctuate, we cannot assure you as to what the price of Wells Fargo common stock will be during the measurement period. We expect the merger to, in general, be tax-free to Ragen MacKenzie shareholders, except for the receipt of cash in lieu of fractional Wells Fargo shares.

   We can't complete the merger unless we obtain the necessary government approvals and unless our shareholders approve it. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger. If you don't return your card, or if you don't instruct your broker how to vote any shares held for you in your broker's name, the effect will be the same as a vote against the merger. You may, of course, attend the meeting and vote in person even if you have previously returned your proxy card. The special meeting will be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington on March 16, 2000, at 8:00 a.m., local time.

   This document provides detailed information about the transaction we are proposing, and it includes the merger agreement as an appendix. WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT CAREFULLY. You can find additional information about Ragen MacKenzie and Wells Fargo from documents filed with the Securities and Exchange Commission.

   The common stocks of both Ragen MacKenzie and Wells Fargo are listed on the NYSE. Ragen MacKenzie is listed under the symbol "RMG," and Wells Fargo is listed under the symbol "WFC."

   I enthusiastically support this combination and join with the other members of our Board of Directors in recommending that you vote in favor of the merger.

                                          /s/ Lesa A. Sroufe
                                          Lesa A. Sroufe
                                          Chairman and Chief Executive Officer
                                          Ragen MacKenzie Group Incorporated

   NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS DOCUMENT OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES WELLS FARGO IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF WELLS FARGO, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

     PROXY STATEMENT-PROSPECTUS DATED FEBRUARY 9, 2000 AND FIRST MAILED TO
                       SHAREHOLDERS ON FEBRUARY 15, 2000

                      REFERENCES TO ADDITIONAL INFORMATION

   This document incorporates important business and financial information about Wells Fargo and Ragen MacKenzie from documents that are not included in or delivered with this document. See "Where You Can Find More Information" on page 72 for a list of documents that are incorporated into this document. You can obtain documents related to Wells Fargo and Ragen MacKenzie that are incorporated by reference in this document without charge upon your written or oral request to the following address(es) and telephone number(s):

              WELLS FARGO                           RAGEN MACKENZIE
          Corporate Secretary                      Investor Relations
         Wells Fargo & Company             Ragen MacKenzie Group Incorporated
             MAC N9305-173                    999 Third Avenue, Suite 4300
          Sixth and Marquette                  Seattle, Washington 98104
      Minneapolis, Minnesota 55479              Telephone (206) 343-5000
        Telephone (612) 667-8655

   If you would like to request documents, please do so by March 9, 2000 in order to receive them before the special meeting.

                       RAGEN MACKENZIE GROUP INCORPORATED
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 16, 2000

Dear Shareholder:

   You are cordially invited to attend a special meeting of shareholders of Ragen MacKenzie Group Incorporated, a Washington corporation ("Ragen MacKenzie"), on March 16, 2000, at 8:00 a.m., local time, at The Rainier Club, 820 Fourth Avenue, Seattle, Washington, for the following purposes:

     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of September 28, 1999, by and among Wells Fargo & Company, a Delaware corporation, Romero Acquisition Corp. ("Merger Sub"), a Washington corporation, and Ragen MacKenzie, and the transactions contemplated thereby, including the merger of Merger Sub, a wholly-owned subsidiary of Wells Fargo, with and into Ragen MacKenzie upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the enclosed Proxy Statement-Prospectus.

     2. To transact any other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

   You are entitled to assert dissenters' rights with respect to the merger under Chapter 23B.13 of the Washington Business Corporation Act.

   We have fixed the close of business on February 3, 2000 as the record date for determining those shareholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

                                          By Order of the Board of Directors,

                                          /s/ V. Lawrence Bensussen
                                          V. Lawrence Bensussen
                                          Senior Vice President,
                                          Chief Financial Officer and
                                           Secretary

February 9, 2000

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT AND PLAN OF MERGER.

   THE BOARD OF DIRECTORS OF RAGEN MACKENZIE UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

To find any one of the principal sections identified below, simply bend the document slightly to expose the black tabs and open the document to the tab which corresponds to the title of the section you wish to read. For your convenience, we have included an index of frequently used terms in this document in an index of defined terms, which is printed on gold paper towards the back of this document.

                                                               TABLE OF CONTENTS

                                                                         SUMMARY

                                                                 SPECIAL MEETING

                                                                      THE MERGER

                                                         BUSINESS AND MANAGEMENT

                                                      REGULATION AND SUPERVISION

                                                       WELLS FARGO CAPITAL STOCK

                                              COMPARISON OF SHAREHOLDERS' RIGHTS

                                                                   OTHER MATTERS

                                                           FINANCIAL INFORMATION

                                                                      APPENDICES

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY...................................................................   1
  The Merger..............................................................   1
  What You Will Receive...................................................   1
  Merger Generally Tax-Free for Ragen MacKenzie Shareholders..............   1
  Market Price of Wells Fargo Stock.......................................   1
  Why We Are Merging With Wells Fargo.....................................   2
  Our Recommendations to Shareholders.....................................   2
  Our Financial Advisor Believes the Exchange Ratio Is Fair to
   Shareholders...........................................................   2
  You Have Appraisal Rights...............................................   2
  We Expect to Use Purchase Accounting....................................   2
  The Companies...........................................................   2
  The Shareholders' Meeting...............................................   3
  Record Date; Vote Required..............................................   3
  Our Directors and Executive Officers Have Committed to Vote for the
   Merger.................................................................   3
  Conditions to Completion of the Merger..................................   3
  We Must Obtain Regulatory Approvals to Complete the Merger..............   3
  We or Wells Fargo May Decide Not to Complete the Merger.................   4
  We May Amend the Terms of the Merger and Waive Some Conditions..........   4
  We Have Granted a Stock Option to Wells Fargo...........................   4
  Our Directors and Officers Have Interests in the Merger that Differ from
   Your Interests as a Shareholder........................................   5
  Your Rights as a Wells Fargo Stockholder Will Differ from Your Rights as
   a Ragen MacKenzie Shareholder..........................................   5
  Well Fargo Is Regulated Differently than Ragen MacKenzie................   5
  Selected Financial Data.................................................   6
  Unaudited Comparative Per Common Share Data.............................   7
SPECIAL MEETING...........................................................   9
  Matters to be Considered................................................   9
  Proxies.................................................................   9
  Solicitation of Proxies.................................................   9
  Record Date and Voting Rights...........................................  10
  Recommendation of the Ragen MacKenzie Board.............................  11
THE MERGER................................................................  12
  Background of the Merger................................................  12
  Reasons for the Merger..................................................  13
  Opinion of Ragen MacKenzie's Financial Advisor..........................  14
  The Merger..............................................................  20
  Conversion of Stock.....................................................  21
  Treatment of Options....................................................  22
  Antidilution Adjustments................................................  22
  Exchange of Certificates; Fractional Shares.............................  22
  Effective Time..........................................................  23
  Representations and Warranties..........................................  23
  Conduct of Business Pending the Merger..................................  25
  Other Agreements........................................................  27
  Employee Retention Program and Benefit Plans............................  28
  Support Agreements......................................................  29
  Conditions to Completion of the Merger..................................  29
  Regulatory Approvals Required for the Merger............................  31

                                                                          Page
                                                                          ----
  Federal Income Tax Consequences........................................  32
  Accounting Treatment...................................................  33
  Termination of the Merger Agreement....................................  33
  Waiver and Amendment of the Merger Agreement...........................  35
  Stock Exchange Listing.................................................  35
  Interests in the Merger That May Be Different From Yours...............  35
  Stock Option Agreement.................................................  37
  Restrictions on Resales by Affiliates..................................  41
PRICE RANGE OF COMMON STOCK AND DIVIDENDS................................  42
  Wells Fargo............................................................  42
  Ragen MacKenzie........................................................  43
INFORMATION ABOUT WELLS FARGO............................................  44
  Management and Additional Information..................................  44
  Information on Wells Fargo's Web Site..................................  44
INFORMATION ABOUT RAGEN MACKENZIE........................................  45
  Management and Additional Information..................................  45
  Information on Ragen MacKenzie's Web Site..............................  45
REGULATION AND SUPERVISION OF WELLS FARGO................................  46
  Liability for Bank Subsidiaries........................................  46
  Capital Requirements...................................................  47
  Dividend Restrictions..................................................  48
  Deposit Insurance Assessments..........................................  49
  Depositor Preference Statute...........................................  49
  Brokered Deposits......................................................  49
  Interstate Banking and Branching.......................................  49
  Control Acquisitions...................................................  50
  Section 20 Subsidiaries................................................  50
  Financial Modernization Legislation....................................  50
WELLS FARGO CAPITAL STOCK................................................  52
  Wells Fargo Common Stock...............................................  52
  Wells Fargo Preferred Stock............................................  53
  Wells Fargo Rights Plan................................................  54
COMPARISON OF RIGHTS OF RAGEN MACKENZIE SHAREHOLDERS AND WELLS FARGO
 STOCKHOLDERS ...........................................................  57
  Authorized Capital Stock...............................................  57
  Size of Board of Directors.............................................  57
  Cumulative Voting for Directors........................................  57
  Classes of Directors...................................................  58
  Qualifications of Directors............................................  58
  Filling Vacancies on the Board.........................................  58
  Removal of Directors...................................................  59
  Nomination of Directors for Election...................................  59
  Anti-Takeover Provisions...............................................  59
  Shareholder/Stockholder Rights Plan....................................  60

                                                                            Page
                                                                            ----
  Shareholder/Stockholder Action Without a Meeting.........................  61
  Calling Special Meetings of Shareholders/Stockholders....................  61
  Submission of Shareholder/Stockholder Proposals..........................  61
  Notice of Shareholder/Stockholder Meetings...............................  62
  Shareholder/Stockholder Vote Required for Mergers........................  62
  Dividends................................................................  63
  Dissenters' Appraisal Rights.............................................  64
  Shareholder/Stockholder Preemptive Rights................................  65
  Shareholder/Stockholder Class Voting Rights..............................  65
  Indemnification..........................................................  65
  Amendment of Articles/Certificate of Incorporation.......................  67
  Amendment of Bylaws......................................................  68
DISSENTERS' APPRAISAL RIGHTS...............................................  69
LEGAL MATTERS..............................................................  71
EXPERTS....................................................................  71
SHAREHOLDER PROPOSALS......................................................  71
WHERE YOU CAN FIND MORE INFORMATION........................................  72
FORWARD-LOOKING STATEMENTS.................................................  75
INDEX OF DEFINED TERMS.....................................................  76

 Appendix A Agreement and Plan of Merger.................................  A-1
 Appendix B Stock Option Agreement.......................................  B-1
 Appendix C Opinion of Lazard Freres & Co. LLC to the Ragen MacKenzie
            Board of Directors...........................................  C-1
 Appendix D Dissenters' Rights Provision under the Washington Business
            Corporation Act..............................................  D-1

                                    SUMMARY

   This brief summary highlights selected information from this document. It does not contain all of the information that is important to you. We urge you to carefully read the entire document and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information" on page 72. Each item in this summary includes a page reference directing you to a more complete description of that item.

THE MERGER (PAGE 12)

   We have attached the merger agreement to this document as Appendix A. Please read the merger agreement. It is the legal document that governs the merger.

   In the proposed transaction, Wells Fargo will acquire Ragen MacKenzie through the merger of a wholly-owned subsidiary of Wells Fargo with Ragen MacKenzie, with Ragen MacKenzie becoming a wholly-owned subsidiary of Wells Fargo. We expect to complete the merger in the first quarter of calendar year 2000.

WHAT YOU WILL RECEIVE (PAGE 21)

   When the merger is complete, each share of Ragen MacKenzie common stock you hold will automatically become the right to receive a number of shares of Wells Fargo common stock. We refer to this number as the "exchange ratio."

   The exchange ratio will depend on the average closing price of Wells Fargo common stock during a measurement period covering the ten consecutive New York Stock Exchange trading days ending on the last trading day before all of the closing conditions of the merger, other than those conditions that relate to the delivery of documents at the closing, are met.

 If the average closing                               ...then the exchange
      price is...                                        ratio will be:
                                                        0.4464 shares of
      above $42.00                                   Wells Fargo common stock
                                                       $18.75 in value of
 from $36.00 to $42.00                               Wells Fargo common stock
                                                        0.5208 shares of
      below $36.00                                   Wells Fargo common stock

   Since the price of Wells Fargo common stock will fluctuate, we cannot assure you what the price of Wells Fargo common stock will be during the measurement period used to determine the average closing price.


   Wells Fargo will not issue fractional shares in the merger. If the total number of shares of Wells Fargo common stock you will receive in the merger does not equal a whole number, you will receive cash instead of the fractional share. For further detail regarding the treatment of fractional shares, see "The Merger--Exchange of Certificates; Fractional Shares."

MERGER GENERALLY TAX-FREE FOR RAGEN MACKENZIE SHAREHOLDERS (PAGE 32)

   We expect that, for U.S. federal income tax purposes, the exchange of your shares of Ragen MacKenzie common stock for shares of Wells Fargo common stock in the merger generally will not cause you to recognize any gain or loss. You will, however, have to recognize income or gain in connection with any cash that you receive instead of fractional shares.

   THIS TAX TREATMENT MAY NOT APPLY TO EVERY RAGEN MACKENZIE SHAREHOLDER. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES.

   Neither we nor Wells Fargo will be obligated to complete the merger unless we receive opinions from our respective legal counsel, dated the effective date of the merger, substantially to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the U.S. tax code.

MARKET PRICE OF WELLS FARGO STOCK (PAGE 42)

   Shares of Wells Fargo and Ragen MacKenzie common stock are quoted on the NYSE. Wells Fargo is listed under the symbol "WFC" and we are listed under the symbol "RMG." The market value of the aggregate consideration that Ragen MacKenzie shareholders will receive in the merger is approximately $259 million based on Wells Fargo's closing stock price on September 27, 1999, the date before we announced the merger. The closing prices of Wells Fargo and Ragen MacKenzie common stock on September 27, 1999 and February 8, 2000, and the implied value to be received by you for each share of Ragen MacKenzie common stock had the merger been completed on those dates, were as follows:

                                                                     Value of
                                                                      Merger
                                                                   Consideration
                                                                   per Share of
                                                                       Ragen
                                      Wells Fargo  Ragen MacKenzie   MacKenzie
                                      Common Stock  Common Stock   Common Stock
                                      ------------ --------------- -------------
September 27, 1999...................    $38.50        $17.25         $18.75
February 8, 2000.....................    $38.94        $18.31         $18.75

   In addition, recently declared per share dividend information for Wells Fargo common stock is as follows:

                                                                    Wells Fargo
                                                                    Common Stock
                                                                    ------------
4th Quarter 1999...................................................   $   .20
1st Quarter 2000...................................................   $   .22

We have not paid or declared cash dividends on Ragen MacKenzie common stock since the shares were issued.

   Of course, the market price of Wells Fargo common stock will fluctuate prior to the merger. You should obtain current stock price quotations for Wells Fargo common stock and Ragen MacKenzie common stock.

WHY WE ARE MERGING WITH WELLS FARGO (PAGE 13)

   We are proposing to join Wells Fargo because we believe that doing so will allow us to satisfy the needs of our customers for a greater range of financial products, and will increase the productivity of our sales force by providing access to additional products and potential new clients.

OUR RECOMMENDATIONS TO SHAREHOLDERS (PAGE 11)

   Our board of directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

OUR FINANCIAL ADVISOR BELIEVES THE EXCHANGE RATIO IS FAIR TO SHAREHOLDERS (PAGE
14)

   Lazard Freres & Co. LLC has delivered a written opinion to our board of directors that, as of the date of this document, the exchange ratio is fair to the holders of Ragen MacKenzie common stock from a financial point of view. We have attached this opinion to this document as Appendix C. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Lazard in providing its opinion. We have agreed to pay Lazard approximately $2.5 million for its services upon completion of the merger.

YOU HAVE APPRAISAL RIGHTS (PAGE 69)

   Under Washington law, you can dissent from the merger and have the fair value of your Ragen MacKenzie common stock appraised by a court and paid in cash by Wells Fargo. TO DO THIS, YOU MUST FOLLOW REQUIRED PROCEDURES, INCLUDING FILING A NOTICE WITH RAGEN MACKENZIE, AND MUST NOT VOTE IN FAVOR OF THE MERGER. If you hold shares of Ragen MacKenzie common stock and you dissent from the merger and follow the required procedures, your shares of Ragen MacKenzie common stock will not be converted into shares of common stock of Wells Fargo. Instead, your only right will be to receive the appraised value of your shares in cash. We have attached the provisions of Washington law governing dissenters' rights to this document as Appendix D. See "Dissenters' Appraisal Rights."

WE EXPECT TO USE PURCHASE ACCOUNTING (PAGE 33)

   Wells Fargo intends to account for the acquisition of Ragen MacKenzie using the purchase method of accounting. Wells Fargo will record, at fair value, the acquired assets and assumed liabilities of Ragen MacKenzie, and to the extent that the total purchase price consideration exceeds the fair value of assets acquired and liabilities assumed, Wells Fargo will record goodwill.

THE COMPANIES (PAGES 44 AND 45)

WELLS FARGO & COMPANY
420 Montgomery Street
San Francisco, California 94163
(800) 411-4932

   Wells Fargo is a diversified financial services company whose subsidiaries and affiliates provide banking, insurance, investments, and mortgage and consumer finance through stores located across North America. At September 30, 1999, Wells Fargo had $207 billion in assets, 7th largest among U.S. bank holding companies.

RAGEN MACKENZIE GROUP INCORPORATED
999 Third Avenue, Suite 4300
Seattle, Washington 98104
(206) 343-5000

   Our operations are headquartered in Seattle, and our primary business is retail securities brokerage. We have 32 offices in seven Western states through which we conduct this business. Our business also includes proprietary trading of fixed income securities, institutional brokerage services, correspondent brokerage services and investment banking services. At September 24, 1999, we had total assets of $649 million.

THE SHAREHOLDERS' MEETING (PAGE 9)

   The special meeting will be held on March 16, 2000, at 8:00 a.m., local time, at The Rainier Club, 820 Fourth Avenue, Seattle, Washington. At the special meeting, we will ask you:

  . to approve the merger of Ragen MacKenzie and Wells Fargo

  . to act on other matters that may properly be submitted to a vote at the special meeting.

RECORD DATE; VOTE REQUIRED (PAGE 10)

   You can vote at the special meeting if you owned Ragen MacKenzie common stock at the close of business on February 3, 2000. On that date, there were 13,065,772 shares of Ragen MacKenzie common stock outstanding and entitled to vote. You can cast one vote for each share of Ragen MacKenzie common stock you owned on that date. In order to approve the merger agreement, the holders of a majority of our outstanding shares must vote in favor of doing so.

OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE COMMITTED TO VOTE FOR THE MERGER (PAGE 29)

   At the same time that the merger agreement was executed, our directors and executive officers entered into support agreements with Wells Fargo and agreed that:

  . they will vote all of their shares of Ragen MacKenzie stock in favor of approval of the merger

  . they will not encourage any competing acquisition of Ragen MacKenzie.

   As of the record date for the special meeting, these directors and executive officers owned a total of about 14.6% of the outstanding shares of Ragen MacKenzie common stock.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 29)

   The obligations that we and Wells Fargo have to complete the merger depend on a number of conditions being met, including:

  . approval of the merger agreement by Ragen MacKenzie shareholders

  . approval of the merger by the necessary federal and state regulatory authorities and self-regulatory organizations.


   In addition, Wells Fargo's obligations to complete the merger depend on several additional conditions being met, including:

  . the effectiveness of employment agreements with specified Ragen MacKenzie employees

  . our data processing, operating and platform systems being ready for the Year 2000.

   Where the law permits, either we or Wells Fargo could choose to waive satisfaction of a condition to our obligation to complete the merger. We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. In any event, under the terms of the merger agreement, the merger will not be completed prior to March 16, 2000.

WE MUST OBTAIN REGULATORY APPROVALS TO COMPLETE THE MERGER (PAGE 31)


   We can't complete the merger unless it is approved by the Board of Governors of the Federal Reserve System.

   The merger is also subject to the approval of, or notice to, state and other regulatory authorities and self-regulatory organizations, including the NYSE and the National Association of Securities Dealers Inc. We have agreed to cooperate with Wells Fargo to make all of the necessary filings, and either we or Wells Fargo have filed, or soon will file, all of the required applications and notices.

   As of the date of this document, we haven't received the required approvals. While we don't know of any reason why we wouldn't be able to obtain the necessary approvals in a timely manner, we can't be certain when or if, or on what terms, we will get them.

WE OR WELLS FARGO MAY DECIDE NOT TO COMPLETE THE MERGER (PAGE 33)

   We can mutually agree with Wells Fargo to terminate the merger agreement without completing the merger at any time before the merger is completed. Either of us can decide, without the consent of the other, to terminate the merger agreement in a number of other situations, including:

  . the final denial of a required regulatory approval

  . our failure to obtain the shareholder vote we need to approve the merger

  . the failure to complete the merger by June 30, 2000.

   Also, we can terminate the merger agreement if:

  . the average closing price of Wells Fargo common stock during a 10-day measurement period specified in the merger agreement prior to the closing date of the merger is less than $32.00 and

  . based on average closing prices during that measurement period, Wells
    Fargo common stock has, in the period from signing of the merger agreement to the end of the measurement period, underperformed an index of selected bank holding company stocks by more than 15 percentage points.

In these circumstances, however, we cannot terminate the merger agreement if Wells Fargo makes a compensating increase in the exchange ratio according to a prescribed formula.

   Whether or not the merger is completed, we and Wells Fargo will each pay our own fees and expenses, except that we will evenly divide the costs and expenses that we have incurred in printing and mailing this document. We will also evenly divide the fees that we will have to pay to the Securities and Exchange Commission in connection with registering the shares to be issued in the merger.

WE MAY AMEND THE TERMS OF THE MERGER AND WAIVE SOME CONDITIONS (PAGE 35)

   We may jointly amend the merger agreement with Wells Fargo, and each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement. However, neither of our two companies may amend the merger agreement after the Ragen MacKenzie shareholders approve the merger if the amendment requires further approval under applicable law, unless the Ragen MacKenzie shareholders approve the amendment.

WE HAVE GRANTED A STOCK OPTION TO WELLS FARGO (PAGE 37 AND APPENDIX B)

   As an inducement to Wells Fargo to enter into the merger agreement, we entered into a stock option agreement granting Wells Fargo an option to purchase shares of our common stock under the circumstances described in the option agreement. We granted the option to Wells Fargo in order to increase the likelihood that it would complete the merger. The option could discourage other companies from proposing a competing combination with us. The maximum amount of Ragen MacKenzie shares that Wells Fargo can purchase if it exercises its option is 19.9% of the outstanding shares of Ragen MacKenzie common stock. The purchase price under the option is $15.50 per share. In some circumstances, Wells Fargo may require us to repurchase the option and/or the shares purchased under the option at a price based on a formula described in the option. In these same circumstances,

Wells Fargo could instead choose to give up its option to us and receive a cash payment of $7.5 million.

   Wells Fargo cannot exercise its option unless particular events described in the option agreement occur. These events generally are agreements to engage in business combinations or acquisition transactions with third parties and related events, such as the sale of a substantial amount of assets or stock or a merger, other than the merger we are proposing in this document. Neither we nor Wells Fargo know of any event that has occurred as of the date of this document that would allow Wells Fargo to exercise its option.

OUR DIRECTORS AND OFFICERS HAVE INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS AS A SHAREHOLDER (PAGE 35)

   Some of our directors and executive officers have interests in the merger that differ from, or are in addition to, their interests as shareholders in our company. These interests include retention agreements that the officers have entered into with us in connection with our agreeing to merge with Wells Fargo, and rights under our benefit plans. These retention agreements will provide the officers with guaranteed minimum compensation and retention payments after the merger. The plans provide for the accelerated vesting of the options granted under the plans in some cases in which an executive officer's employment is terminated after the merger.

   The members of our board of directors knew about these additional interests and considered them when they approved the merger agreement and the merger.

YOUR RIGHTS AS A WELLS FARGO STOCKHOLDER WILL DIFFER FROM YOUR RIGHTS AS A RAGEN MACKENZIE SHAREHOLDER (PAGE 57)

   Your rights as Ragen MacKenzie shareholders are currently governed by Washington law and by our articles of incorporation and bylaws. Upon our completing the merger, you will become shareholders of Wells Fargo, and your rights will be governed by Delaware law, Wells Fargo's restated certificate of incorporation and Wells Fargo's by-laws.

WELLS FARGO IS REGULATED DIFFERENTLY THAN RAGEN MACKENZIE (PAGE 46)

   Wells Fargo, its banking subsidiaries and many of its nonbanking subsidiaries are subject to extensive regulation by a number of federal and state agencies. This regulation, among other things, may restrict Wells Fargo's ability to diversify into other areas of financial services, acquire depository institutions in a number of states and pay dividends on its stock. It may also require Wells Fargo to provide financial support to one or more of its subsidiary banks, maintain capital balances in excess of those desired by management and pay higher deposit premiums as a result of a deterioration in the financial condition of depository institutions in general.

   On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act that, effective March 11, 2000, will permit bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature. The Gramm-Leach-Bliley Act defines "financial in nature" to include:

  . securities underwriting, dealing and market making

  . sponsoring mutual funds and investment companies

  . insurance underwriting and agency

  . merchant banking activities

  . activities that the Board of Governors of the Federal Reserve System has determined to be closely related to banking.

   Under the Gramm-Leach-Bliley Act, securities firms and insurance companies that elect to become financial holding companies may acquire banks and other financial institutions. The Act may significantly change the competitive environment in which Wells Fargo and its subsidiaries conduct business.

SELECTED FINANCIAL DATA

   The following tables show summarized historical financial data for ourselves and for Wells Fargo. This information is based on historical financial information that both we and Wells Fargo have presented in our prior filings with the SEC. You should read all of the summary financial information we provide in the following tables together with this historical financial information, which is also incorporated into this document by reference. See "Where You Can Find More Information" on page 72 for a description of where you find this historical information.

   The balance sheet data for 1994 through 1998 for Wells Fargo is derived from its audited consolidated balance sheets of December 31, 1998, 1997 and 1996 and its unaudited financial information for 1995 and 1994. The income statement data for 1994 through 1998 for Wells Fargo is derived from its audited consolidated statement of income for each of the years in the four-year period ended December 31, 1998 and its unaudited financial information for 1994. The data for Wells Fargo as of and for the nine months ended September 30, 1999 and 1998 is derived from its unaudited financial statements for those periods. The information for Ragen MacKenzie is derived from its audited financial statements for the five fiscal years ended September 24, 1999, and its unaudited financial statements for the three-month periods ended December 31, 1999 and 1998.

   The information in the following table is only a summary and should be read with the full financial statements and related notes of Wells Fargo and Ragen MacKenzie. You should not rely on the information of Wells Fargo for the nine months ended September 30, 1999 and 1998 or the information of Ragen MacKenzie for the three months ended December 31, 1999 and 1998 as indicating the results expected for the entire year.

                     WELLS FARGO & COMPANY AND SUBSIDIARIES
                  (Dollars in millions, except per share data)

                          Nine Months Ended
                            September 30,              Years Ended December 31,
                           1999      1998      1998     1997     1996     1995    1994
                         --------- --------- -------- -------- -------- -------- --------
Net interest income..... $   6,959 $   6,689 $  8,990 $  8,648 $  8,222 $  5,923 $  5,414
Net income..............     2,777     2,144    1,950    2,499    2,228    1,988    1,642
Diluted earnings per
 share..................      1.65      1.29     1.17     1.48     1.36     1.62     1.36
Cash dividends per
 share..................     0.585     0.515    0.700    0.615    0.525    0.450    0.383
Book value per share....     13.17     12.40    12.35    11.92    11.66    10.27     5.86
Total assets............   207,060   195,863  202,475  185,685  188,633  122,200  112,674
Long-term debt..........    24,911    18,486   19,709   17,335   18,142   16,726   12,039

                        RAGEN MACKENZIE AND SUBSIDIARIES
                  (Dollars in millions, except per share data)

                         Three Months Ended
                            December 31,                  Fiscal Years Ended
                           1999      1998    9/24/99  9/25/98  9/26/97  9/27/96  9/29/95
                         --------- --------- -------- -------- -------- -------- --------
Net revenues............ $    23.7 $    21.7 $   84.4 $   76.0 $   68.9 $   63.6 $   49.3
Net income..............       4.2       4.6     15.9     11.9     15.4     10.5      6.1
Diluted earnings per
 share..................      0.31      0.34     1.20     1.01     1.44     1.04     0.68
Cash dividends per
 share..................       --        --       --       --       --       --       --
Book value per share....      9.73      8.49     9.34     8.13     6.86     5.31     4.06
Total assets............     699.3     773.5    648.5    781.8    665.9    484.0    436.1
Long-term debt..........       --        --       --       --       --       --       --

UNAUDITED COMPARATIVE PER COMMON SHARE DATA

   The following table shows historical information about income per share, dividends per share and book value per share for both ourselves and Wells Fargo, as well as similar information as if the merger had been completed, which we refer to as "pro forma" information. The pro forma amounts included in the table assume that we complete the merger and are based on the purchase method of accounting, including a preliminary determination and allocation of the total purchase price. The adjustments included in the table are subject to updating as additional information becomes available. An increase in the unallocated portion of the purchase price remaining after assignment of fair value to the Ragen MacKenzie assets and liabilities Wells Fargo acquires or assumes in the merger would result in a greater final allocation to goodwill, which would have a corresponding effect on amortization expense and would reduce tangible common equity. A decrease in the unallocated portion of the purchase price remaining after fair value adjustments would have the opposite effects. Accordingly, the final pro forma combined amounts may differ from those set forth in the table.

   The pro forma information, while helpful in illustrating the financial characteristics of the merger under one set of assumptions, does not reflect anticipated financial benefits and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the transaction would have been had the transaction taken place at the beginning of the period.

   The information in the table has been derived from the respective historical financial statements of each of Wells Fargo and Ragen MacKenzie. Because Ragen MacKenzie's fiscal year end is the last Friday in September and Wells Fargo's year end is December 31, information with respect to Ragen MacKenzie has been conformed to a December 31 calendar year for purposes of pro forma financial data. The information in the table assumes that 0.4912 shares of Wells Fargo common stock will be exchanged for each share of Ragen MacKenzie common stock outstanding as well as common stock equivalents. For this purpose, the number of common shares and potential common shares of Ragen MacKenzie is assumed to be 14,937,610 shares. The pro forma equivalent for Ragen MacKenzie is calculated by multiplying the pro forma basic and diluted earnings per share, the historical cash dividends declared per share of Wells Fargo common stock and the pro forma book value per share by the assumed exchange ratio of 0.4912. We present this information to reflect the fact that you will receive a fraction of a share of Wells Fargo common stock for each Ragen MacKenzie share you hold. The assumed exchange ratio of 0.4912 is based on a hypothetical average closing price of Wells Fargo common stock of $38.1688, which is the average closing price for the ten trading days ending February 2, 2000. The actual exchange ratio will not be determined until shortly before the merger. See "The Merger--Conversion of Stock."

   The information in the following table is based on, and you should read it together with, the historical financial information that we and Wells Fargo have presented in our prior filings with the SEC. We are incorporating this historical financial information into this document by reference. See "Where You Can Find More Information" on page 72 for a description of where you can find these prior filings.

                  UNAUDITED COMPARATIVE PER COMMON SHARE DATA
                       OF WELLS FARGO AND RAGEN MACKENZIE


                                        Wells Fargo         Ragen MacKenzie
                                    -------------------- ---------------------
                                               Pro Forma            Pro Forma
                                    Historical Combined  Historical Equivalent
                                    ---------- --------- ---------- ----------
Earnings Per Common Share
Basic
  Nine months ended September 30,
   1999............................   $ 1.67    $ 1.67     $ 0.88     $ 0.82
  Year ended December 31, 1998.....     1.18      1.18       1.01       0.58


Diluted
  Nine months ended September 30,
   1999............................     1.65      1.65       0.86       0.81
  Year ended December 31, 1998.....     1.17      1.17       0.99       0.57


Cash Dividends Declared Per Common
 Share
  Nine months ended September 30,
   1999............................    0.585     0.585        --       0.287
  Year ended December 31, 1998.....    0.700     0.700        --       0.344


Stockholders' Equity Per Share
  September 30, 1999...............    13.17     13.18       9.34       6.47
  December 31, 1998................    12.35     12.36       8.49       6.07

                                SPECIAL MEETING

   This section contains information about the shareholder meeting we have called to consider and approve the merger agreement.

   We are mailing this document to you on or about February 15, 2000. Together with this document, we are also sending to you a notice of the special meeting and a form of proxy that our board is soliciting for use at the special meeting. The special meeting will be held at The Rainier Club, 820 Fourth Avenue, Seattle, Washington on March 16, 2000, at 8:00 a.m., local time.

MATTERS TO BE CONSIDERED

   The purpose of the special meeting is to vote on the approval of the merger agreement, dated September 28, 1999, by and among Ragen MacKenzie, Wells Fargo and Romero Acquisition Corp. (the "merger sub"), and the transactions contemplated in that agreement. These include the acquisition of Ragen MacKenzie by Wells Fargo, which will be accomplished by the merger of the merger sub, which is a wholly-owned subsidiary of Wells Fargo, into Ragen MacKenzie, and any other matters that may properly be submitted to a vote at the special meeting. You may also be asked to vote upon a proposal to adjourn or postpone the special meeting. We could use any adjournment or postponement for the purpose, among other things, of allowing more time to solicit votes to approve the merger agreement.

PROXIES

   You should use the proxy form accompanying this document if you are unable or do not wish to attend the special meeting in person. You can revoke your proxy at any time before the vote is taken at the special meeting by submitting to our corporate secretary written notice of revocation or a properly submitted proxy of a later date, or by attending the special meeting and voting in person. Written notices of revocation and other communications about revoking your proxy should be addressed to:

                 V. Lawrence Bensussen, Secretary
                 Ragen MacKenzie Group Incorporated
                 999 Third Avenue, Suite 4300
                 Seattle, Washington 98104

   All shares represented by valid proxies we receive through this solicitation, and not revoked before they are exercised, will be voted in the manner specified in this paragraph. If you make no specification on your returned proxy card, your proxy will be voted in favor of approval of the merger agreement. Our board is presently unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, we intend that shares represented by properly submitted proxies will be voted by and at the discretion of the persons named in the proxies. However, proxies that indicate a vote against approval of the merger agreement will not be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies to approve the merger agreement.

   If you plan to attend the meeting you should promptly submit your proxy indicating your intention to attend. You must also bring the admission ticket attached to the proxy card included with this document to enter.

SOLICITATION OF PROXIES

   We will bear the entire cost of soliciting proxies from you, except that we and Wells Fargo have agreed to each pay one-half of the costs and expenses of printing and mailing this document and all filing and other fees relating to the merger paid to the SEC. In addition to solicitation of proxies by mail, we will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and to secure their voting instructions, if necessary. We will reimburse these record holders for their reasonable expenses in taking those actions. We've also made arrangements with ChaseMellon Consulting Services to help us in soliciting proxies from banks, brokers and nominees and have agreed to pay approximately $6,500 plus expenses for these services. If necessary, we may also use several of our regular employees, who will not be specially compensated, to solicit proxies from our shareholders, either personally or by telephone, the internet, telegram, fax, letter or special delivery letter.

RECORD DATE AND VOTING RIGHTS

   In accordance with Washington law, the Ragen MacKenzie bylaws and the rules of the NYSE, we have fixed February 3, 2000 as the record date for determining the Ragen MacKenzie shareholders entitled to notice of, and to vote at, the special meeting. Accordingly, you are only entitled to notice of, and to vote at, the special meeting if you were a record holder of Ragen MacKenzie common stock at the close of business on the record date. At that time, 13,065,772 shares of Ragen MacKenzie common stock were outstanding, held by approximately 3,300 shareholders. To have a quorum that permits us to conduct business at the special meeting, we require the presence, whether in person or through the prior submission of a proxy, of the holders of Ragen MacKenzie common stock representing a majority of the shares outstanding and entitled to vote on the record date. You are entitled to one vote for each outstanding share of Ragen MacKenzie common stock you held as of the close of business on the record date.

   Shares of Ragen MacKenzie common stock present in person at the special meeting but not voting, and shares of Ragen MacKenzie common stock for which we have received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether we have a quorum for transacting business. Shares held in street name that have been designated by brokers on proxy cards as not voted will not be counted as votes cast for or against any proposal. These so-called broker non-votes will, however, be counted for purposes of determining whether a quorum exists.

   Under Washington law and the Ragen MacKenzie articles of incorporation, approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Ragen MacKenzie common stock entitled to vote at the special meeting.

   BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF RAGEN MACKENZIE COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT. ACCORDINGLY, THE RAGEN MACKENZIE BOARD URGES YOU TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

   As of the record date:

  . Directors and executive officers of Ragen MacKenzie beneficially owned approximately 1,911,001 shares of Ragen MacKenzie common stock, entitling them to exercise approximately 14.6% of the voting power of the Ragen MacKenzie common stock entitled to vote at the special meeting. Each of our directors and our senior executive officers has entered into a support agreement with Wells Fargo, under which they agreed to vote the shares of Ragen MacKenzie common stock they beneficially own for approval of the merger agreement. See "The Merger--Support Agreements" for a more complete description of these agreements.

  . The subsidiaries of Ragen MacKenzie, as fiduciaries, custodians or agents, held a total of approximately 8,456,542 shares of Ragen MacKenzie common stock, representing approximately 64.7% of the shares entitled to vote at the special meeting, and maintained sole or shared voting power with respect to none of these shares.

  . The banking, trust and investment management subsidiaries of Wells Fargo, as fiduciaries, custodians or agents, held no shares of Ragen MacKenzie common stock. Wells Fargo directly holds 150,500 shares of Ragen MacKenzie common stock.

   You can find additional information about beneficial ownership of Ragen MacKenzie common stock by persons and entities owning more than 5% of the stock, and more detailed information about beneficial ownership of Ragen MacKenzie common stock by our directors and executive officers, in the definitive proxy statement we filed with the SEC and sent to our shareholders in connection with our 1999 annual meeting of shareholders. You can find similar information regarding the beneficial ownership of Wells Fargo common stock in the definitive proxy statement that Wells Fargo filed with the SEC in connection with its 1999 annual meeting of stockholders. See "Where You Can Find More Information" on page 72 for instructions on how you can obtain these documents.

RECOMMENDATION OF THE RAGEN MACKENZIE BOARD

   Our board has unanimously approved the merger agreement and the transactions it contemplates, including the merger. Our board believes that the merger agreement and the transactions it contemplates, including the merger, are fair to, and are in the best interests of, Ragen MacKenzie and Ragen MacKenzie shareholders and recommends that you vote "FOR" the approval of the merger agreement.

   See "The Merger--Reasons for the Merger" for a more detailed discussion of our board's recommendation.

                                   THE MERGER

   THIS SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT WE'VE ENTERED INTO IN CONNECTION WITH THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND THE STOCK OPTION AGREEMENT. THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A AND THE STOCK OPTION AGREEMENT IS ATTACHED AS APPENDIX B TO THIS DOCUMENT, AND WE INCORPORATE EACH OF THOSE DOCUMENTS INTO THIS SUMMARY BY REFERENCE.

   Our board and the Wells Fargo board have each unanimously approved the merger agreement, which provides for the merger of a wholly-owned subsidiary of Wells Fargo into Ragen MacKenzie at the time the merger becomes effective, with Ragen MacKenzie surviving as a wholly-owned subsidiary of Wells Fargo.

   At the completion of the merger, each outstanding share of Ragen MacKenzie common stock, with a par value of $0.01 per share, will be converted into the right to receive a certain number of shares of Wells Fargo common stock, with a par value of $1-2/3 per share. We refer to this number as the "exchange ratio." The exchange ratio will depend on the average closing price of Wells Fargo common stock during a measurement period equal to the ten consecutive NYSE full trading days on which the stock is traded ending on the trading day before all of the closing conditions of the merger, other than conditions related to the delivery of documents, are met. As long as this average closing price is between $42.00 and $36.00, inclusive, the exchange ratio will equal $18.75 divided by the average closing price. If the average closing price is above $42.00, each share of Ragen MacKenzie common stock will be exchanged for 0.4464 shares of Wells Fargo common stock. If, however, the average price of Wells Fargo common stock is below $36.00, each share of Ragen MacKenzie common stock will be exchanged for 0.5208 shares of Wells Fargo common stock. Since the price of Wells Fargo common stock will fluctuate, we cannot assure you as to what the price of Wells Fargo common stock will be during the measurement period used to determine the average closing price. Further details of calculating the exchange ratio are described below under "--Conversion of Stock."

   When we refer to a "share" of Wells Fargo common stock in this document, we are generally referring to that share together with one Series C Junior Participating Preferred Stock Purchase Right (a "Wells Fargo Stockholder Right") issued to Wells Fargo stockholders under a rights agreement (the "Wells Fargo Rights Agreement"), dated as of October 21, 1998, between Wells Fargo and ChaseMellon Shareholder Services, L.L.C., as rights agent. When you surrender your shares of Ragen MacKenzie common stock in exchange for Wells Fargo common stock after the merger is completed, each share of Wells Fargo common stock you receive in exchange will include one Wells Fargo Stockholder Right. The Wells Fargo Stockholder Rights are described in more detail under "Wells Fargo Capital Stock--Wells Fargo Rights Plan."

   This section describes the material aspects of the merger, including the principal provisions of the merger agreement and the stock option agreement. Capitalized terms we use here without an express definition have the meanings given to those terms in those agreements.

BACKGROUND OF THE MERGER

   From time to time, our senior management team has reviewed the potential long-term and short-term impact of various trends in the retail securities brokerage business, including those toward consolidation in the financial services industry and increased competition, on our competitive position and our ability to continue to increase shareholder value. At a regularly scheduled board meeting in April 1999, our board discussed with senior management the strategic opportunities and challenges arising in connection with our business. In May, 1999 we retained Lazard Freres & Co. LLC to assist us in this strategic review of our business and to help us evaluate strategic alternatives.

   Lazard conducted a review of our business, operations and financial position and presented the results of its investigation to the executive committee of our board in June 1999. This presentation included a survey of potential strategic alternatives, including continuing our existing strategy of building our business internally and possible strategic alliances or combinations with third parties. Lazard was authorized to contact selected parties that could potentially be interested in a transaction with us. After being initially contacted by Lazard, Wells Fargo indicated that it would be interested in discussing a possible transaction.

   Thereafter, we entered into a confidentiality agreement with Wells Fargo, and representatives of Wells Fargo later met with Lazard and members of our senior management team to review financial and operating information about our business.

   In mid-July 1999, Lesa Sroufe, our Chief Executive Officer, and other representatives of Ragen MacKenzie met with Dennis Mooradian, President of Wells Fargo Private Client Services, and other representatives of Wells Fargo to discuss the potential benefits of an affiliation between the two companies.

   During August and September of 1999, representatives of Ragen MacKenzie held a series of discussions and communications with representatives of Wells Fargo concerning the terms of a possible business combination. During this time, representatives and advisors of each company conducted due diligence investigations of the other. Beginning in mid-September, legal counsel to each company began to negotiate the terms of the definitive documentation with respect to a possible merger between our two companies, including drafts of a merger agreement, a stock option agreement and shareholder support agreements. The terms of retention arrangements with our key personnel were also discussed and negotiated during this period. Throughout these discussions and negotiations, our executive officers and legal and financial advisors met several times with our board to update them with regard to the status of the discussions.

   On September 27, 1999, our board met to discuss the terms of the proposed merger. Lazard outlined the proposed transaction with Wells Fargo, and discussed its financial terms. During this meeting, our board received the oral opinion of Lazard subsequently confirmed by a written opinion dated September 27, 1999, that, as of that date, and subject to certain matters stated therein, the exchange ratio set forth in the merger agreement was fair from a financial point of view to the holders of our common stock. Ragen McKenzie's legal counsel, Perkins Coie LLP, reviewed the terms of the merger agreement, the stock option agreement, the employee retention arrangements and other relevant legal issues, including a discussion of the several drafting points in the documents that were subject to being finalized with Wells Fargo. After further discussion of these matters, our board unanimously determined that the merger was fair to, and in the best interests of, us and our shareholders, approved the merger and the merger agreement and related agreements, subject to the resolution of the unresolved issues, resolved to recommend that our shareholders vote to approve and adopt the merger agreement, and authorized senior management to take such action as was needed to finalize these documents and, if satisfactorily finalized, to execute the documents and to effectuate the transactions contemplated in them.

   During the evening of September 27 and the morning of September 28, our representatives and representatives of Wells Fargo resolved the remaining open issues in the merger agreement, retention arrangements and related documents. On the afternoon of September 28, 1999, the merger agreement and related documents were signed by us and Wells Fargo and we issued a joint press release that same day announcing the proposed merger.

REASONS FOR THE MERGER

   Our board believes that the proposed merger with Wells Fargo is in the best interests of Ragen MacKenzie and its shareholders. In making its determination, the board considered a number of factors, including the following:

  . the consideration our shareholders will receive if the merger is effected and the likelihood that it will deliver greater value to our shareholders than that expected if Ragen MacKenzie remained independent

  . the board's consideration of Lazard's September 27, 1999 presentation including Lazard's opinion that the exchange ratio is fair to our shareholders from a financial point of view as of that date

  . the complementary nature of our business, services and products with Wells Fargo's, and the opportunity to create a combined business that offers a wider variety of services to our clients and enhances the ability to attract new clients

  . the historical performance of Wells Fargo's common stock and Wells
    Fargo's historical financial performance

  . our board's review of other strategic alternatives potentially available to Ragen MacKenzie

  . the opinion of our advisors that the merger will be accomplished on a tax-free basis for our shareholders for U.S. federal income tax purposes (except for cash received instead of fractional shares)

  . the likelihood of a smooth integration of our business with that of Wells
    Fargo

  . retention arrangements with key employees of our business in connection with the merger

  . the terms and conditions of the merger agreement and the option agreement

  . the judgment and advice of our senior management

  . the board's conclusion that the merger would provide our shareholders with an opportunity for continued equity participation in a larger enterprise, and with greater liquidity.

OPINION OF RAGEN MACKENZIE'S FINANCIAL ADVISOR

   The fairness opinion of Lazard, our financial advisor, is described below.

   We retained Lazard to act as our financial advisor in connection with the merger and related matters based on Lazard's qualifications, expertise, reputation, and its knowledge of the business and affairs of Ragen MacKenzie.

   At the September 27, 1999, meeting of our board, Lazard reviewed and considered the terms of the merger and rendered its oral opinion to our board that, as of that date, the exchange ratio provided in the merger agreement was fair from a financial point of view to the holders of Ragen MacKenzie common stock. Lazard subsequently delivered to our board a written opinion, dated the date of this proxy, confirming its oral opinion. No limitations were imposed by our board upon Lazard with respect to the investigations made or procedures followed by it in rendering its opinion.

   We have attached the full text of Lazard's opinion, dated the date of this document, as Appendix C to this document. Lazard's opinion describes, among other things, the assumptions made, procedures followed, matters considered and limits on the review undertaken in connection with that opinion. You should read the entire opinion carefully. Lazard addressed its opinion to our board. The opinion relates only to the fairness of the exchange ratio from a financial point of view to the holders of Ragen MacKenzie common stock and does not address any other aspect of the merger, nor does it constitute a recommendation to you as to how to vote at the meeting. The summary of Lazard's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

   In connection with rendering its opinion, Lazard, among other things:

  . reviewed the financial terms and conditions of the merger agreement and ancillary agreements

  . analyzed historical business and financial information relating to Ragen
    MacKenzie and Wells Fargo

  . reviewed various financial forecasts for the 1999 fiscal year and other data provided to it by the management of Ragen MacKenzie

  . held discussions with members of the senior management of Ragen MacKenzie and Wells Fargo with respect to the businesses and prospects of Ragen MacKenzie and Wells Fargo, respectively, and the strategic objectives of each

  . reviewed public information with respect to certain other companies in lines of businesses it believed to be generally comparable to the business of Ragen MacKenzie and Wells Fargo

  . reviewed the financial terms of certain business combinations involving companies in lines of businesses it believed to be generally comparable to that of Ragen MacKenzie

  . reviewed the historical stock prices and trading volumes of Ragen
    MacKenzie common stock and Wells Fargo common stock

  . conducted such other financial studies, analyses and investigations as deemed appropriate.

   In rendering its opinion, Lazard relied upon the accuracy and completeness of the financial and other information reviewed by Lazard for the purposes of its opinion and assumed no responsibility for any independent verification of this information. With respect to financial forecasts, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Ragen MacKenzie as to the future financial performance of Ragen MacKenzie, and Lazard assumed that these forecasts and projections would be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to these forecasts and projections or the assumptions on which they were based. Lazard did not receive financial forecasts from Wells Fargo. Lazard is not an expert in the evaluation of loan portfolios or the allowances for loan losses with respect to loan portfolios and assumed that the allowances for Wells Fargo were in the aggregate adequate to cover loan losses. In addition, Lazard did not review individual credit files of Wells Fargo, nor did Lazard make or obtain any independent evaluation or appraisal of the assets and liabilities of Ragen MacKenzie or Wells Fargo or any of their respective subsidiaries, and Lazard was not furnished with any such evaluation or appraisal.

   Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its opinion. In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by Ragen MacKenzie, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on Ragen MacKenzie. Lazard expressed no opinion as to the underlying business decision to effect the merger.

   The following is a summary of material financial analyses performed by Lazard in preparation of its oral opinion rendered on September 27, 1999, and reviewed with our board on that date. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lazard, the tables must be read together with the accompanying text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Overview of Ragen MacKenzie. Lazard presented an overview of Ragen MacKenzie, including a review of Ragen MacKenzie's historical financial data and lines of business, and a comparison of Ragen MacKenzie's financial performance, market multiples and stock price performance to that of a brokerage company index comprised of a group of securities firms. This brokerage company index included data for eleven publicly traded regional brokerage companies that Lazard considered comparable to Ragen MacKenzie for the purposes of this analysis and included the following companies:

  . Advest, Inc.
                                           . Legg Mason Inc.

  . A.G. Edwards & Sons, Inc.
                                           . Morgan Keegan Inc.

  . Dain Rauscher Incorporated
                                           . Raymond James Financial Inc.

  . Fahnestock Viner Holdings Inc.
                                           . Stifel Financial Corp.

  . First Albany Companies Inc.
                                           . Southwest Securities Group
  . Freedom Securities Corporation           Inc.

   With regard to Ragen MacKenzie's financial performance, Lazard compared various financial statistics to analyze the operating performance of Ragen MacKenzie versus this brokerage company index using financial data for the twelve months ended June 30, 1999, or the most recently available information. Comparative data from this analysis is shown in the following table:

                                                            Brokerage Company
                                                                  Index
                                                    Ragen   ------------------
                                                  MacKenzie  Low  High  Median
                                                  --------- ----- ----- ------
   Pre-tax margin................................   31.1%    4.7% 20.9% 10.4%
   Return on average equity......................   15.0%   11.0% 19.2% 15.5%
   Tangible equity as a percent of Adjusted
    Assets.......................................   27.2%    6.3% 42.4% 15.5%

   "Adjusted Assets" as used in the above table is equal to total assets net of matched book assets and segregated cash.

   Lazard also compared Ragen MacKenzie's current market multiples and stock performance since June 23, 1998, the date of Ragen MacKenzie's initial public offering, to respective statistics for the brokerage company index. With respect to these analyses, Lazard noted that beginning July 15, 1999, Ragen MacKenzie common stock outperformed both the brokerage company index and the S&P 500 Index as follows:

                                                              Percent change in
                                                                 stock price
                                                               July 15, 1999 to
                                                              September 24, 1999
                                                              ------------------
   Ragen MacKenzie...........................................        45.8 %
   Brokerage Company Index...................................       (10.9)%
   S&P 500 Index.............................................        (9.4)%

   Lazard estimated a range of adjusted prices for Ragen MacKenzie common stock as of September 24, 1999 in order to eliminate the observed market outperformance by assuming that Ragen MacKenzie common stock performed in line with the brokerage company index and the S&P 500 Index during the July 15, 1999 to September 24, 1999 period. The range of adjusted prices for Ragen MacKenzie common stock as of September 24, 1999 based on the changes in the brokerage company index and the S&P 500 Index over this time period was $10.58-$10.76 (the "Adjusted Prices"), compared to the closing price of Ragen MacKenzie common stock of $17.31 on September 24, 1999 (the "Closing Price").

   With regard to market multiples, the comparative analysis was presented using the Closing Price and Adjusted Prices for Ragen MacKenzie common stock. Historical information was based on data for the twelve months ended June 30, 1999 or the most recent available information. Estimates of diluted earnings per share for Ragen MacKenzie for the fiscal year ended September 24, 1999 were based on management estimates. Estimates of diluted earnings per share for those companies contained in the brokerage company index for the 1999 and 2000 fiscal years and for Ragen MacKenzie for the fiscal year ended September 29, 2000 were based on median estimates available from the Institutional Brokers Estimate System ("IBES") as of September 24, 1999. IBES is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors. Comparative data from this analysis is shown in the following table:

                                                             Brokerage Company
                                     Ragen MacKenzie               Index
                              ----------------------------- -------------------
                              Closing Price Adjusted Prices  Low   High  Median
                              ------------- --------------- ----- ------ ------
   Price as a multiple of:
     Estimated current
      fiscal year EPS.......     14.0x        8.5x -8.7x    7.8x  18.5x  10.2x
     Estimated next fiscal
      year EPS..............     12.8x        7.8x -8.0x    7.3x  17.2x   8.6x
     Tangible book value per
      share.................      1.94x       1.19x-1.21x   1.08x  4.29x  1.44x

   With regard to stock performance, Lazard compared the performance of Ragen MacKenzie common stock since June 23, 1998, the date of Ragen MacKenzie's IPO, through September 24, 1999, based on Ragen MacKenzie's Closing Price and Adjusted Prices, with the stock performance of the Brokerage Company Index and the S&P 500 Index over the same time period. Comparative data from this analysis is shown in the following table:

                                                    Annual Return
                                        -------------------------------------
                                        From June 23, 1998  For the one-year
                                             through          period ended
                                        September 24, 1999 September 24, 1999
                                        ------------------ ------------------
   Ragen MacKenzie common stock based
    on:
     Closing Price.....................        10.0 %             68.1%
     Midpoint of Adjusted Prices.......       (20.1)%              3.5%
   Brokerage Company Index.............        (9.7)%             14.7%
   S&P 500 Index.......................        11.6 %             24.0%

   Overview of Wells Fargo. Lazard presented an overview of Wells Fargo, including a review of Wells Fargo's historical financial data and lines of business, and a comparison of Wells Fargo's financial performance, market multiples and stock price performance to that of an index comprised of a group of commercial banks. This commercial bank index included data for thirteen publicly traded commercial banks that Lazard considered comparable to Wells Fargo for the purposes of this analysis, and included:

  . Bank One Corporation
                                           . Mellon Financial Corporation

  . Bank of America Corporation
                                           . National City Corporation

  . The Bank of New York Company, Inc.
                                           . PNC Bank Corp.

  . Firstar Corporation
                                           . SunTrust Banks, Inc.

  . First Union Corporation
                                           . U.S. Bancorp

  . Fleet Boston Corporation
                                           . Wachovia Corporation
  . KeyCorp

   With regard to Wells Fargo's financial performance, Lazard compared various financial statistics to analyze the operating performance of Wells Fargo versus this commercial bank index using financial data for the twelve months ended June 30, 1999, or the most recently available information. Comparative data from this analysis is shown in the following table:

                                                             Commercial Bank
                                                                  Index
                                                            ------------------
                                                Wells Fargo  Low  High  Median
                                                ----------- ----- ----- ------
   Return on average assets....................     1.7%     1.1%  2.0%  1.7%
   Return on average tangible equity...........    29.0%    17.2% 46.2% 26.5%
   Leverage ratio..............................     7.1%     6.0%  8.8%  7.3%
   Non-performing assets as a percent of total
    loans plus other real estate owned.........     1.2%     0.6%  1.0%  0.8%

   With regard to market multiples, Lazard compared market multiples of the common stock of Wells Fargo with those of the commercial bank index. Historical information was based on data for the twelve months ended June 30, 1999, or the most recent available information. Earnings per share estimates for Wells Fargo and for those contained in the commercial bank index for the 1999 and 2000 fiscal years were based on IBES median estimates as of September 24, 1999. Comparative data from this analysis is shown in the following table:

                                                               Commercial Bank
                                                                    Index
                                                             -------------------
                                                 Wells Fargo  Low   High  Median
                                                 ----------- ----- ------ ------
   Price as a multiple of:
     Estimated current fiscal year EPS..........   17.8x     9.7x  19.7x  13.3x
     Estimated next fiscal year EPS.............   15.5x     8.7x  17.5x  12.0x
     Tangible book value per share..............    4.95x    2.06x  8.21x  3.40x

   With regard to stock performance, Lazard compared the performance of the common stock of Wells Fargo over the one-, three- and five-year periods, in all cases ending September 24, 1999, with the performance of the commercial bank index and the S&P 500 Index over the same time periods. Comparative data from this analysis is shown in the following table:

                                                    Annual return over a period
                                                     ending September 24, 1999
                                                   -----------------------------
                                                   One Year Three Year Five Year
                                                   -------- ---------- ---------
   Wells Fargo Common Stock.......................  11.7 %    28.1%      28.9%
   Commercial Bank Index..........................  (3.7)%    18.3%      23.2%
   S&P 500 Index..................................  23.9 %    25.0%      25.1%

   Lazard also reviewed the recommendations of the research analysts that follow the common stock of Wells Fargo and summarized their current recommendations.

   Valuation. As part of its analysis, Lazard employed two valuation methodologies: (1) a comparable transactions analysis and (2) a discounted cash flow analysis.

   Comparable Transactions Analysis. Lazard performed an analysis of the consideration paid in precedent transactions comprised of seven acquisitions of retail securities firms that Lazard considered comparable for the purpose of this analysis. The consideration paid as a multiple of net revenue, net income, tangible book value and as a premium to market price at the time of announcement in these precedent transactions was compared to the multiples and premiums implied by the consideration offered by Wells Fargo to holders of Ragen MacKenzie common stock. The precedent transactions included the following transactions (acquiror/acquiree):

  . BB&T Corporation/Scott &               . KeyCorp/McDonald & Company
    Stringfellow Financial, Inc.             Investments, Inc.


  . First Union Corporation/Everen         . PNC Bank Corp./Hilliard-Lyons,
    Capital Corporation                      Inc.


  . First Union Corporation/Wheat          . U.S. Bancorp/Piper Jaffray
    First Butcher Singer, Inc.               Companies, Inc.


                                           . Wachovia Corporation/Interstate
                                             Johnson/Lane, Inc.

   The multiples of net revenues and net income for these precedent transactions were based on the acquired company's net revenues and net income for the most recent twelve months prior to announcement of the relevant transaction. The multiples of tangible book value for the precedent transactions were based on the acquired company's most recently reported tangible book value per share prior to announcement of the relevant transaction. The market premiums for the precedent transactions were based on the market price of the common stock of the acquired company on the day prior to announcement of the transaction. The multiples for the merger were based on a value of $18.75 of Wells Fargo common stock per share of Ragen MacKenzie common stock. Comparative data from this analysis is shown in the following table:

                                                  Precedent
                                                Transactions
                                            ---------------------   Proposed
                                              Low    High  Median    Merger
                                            ------- ------ ------ ------------
   Multiples of consideration to:
     Net revenues..........................   0.9x   2.0x   1.3x         3.2x
     Net income............................  13.5x  20.6x  17.7x        15.6x
     Tangible book value...................   2.52x  4.07x  3.00x        2.23x
     Premium/(discount).................... (13.5)% 73.5%  24.1%

                                                (based on Closing
                                                           Price)        8.3%
                                               (based on Adjusted
                                                          Prices) 74.3%-77.2%
   Employee retention payments as a
    percentage of:
     Total consideration received by
      shareholders.........................   8.1%  18.0%  12.5%         5.5%
     Net revenues..........................   8.2%  21.4%  18.0%        17.6%

   Discounted Cash Flow Analyses. Lazard performed a series of discounted cash flow analyses to determine a range of present values per share of Ragen MacKenzie common stock assuming Ragen MacKenzie continued to operate as a stand-alone entity. These ranges were determined by adding the present value of the estimated future dividend stream that Ragen MacKenzie could generate over the five-year period ending September 30, 2004, and the present value of the "terminal value" of Ragen MacKenzie common stock at the end of the 2004 fiscal year. To determine a projected dividend stream, Lazard assumed that Ragen MacKenzie would maintain a marginal level of net capital to aggregate debits of 20%. The earnings projections which formed the basis for the dividends and the terminal value were adapted from the IBES estimate for fiscal year 2000, and the IBES projected growth rate of 11% for fiscal years 2001 through 2004. The terminal value for Ragen MacKenzie common stock was determined by applying a range of price-to-earnings multiples of 9.0x-11.0x to fiscal year 2004 projected earnings. The dividend stream and terminal values were discounted to present values using a range of discount rates of 11% to 13%, which Lazard viewed as the appropriate discount rate range for a company with Ragen MacKenzie's risk characteristics.

   The discounted cash flow analysis was performed under two cases assuming (1) no excess capital and (2) excess capital of $40 million to $70 million. Lazard estimated the amount of excess capital based on input from Ragen MacKenzie management and a comparison of the ratio of net capital to aggregate debit items for Ragen MacKenzie and the brokerage company index at June 30, 1999. In estimating the appropriate levels of excess capital, Lazard assumed a pre-tax investment rate of 5.5%. Comparative data from this analysis is shown in the following table:

                                                         Ratio of net capital to
                                                          aggregate debit items
                                                         -----------------------
   Ragen MacKenzie......................................          63.9%
   Brokerage Company Index:
     Low................................................           7.3%
     High...............................................          39.5%
     Median.............................................          15.0%

   Based on the above assumptions, Lazard calculated that the fully-diluted stand-alone value of Ragen MacKenzie common stock was as follows:

                                                           Price per share range
                                                           ---------------------
   Assuming no excess capital.............................     $14.30-$17.56
   Assuming excess capital of $40 million.................     $16.20-$19.29
   Assuming excess capital of $70 million.................     $17.63-$20.59

   The summaries set forth above do not purport to be complete descriptions of the analyses conducted by Lazard. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Lazard believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the analyses underlying its opinion. In addition, Lazard considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Lazard's view of the actual value of Ragen MacKenzie's common stock.

   In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Ragen MacKenzie or Wells Fargo. The analyses performed by Lazard are not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by these analyses. Lazard's analyses were prepared solely as a part of its analysis of the fairness of the exchange ratio to the holders of Ragen MacKenzie common stock from a financial point of view and do not purport to be appraisals or to reflect the prices at which Ragen MacKenzie might be sold.

   No company or transaction used in any of the analyses is identical to Ragen MacKenzie or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning financial and operating characteristics of Ragen MacKenzie and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

   In addition, as described above, Lazard's opinion was one of many factors taken into consideration by our board in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of our board with respect to the value of Ragen MacKenzie or whether Ragen MacKenzie's board would be willing to agree to a different consideration. The exchange ratio was determined through negotiations between Ragen MacKenzie and Wells Fargo, and was approved by our board.

   Lazard is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Lazard is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the course of its market making and other trading activities, Lazard may, from time to time, have a long or short position in, and may buy and sell, securities of Ragen MacKenzie, Wells Fargo and other institutions.

   Under a letter agreement, Ragen MacKenzie has agreed to pay Lazard a transaction fee of approximately $2.5 million which is payable upon the completion of the merger. In addition, Ragen MacKenzie has agreed, among other things, to reimburse Lazard for all reasonable out-of-pocket expenses incurred in connection with the services provided by Lazard, and to indemnify and hold harmless Lazard and other related parties from and against various liabilities and expenses, which may include liabilities under the federal securities laws, in connection with its engagement.

THE MERGER

   Subject to the terms and conditions of the merger agreement and in accordance with Washington law, at the time the merger becomes effective a subsidiary of Wells Fargo will merge into Ragen MacKenzie. Ragen MacKenzie will be the surviving corporation in the merger and will continue its corporate existence under the laws of Washington as a wholly-owned subsidiary of Wells Fargo. The articles of incorporation and bylaws of Ragen MacKenzie will be the articles of incorporation and bylaws of the surviving corporation. However, since you will receive shares of Wells Fargo common stock in the merger, your rights as a shareholder after the completion of the merger will be governed by the restated certificate of incorporation and by-laws of Wells Fargo. See "Comparison of Rights of Ragen MacKenzie Shareholders and Wells Fargo Stockholders."

CONVERSION OF STOCK

   When the merger is complete, each share of Ragen MacKenzie common stock will automatically convert into the right to receive a number of shares of Wells Fargo common stock equal to the exchange ratio. The exchange ratio will depend on the "average closing price," which is a term we use to describe the average closing price of Wells Fargo common stock during a measurement period equal to the ten consecutive NYSE full trading days on which the stock is traded ending on the trading day before all of the closing conditions of the merger, other than conditions related to the delivery of documents, are met. The exchange ratio will be calculated as follows:

  . If the average closing price is equal to or greater than $42.00 per share, the exchange ratio will be fixed at 0.4464 shares of Wells Fargo common stock, in which case you will receive more than $18.75 of Wells Fargo common stock for each share of Ragen MacKenzie common stock.

  . If the average closing price is between $42.00 and $36.00, inclusive, the exchange ratio will equal $18.75 divided by the average closing price. Under these circumstances, you would receive a number of shares of Wells Fargo common stock required to provide you with value equal to $18.75 for each share of Ragen MacKenzie common stock.

  . If the average closing price is equal to or less than $36.00 per share, the exchange ratio will be fixed at 0.5208 shares of Wells Fargo common stock, in which case you will receive less than $18.75 of Wells Fargo common stock for each share of Ragen MacKenzie common stock.

   As a result, as long as the average closing price is between $36.00 and $42.00, inclusive, the value of the merger consideration will be fixed. Outside this range, the value of the consideration will fluctuate with the price of Wells Fargo's common stock. Since the price of Wells Fargo common stock will fluctuate, we cannot assure you as to what the price of Wells Fargo common stock will be during the measurement period used to determine the average closing price.

   As an example, assume all of the conditions to the merger, other than those related to the delivery of documents, occurred on February 3, 2000. The average closing price of Wells Fargo common stock for the ten trading days ending February 2, 2000, the trading day prior to February 3, 2000, was $38.1688. In this example, you would receive 0.4912 shares of Wells Fargo common stock for each share of Ragen MacKenzie common stock you own on the merger date.

   The exchange ratio is subject to customary adjustments to preserve the relative value of the consideration Ragen MacKenzie shareholders are to receive in the event of stock splits, reverse stock splits or the like with respect to Wells Fargo common stock before the merger is completed, as described below under "--Antidilution Adjustments."

   Some shares of Ragen MacKenzie common stock will not be converted in the merger. These include shares as to which Ragen MacKenzie shareholders demand appraisal rights in compliance with Washington law, as described below under "Dissenters' Appraisal Rights." They also include shares held by Wells Fargo or Ragen MacKenzie or any of our wholly-owned subsidiaries. Each outstanding share of Ragen MacKenzie common stock owned by Wells Fargo, Ragen MacKenzie or any of our wholly-owned subsidiaries will be canceled at the completion of the merger and will cease to exist. No Wells Fargo common stock or other consideration will be delivered in exchange for these shares. All shares of Wells Fargo common stock that are owned by Ragen MacKenzie or any of its wholly-owned subsidiaries will become authorized but unissued shares of Wells Fargo common stock. All other shares of Wells Fargo common stock issued and outstanding immediately before the completion of the merger will remain issued and outstanding immediately after completion of the merger. They will not be affected by the merger.

TREATMENT OF OPTIONS

   We have granted options to acquire Ragen MacKenzie common stock under our "stock plans," which is a term we use to describe our stock option and incentive plans. Each of these options outstanding and unexercised immediately prior to the completion of the merger will be converted automatically into a stock option to purchase Wells Fargo common stock, with the following adjustments:

  . the number of shares of Wells Fargo common stock subject to the new option will be equal to the product of the number of shares of Ragen MacKenzie common stock subject to the original option and the exchange ratio

  . the exercise price per share of Wells Fargo common stock subject to the new option will be equal to the exercise price under the original option divided by the exchange ratio.

   The duration and other terms of each new Wells Fargo option will be substantially the same as the original Ragen MacKenzie option, except that all references to Ragen MacKenzie will be deemed to be references to Wells Fargo. In any event, options that are incentive stock options under the U.S. tax code will be adjusted in the manner prescribed by the U.S. tax code.

ANTIDILUTION ADJUSTMENTS

   If, between September 28, 1999 and the completion of the merger, the issued and outstanding shares of Wells Fargo common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

   Exchange Procedures. Promptly after we and Wells Fargo complete the merger, Wells Fargo will arrange to send a transmittal letter to you. The form of transmittal letter will contain instructions about the surrender of Ragen MacKenzie common stock certificates for Wells Fargo common stock certificates and any cash in lieu of fractional shares of Wells Fargo common stock. Wells Fargo will arrange to deliver certificates representing the shares of Wells Fargo common stock and cash in lieu of any fractional shares to Ragen MacKenzie shareholders upon delivery to Norwest Bank Minnesota, N.A., or any successor approved by Wells Fargo (the "exchange agent"), of the transmittal letter and the Ragen MacKenzie stock certificates. If your Ragen MacKenzie stock certificates have been lost, stolen or destroyed, you will need to send to the exchange agent the transmittal letter and indemnity satisfactory to Wells Fargo and the exchange agent.

   RAGEN MACKENZIE COMMON STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY CARD. THEY SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL YOU RECEIVE A TRANSMITTAL LETTER FOLLOWING THE COMPLETION OF THE MERGER.

   After the completion of the merger, you will not be paid dividends or other distributions declared on the Wells Fargo common stock into which your Ragen MacKenzie common stock has been converted until you surrender Ragen MacKenzie common stock certificates for exchange. When you surrender your Ragen MacKenzie certificates, Wells Fargo will pay you any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no transfers on the stock transfer books of Ragen MacKenzie of shares of Ragen MacKenzie common stock issued and outstanding immediately prior to the completion of the merger.

   No Fractional Shares Will Be Issued. The exchange agent will not issue fractional shares of Wells Fargo common stock to you in the merger. Accordingly, there will be no dividends or voting rights with respect to any fractional shares. For each fractional share that would otherwise be issued, the exchange agent will pay cash in an amount equal to the fraction of a whole share that would otherwise have been issued, multiplied by the average closing price. No interest will be paid or accrued on the cash in lieu of fractional shares.

   None of the exchange agent, Wells Fargo, Ragen MacKenzie or any other person will be liable to you for any amount of merger consideration due to you that is properly delivered to a public official under applicable abandoned property, escheat or similar laws.

   For a description of the Wells Fargo common stock and a description of the differences between the rights of Ragen MacKenzie shareholders and Wells Fargo stockholders, see "Wells Fargo Capital Stock" and "Comparison of Rights of Ragen MacKenzie Shareholders and Wells Fargo Stockholders."

EFFECTIVE TIME

   The "effective time" will be the time set forth in the articles of merger that we will file with the Secretary of State of the State of Washington on the closing date of the merger. The "effective date" is the day on which the effective time occurs. We will cause the merger to become effective:

  . ten full NYSE trading days after the satisfaction or waiver of the last remaining condition to the merger (other than conditions related solely to the delivery of documents on the effective date), or, at the election of Wells Fargo, on the last business day of the month in which this day occurs; or

  . another date on which we and Wells Fargo mutually agree.

The effective date, however, will not occur prior to March 16, 2000.

   We anticipate that we will complete the merger by March 31, 2000. However, completion could be delayed if there is a delay in obtaining the necessary regulatory approvals. There can be no assurances as to if or when these approvals will be obtained or that the merger will be completed. If we don't complete the merger by June 30, 2000, either we or Wells Fargo may terminate the merger agreement, unless the failure to complete the merger by this date is due to the knowing action or inaction of the party seeking to terminate the merger agreement. See "--Conditions to Completion of the Merger" and "-- Regulatory Approvals Required for the Merger" for a more complete description of the conditions that must be satisfied and the regulatory approvals that must be obtained before we can consummate the merger.

REPRESENTATIONS AND WARRANTIES

   The merger agreement contains representations and warranties of Ragen MacKenzie as to, among other things:

  . corporate organization, standing and authority

  . corporate power

  . corporate authority and action

  . governmental and third party consents and approvals

  . the compliance of the merger agreement with, and the need for consent or approval under:

    . applicable law and contracts

    . our articles of incorporation and bylaws, or those of our subsidiaries

  . capitalization

  . subsidiaries

  . financial statements and filings with the SEC

  . the absence of certain specified changes in our business since June 25, 1999, including:

    . material adverse changes

    . amending the governing documents of Ragen MacKenzie or its subsidiaries

    . incurring debt

   . creating liens on material assets

   . making loans in excess of specified amounts

   . changing accounting practices

   . entering into employment agreements, granting severance benefits, or changing compensation or benefits

  . the disclosure of, and the absence of material defaults under, various contracts

  . compliance with contracts with clients

  . matters related to the registration of each broker-dealer subsidiary

  . compliance with applicable law

  . good and marketable title to properties and securities

  . the filing and accuracy of tax returns, the payment of taxes and the absence of certain tax proceedings

  . disclosure of legal proceedings and investigations

  . employees and labor matters

  . employee benefit plans and related matters

  . the absence of environmental liabilities

  . internal controls

  . the use of derivative instruments such as swaps and options

  . names and trademarks

  . insurance

  . broker's fees

  . the tax treatment of the merger

  . "Year 2000" millennium functionality and plan

  . the administration of trust accounts.

   The merger agreement also contains representations and warranties of Wells Fargo as to, among other things:

  . organization, standing and authority

  . corporate power

  . corporate authority

  . governmental and third party consents and approvals

  . the compliance of the merger agreement with, and the need for consent or approval under:

   . applicable law and contracts

   . the restated certificate of incorporation and by-laws of Wells Fargo or its subsidiaries

  . capitalization

  . subsidiaries

  . financial statements and filings with the SEC

  . absence of undisclosed litigation

  . compliance with applicable law

  . broker's fees

  . the absence of material changes in Wells Fargo's business since June 30,
    1999

  . the tax treatment of the merger

  . the absence of any investments or activities on the part of the merger sub.

CONDUCT OF BUSINESS PENDING THE MERGER

   Except as expressly contemplated by the merger agreement, prior to the effective time, we have agreed that without Wells Fargo's consent, we will not, and will cause our subsidiaries not to:

  . fail to use reasonable best efforts to maintain and preserve intact our business organizations and assets and maintain our rights, franchises and existing relations with clients, customers, correspondents, independent contractors, suppliers, employees and business associates

  . enter into any new line of business

  . issue any additional shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of our capital stock, enter into any contract to do so, or permit any additional shares of Ragen MacKenzie stock to become subject to new grants of employee or director stock options or any securities or obligations convertible into, or giving any person any right to subscribe for, redeem or acquire, any options, calls or commitments relating to Ragen MacKenzie capital stock, with limited exceptions agreed to by Ragen MacKenzie and Wells Fargo

  . make, declare or pay any dividend or make any other distribution on any shares of our capital stock, other than dividends from our wholly-owned subsidiaries, or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of our capital stock, other than as required by our stock plans

  . enter into, amend, modify or renew any employment, consulting, severance or similar contract with directors, officers, employees or consultants, or increase employee compensation or benefits, other than:

   . changes required by law or contract

   . grants to new employees in the ordinary course of business

   . normal increases in compensation to non-executive employees in the ordinary course of business

   . certain bonuses with respect to fiscal year 1999 and a portion of fiscal year 2000 prior to completion of the merger, paid according to standard terms consistent with past practice

  . enter into or amend any employee benefit, incentive or welfare plan, or take any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable under employee benefit plans

  . sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material part of our assets, business or properties, except for sales of securities or other investments in the ordinary course of business consistent with past practice

  . acquire a material portion of the assets of any other individual, corporation or other entity, except for the purchase of securities or other investments in the ordinary course of business consistent with past practice

  . amend our articles of incorporation, our bylaws or the articles of incorporation or bylaws (or similar governing documents) of any of our subsidiaries

  . implement any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles

  . except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material contract; amend or modify any material contract in any material respect; or waive any material right under any material contract

  . settle any material claim, action or proceeding, except for any claim, action or proceeding involving money damages of not more than $100,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements

  . take any action reasonably likely to prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the U.S. tax code

  . knowingly take any action that is intended or is reasonably likely to result in any of our representations or warranties being or becoming untrue in any material respect at any time at or prior to the effective time, any of the conditions to the merger not being satisfied, or in a material breach or violation of any provision of the merger agreement

  . authorize or make any capital expenditures, other than previously disclosed budgeted amounts or in the ordinary and usual course of business consistent with past practice in amounts not exceeding $100,000 in the aggregate

  . except as required by applicable law or regulation:

   . change our risk management policies, procedures or practices in any material way

   . fail to use commercially reasonable means to avoid any material increase in our aggregate exposure to risk from the general U.S. securities markets

   . materially restructure or change our investment securities portfolio, if any, or the manner in which we classify or report the portfolio

  . except as may not be material and are taken in the ordinary and usual course of business, consistent with past practice:

   . make or change any tax election, change any annual tax accounting period, or adopt or change any method of tax accounting

   . file any amended tax return

   . enter into any closing agreement or settle any tax claim or assessment

   . surrender or compromise any right to claim a tax refund

   . consent to any extension or waiver of the limitations period applicable to any tax claim or assessment

  . initiate any new business activity that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956

  . other than in the ordinary course of business consistent with past practice:

   . incur any indebtedness for borrowed money, other than short-term indebtedness incurred to refinance short-term indebtedness, and our indebtedness or that of any of our subsidiaries to ourselves or any of our subsidiaries, and indebtedness under existing lines of credit

   . assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity

   . make any loan or advance

  . other than with respect to customary concessions regarding margin indebtedness of brokerage clients in the ordinary course of business consistent with past practice, and with respect to the regularly scheduled forgiveness of loans made to employees prior to the date of the merger agreement in connection with the hiring of these employees under existing contracts, forgive or extinguish any indebtedness to us or any of our subsidiaries for borrowed money or otherwise waive any rights under any instrument or arrangement under to which this indebtedness was incurred

  . agree or commit to do, or adopt any resolutions of our board in support of, any of the actions listed above.

   Except as expressly contemplated by the merger agreement, prior to the effective time, Wells Fargo has agreed that without our consent, it will not, and will cause its subsidiaries not to:

  . take any action reasonably likely to prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368(a) of the U.S. tax code

  . knowingly take any action that is intended or is reasonably likely to result in any of its representations or warranties being or becoming untrue in any material respect at any time at or prior to the effective time, in any of the conditions to the merger not being satisfied, or in a material breach of any provision of the merger agreement.

OTHER AGREEMENTS

   In addition to the agreements we've described above, we have also agreed with Wells Fargo in the merger agreement to take several other actions:

  . We and Wells Fargo both agreed to use our reasonable best efforts in good faith to take all actions necessary, proper, desirable or advisable under applicable laws to permit the consummation of the merger as promptly as reasonably practicable, and to cooperate with each other in that effort.

  . We agreed to use our reasonable best efforts to obtain the consent or approval of all third parties necessary to consummate the merger.

  . We agreed to take all action necessary to convene the special meeting to consider and vote upon approval of the merger agreement and any other matters required to be approved by our shareholders for the consummation of the merger. We also agreed that our board would recommend approval of the merger agreement unless, after having considered the written advice of outside counsel, it has determined in good faith that to do so would be a breach of its fiduciary duties under Washington law.

  . Wells Fargo agreed to prepare the registration statement of which this document forms a part, and we agreed to cooperate in that effort. We and Wells Fargo both agreed to use reasonable best efforts to cause the registration statement to be declared effective, and that the information each of us provided for the registration statement would not contain any material misstatement or omission.

  . We and Wells Fargo both agreed, upon reasonable notice, to give the other access to all of our books, records, properties, personnel and other information as reasonably requested, and to keep each other's information confidential. We agreed to provide Wells Fargo with a copy of our filings with governmental entities and with other information upon request.

  . We agreed not to solicit or encourage from any third party inquiries or proposals with respect to, or engage in any negotiations or discussions in respect of, or provide any confidential information in connection with, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Ragen MacKenzie or any of its subsidiaries, or any proposal or offer to acquire a substantial equity interest in, or a substantial portion of the assets or operations of, Ragen MacKenzie or any of its subsidiaries other than as provided by the merger agreement, unless:

   . our board determines, based on the written advice of outside counsel, that failure to do so would result in a breach of its fiduciary duties, and

   . we enter into a confidentiality agreement with the third party.

   We also agreed to discontinue any negotiations or discussions initiated prior to the date of the merger agreement, and to promptly notify Wells Fargo of all of the relevant details relating to all inquiries and proposals that we may receive relating to any of these matters.

  . We agreed to provide Wells Fargo, 15 days prior to the mailing of this document, with a schedule of our "affiliates," as that term is used in the Securities Act, and to use our reasonable best efforts to cause each of our affiliates to enter into an agreement with Wells Fargo restricting the disposition of the affiliate's shares of Ragen MacKenzie common stock and Wells Fargo common stock.

  . We and Wells Fargo both agreed not to take any action that would make the merger subject to the antitakeover laws and regulations of any state, and to take all actions to make the merger exempt from these laws.

  . We agreed to take all reasonable steps to ensure that entering into the merger agreement and completing the transactions contemplated by the merger agreement would not result in the grant of any securities or obligations convertible into, or give any person any right to subscribe for, redeem or acquire, any options, calls or commitments relating to our capital stock.

  . Wells Fargo agreed to cause the shares of Wells Fargo common stock that will be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective date.

  . We and Wells Fargo both agreed to cooperate with each other and to use our reasonable best efforts to promptly prepare and file all necessary documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the merger. Wells Fargo, however, will not be required to accept or agree to any condition imposed by any governmental entity or self-regulatory organization that it deems to be unreasonably burdensome.

  . Wells Fargo agreed to provide indemnification to Ragen MacKenzie directors and officers, as described under "--Interests in the Merger That May Be Different From Yours."

  . We and Wells Fargo both agreed to notify the other party of any fact, event or circumstance that is reasonably likely to result in a material breach of any provision of the merger agreement, and of any third party that alleges that its consent is necessary to consummate the merger.

  . We and Wells Fargo both agreed not to issue press releases relating to the merger without the other's prior approval.

  . We agreed to, upon Wells Fargo's request, conform our accrual and other accounting policies to those of Wells Fargo.

EMPLOYEE RETENTION PROGRAM AND BENEFIT PLANS

   Retention Program. The merger agreement provides that at the effective time, Ragen MacKenzie, in cooperation with Wells Fargo, will have established a retention program to retain designated Ragen MacKenzie employees. The retention program will consist of cash and options to purchase Wells Fargo common stock, which will be awarded to designated employees. In the case of employees who have entered into retention agreements with Ragen MacKenzie in connection with the proposed merger, including the executives as discussed under "--Interests in the Merger That May Be Different From Yours--New Retention Agreements," the retention payments, and the vesting of these payments, are governed by their retention agreements. Other employees entitled to retention payments may elect to receive their payments either 100% in options to purchase Wells Fargo common stock or 50% in cash and 50% in options. For these employees:

  . the stock options vest and become exercisable on the earlier of March 31, 2003 or the third anniversary of the effective date, if the employee is still employed by Ragen MacKenzie on that date

  . one-third of the cash portion of the retention payment is payable on the second anniversary of the effective date, and the remaining two-thirds is payable on the third anniversary of the effective date

  . if Ragen MacKenzie terminates the employee other than for cause, or the employee terminates his or her employment for good reason, the employee's unpaid retention payment is accelerated and paid 100% in cash.

   Employee Benefit Plans. In the merger agreement, we agreed with Wells Fargo on the following points concerning employee benefit plans:

  . Wells Fargo agreed to cover our employees who become employed by Wells
    Fargo or its subsidiaries (the "covered employees") under the employee benefit plans maintained by Wells Fargo in which the covered employees are eligible to participate.

  . Wells Fargo will recognize each covered employee's prior service with Ragen MacKenzie or its subsidiaries for the purposes of the Wells Fargo employee benefit plans in which the covered employees are eligible to participate following the effective time for purposes of eligibility and vesting, but not for purposes of benefit accruals.

  . Wells Fargo will waive, for covered employees and their eligible dependents, any pre-existing conditions or limitations and eligibility waiting periods under any health plans of Wells Fargo in which covered employees are eligible to participate after the effective time, other than the Wells Fargo Long Term Disability Plan and the Wells Fargo Long Term Care Plan.

  . Wells Fargo will give each covered employee credit for the plan year in which the merger is completed towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to completion of the merger.

  . Wells Fargo will honor all accrued employee benefit obligations to current and former Ragen MacKenzie employees under our benefit plans.

SUPPORT AGREEMENTS

   At the same time that the merger agreement was executed, the directors and executive officers of Ragen MacKenzie who, as of September 28, 1999, beneficially owned approximately 14.8% of the outstanding shares of Ragen MacKenzie common stock, entered into support agreements with Wells Fargo, under which they agreed, among other things, that:

  . they will vote all of the shares of Ragen MacKenzie stock over which they had voting power or control as of the date of the special meeting to approve the merger agreement

  . they will continue to own the shares owned by them when they signed the support agreement

  . they will not, directly or indirectly, solicit or encourage, including by furnishing information, or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal with respect to Ragen MacKenzie or any of its subsidiaries.

   Each support agreement terminates upon termination of the merger agreement in accordance with its terms.

CONDITIONS TO COMPLETION OF THE MERGER

   The obligations of Wells Fargo and Ragen MacKenzie to complete the merger are subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

  . the merger agreement and the transactions it contemplates will have been duly approved by our shareholders

  . all regulatory approvals required to consummate the merger will have been obtained and will remain in full force and effect and any statutory waiting periods required by law will have expired, and none of these regulatory approvals will contain any condition or requirement that Wells Fargo deems to be unreasonably burdensome

  . no statute, rule, regulation, judgment, decree, injunction or other order will have been enacted, issued, promulgated, enforced or entered by any governmental authority with jurisdiction that prohibits consummation of the merger and remains in effect

  . the shares of Wells Fargo common stock that are to be issued upon completion of the merger will have been authorized for listing on the NYSE, subject to official notice of issuance

  . Wells Fargo will have received the opinion of Wachtell, Lipton, Rosen &
    Katz, and we will have received the opinion of Perkins Coie LLP, dated the effective date, substantially to the effect that, on the basis of facts and assumptions stated in each of these opinions, the merger will qualify as a reorganization under Section 368(a) of the U.S. tax code

  . the representations and warranties of the other party to the merger agreement will be true and correct in all material respects as of the date of the merger agreement and as of the effective date as though made on the effective date, except to the extent that the representations and warranties speak as of an earlier date. However, for purposes of this condition, no representation or warranty, except for our representation and warranty as to our capitalization (which is required to be true and correct in all material respects), will be deemed to be untrue or incorrect as a result of the existence of any fact, event or circumstance that is inconsistent with one or more representations or warranties (without giving effect to any qualification as to materiality set forth in the representations and warranties), unless the fact, event or circumstance, individually or taken together with all facts, events or circumstances that are inconsistent with any of our or Wells Fargo's representations or warranties, would be "material" to the other party

  . the other party to the merger agreement will have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date.

   The merger agreement defines "material" to mean, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is or would be reasonably expected to be material to:

  . the financial position, results of operations, assets, properties or business of Ragen MacKenzie, Wells Fargo or the surviving corporation and their subsidiaries, as the case may be, taken as a whole, other than to the extent that the fact, circumstance, event or thing is due to:

   . general changes in conditions in the securities industry, or in the global or U.S. economy or capital markets

   . changes in applicable generally accepted accounting principles or in laws or regulations of general applicability

  . the ability of us or Wells Fargo, as the case may be, to complete in a timely manner the transactions contemplated by the merger agreement.

   In addition to the above, Wells Fargo's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions at or prior to the effective time:

  . employment agreements will have been entered into with our executive officers and specified employees

  . all third party consents and approvals required for the consummation of the merger will have been obtained, unless the failure to obtain the consent or approval is not reasonably likely to have a material adverse effect on us

  . there will be no feature of our or our subsidiaries' mission critical data processing, operating, or platform systems that will prevent them from running independently in all material respects after December 31, 1999 until a conversion to Wells Fargo's systems can be completed, and the mission critical computer software operated by us and our subsidiaries will provide uninterrupted millennium functionality for calendar dates falling on or after January 1, 2000 with substantially the same functionality and performance as for calendar dates falling on or before December 31, 1999

  . we will have complied with our obligations under the third bullet point under "--Conduct of Business Pending the Merger"

  . the total number of shares of our stock outstanding, including Ragen
    MacKenzie common stock issuable under any obligations convertible into or exchangeable for any shares of our capital stock or rights or other obligations of us or any of our subsidiaries, other than the stock option agreement, immediately prior to the effective time, will not be greater than 14,937,610.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

   We have agreed with Wells Fargo to use our reasonable best efforts to obtain all regulatory approvals required to consummate the merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the "requisite regulatory approvals." These include approval from, or notice to, the Board of Governors of the Federal Reserve System, various state regulatory authorities and self-regulatory organizations. We and Wells Fargo intend to complete the filing of applications and notifications to obtain the requisite regulatory approvals promptly after the date of this document. The merger cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you that the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of any of these approvals or the absence of any litigation challenging them. Likewise, we cannot assure you that the U.S. Department of Justice or a state attorney general will not attempt to challenge the merger on antitrust grounds, or, if such a challenge is made, what the result of that challenge will be.

   We are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the merger other than those described below. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, we cannot assure you that any of these additional approvals or actions will be obtained.

   Federal Reserve Board. The merger is subject to prior notice to the Federal Reserve Board under Section 4(c)(8) of the Bank Holding Company Act. Wells Fargo has filed the required notification with the Federal Reserve Board in connection with the merger. Copies of the notification are also provided to the U.S. Department of Justice and other governmental agencies. The notification describes the terms of the merger, the parties involved, the activities to be conducted by Wells Fargo as a result of the merger, the merger's competitive effects, the public benefits that may be expected to result from the merger, the source of funds for the merger and provides other financial and managerial information. In evaluating the notification, the Federal Reserve Board will take into consideration the financial and managerial resources and prospects of the existing and combined institutions and the benefits that may be expected from the merger. Among other things, the Federal Reserve Board will also evaluate the capital adequacy of Wells Fargo before and after consummation of the merger.

   The Federal Reserve Board may deny a notification of an acquisition by a bank holding company if it determines that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize a given business activity in any part of the United States. The Federal Reserve Board may also deny a notification if it determines that the transaction would substantially lessen competition or would tend to create a monopoly in any section of the country, or would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed by the probable effects of the transaction in providing benefits to the public.

   Applicable federal law provides for the publication of notice and public comment on the notification filed by Wells Fargo with the Federal Reserve Board. Under current law, the merger may not be completed until after Federal Reserve Board approval is obtained.

   Wells Fargo's right to exercise the stock option described under "--Stock Option Agreement" is also subject to prior approval of the Federal Reserve Board under current law, to the extent that its exercise would result in Wells Fargo owning more than 5% of the outstanding shares of Ragen McKenzie common stock. In considering whether to approve Wells Fargo's right to exercise the option, including Wells Fargo's right to purchase more than 5% of the outstanding shares of Ragen McKenzie common stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the merger.

   NYSE, NASD and Other Regulatory Approvals. The merger is subject to the approval of the NYSE, the National Association of Securities Dealers (the "NASD") and other state regulatory authorities and self-regulatory organizations.

FEDERAL INCOME TAX CONSEQUENCES

   The following is a summary of the material anticipated U.S. federal income tax consequences of the merger to Ragen MacKenzie shareholders who hold Ragen MacKenzie common stock as a capital asset. The summary is based on the U.S. tax code, regulations under the U.S. tax code, administrative rulings and court decisions, as in effect as of the date of this document, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the tax consequences of the merger. In particular, this summary may not address U.S. federal income tax considerations applicable to you if you are a Ragen MacKenzie shareholder subject to special treatment under U.S. federal income tax law, including, for example:

  . foreign persons                . holders who dissent from the merger and
                                     receive the fair value of their shares
                                     of Ragen MacKenzie common stock in cash

  . financial institutions


  . dealers in securities          . holders who acquired their shares of
                                     Ragen MacKenzie common stock through
                                     exercise of an employee stock option or
                                     right, or otherwise as compensation

  . traders in securities who
    elect to apply a mark-to-
    market method of
    accounting

                                   . holders who hold Ragen MacKenzie common
                                     stock as part of a hedge, straddle,
                                     conversion or constructive sale
                                     transaction

  . insurance companies

  . tax-exempt entities

   In addition, we do not provide any information in this document about the tax consequences of the merger under applicable foreign, state or local laws or under any federal laws other than those relating to the income tax.

   WE URGE YOU TO CONSULT WITH YOUR TAX ADVISORS ABOUT THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE OR LOCAL, OR FOREIGN AND OTHER TAX LAWS.

   In connection with the filing with the SEC of the registration statement containing this document, the law firms of Wachtell, Lipton, Rosen & Katz and Perkins Coie LLP have delivered to Wells Fargo and Ragen MacKenzie, respectively, opinions, dated the date of this document, addressing the U.S. federal income tax consequences of the merger. These opinions have been rendered on the basis of facts, representations and assumptions set forth or referred to in the opinions. In rendering these opinions, Wachtell, Lipton, Rosen & Katz and Perkins Coie LLP required and relied upon factual representations contained in certificates of officers of Wells Fargo and Ragen MacKenzie. The opinions are to the effect that, for U.S. federal income tax purposes:

  . the merger will qualify as a reorganization within the meaning of Section
    368(a) of the U.S. tax code

  . Ragen MacKenzie shareholders who exchange all of their Ragen MacKenzie common stock solely for Wells Fargo common stock in the merger will recognize no gain or loss on that exchange (except with respect to cash received instead of a fractional share interest in Wells Fargo common stock).

   Neither we nor Wells Fargo will be required to complete the merger unless we receive additional opinions of our respective counsel, dated the effective date of the merger, substantially to the effect that, based on the facts and assumptions stated in those opinions, the merger will qualify as a reorganization within the meaning of Section 368(a) of the U.S. tax code. In rendering those opinions, counsel may require and rely on customary representations of our officers and Wells Fargo's officers.

   None of the tax opinions delivered or to be delivered to the parties in connection with the merger as described in this document are binding on the Internal Revenue Service or the courts, and we do not intend to request a ruling from the IRS with respect to the merger.

   If you receive cash instead of a fractional share interest in Wells Fargo common stock you will be treated as having received that fractional share interest and then as having received the cash in redemption of the fractional share interest, and in most cases you should recognize capital gain or loss for U.S. federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of Ragen MacKenzie common stock allocable to the fractional share interest. This capital gain or loss would be a long-term capital gain or loss if the holding period for the fractional share interest in Wells Fargo common stock is greater than one year at the effective time. The holding period of a share of Wells Fargo common stock received in the merger (including a fractional share interest deemed received and redeemed as described above) will include the holding period in the Ragen MacKenzie common stock surrendered in exchange for the Wells Fargo common stock.

   Information Reporting and Backup Withholding. Payments related to Ragen MacKenzie common stock may be subject to information reporting to the IRS and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to you, or another payee, if you or the payee completes and signs the substitute Form W-9 that we will include as part of the transmittal letter, or otherwise proves to Wells Fargo and the exchange agent that you or the payee is exempt from backup withholding.

ACCOUNTING TREATMENT

   Upon consummation of the merger, Wells Fargo will account for the acquisition of Ragen MacKenzie using the purchase method of accounting. Accordingly, the consideration to be paid in the merger will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the effective time. To the extent the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Wells Fargo will record goodwill. Income (or loss) of Ragen MacKenzie subsequent to the effective time will be included in the consolidated results of Wells Fargo.

TERMINATION OF THE MERGER AGREEMENT

   The merger agreement may be terminated, and the merger may be abandoned:

  . Mutual Consent--by the mutual consent of ourselves and Wells Fargo at any time before the effective time

  . Breach--by either ourselves or Wells Fargo, if:

   . there has been a breach by the other party of a representation or warranty as a result of the existence of any fact, event or circumstance that would be material to the breaching party that cannot be or has not been cured within 30 days, or

   . there has been a breach by the other party of a covenant or agreement contained in the merger agreement that cannot be or has not been cured within 30 days, which would be reasonably likely, individually or in the aggregate, to have a material adverse effect on the breaching party or the surviving corporation

  . Delay--by either ourselves or Wells Fargo if the merger is not completed by June 30, 2000, unless the delay is caused by the knowing action or inaction of the party seeking to terminate the merger agreement

  . No Approval--by either ourselves or Wells Fargo, if:

   . any approval of the merger that must be granted by a governmental entity has been denied and this denial has become final and nonappealable, or the governmental entity has requested the permanent withdrawal of the approval application, or

   . the shareholder approval required by the merger agreement is not obtained

  . Failure to Recommend--by Wells Fargo if, at any time prior to the special meeting, our board fails to recommend the merger, withdraws its recommendation or modifies or changes its recommendation in a manner adverse to Wells Fargo's interests.

   In addition, the merger agreement provides us with a termination right in the event that, generally, the price of Wells Fargo's common stock falls below $32.00 per share and underperforms the price performance of a group of peer bank holding companies by more than fifteen percentage points. More specifically, during the five-day period starting on the first day after the conditions to the merger set forth in the merger agreement are satisfied, our board can terminate the merger agreement if both of the following conditions are met:

  . the average closing price of Wells Fargo's common stock as reported on the NYSE composite transactions reporting system over the ten days ending on the date that the conditions to the merger set forth in the merger agreement are satisfied (the "measurement period") is less than $32.00, and

  . the ratio of Wells Fargo's average closing price to $38.50 (the closing price of Wells Fargo's common stock on September 27, 1999, the last full NYSE trading date before we executed the merger agreement), is more than
    0.15 less than the ratio of the average closing price over the measurement period of an index of Wells Fargo peer financial institutions (the "index group") to the price of that index on September 27, 1999.

   For three days after Wells Fargo receives notice that we intend to exercise our termination right, Wells Fargo can opt to increase the exchange ratio according to a formula in the merger agreement. This formula generally provides for an increase with the effect that the dollar value of the revised merger consideration per share of Ragen MacKenzie common stock, based on the Wells Fargo average closing price, would be equal to the value that would have been received by a Ragen MacKenzie shareholder if the Wells Fargo average closing price were the minimum necessary so that one of the two conditions described above would not have been met. If Wells Fargo elects to increase the exchange ratio according to this formula, then we will no longer have our right to terminate the merger agreement, and the exchange ratio will be revised accordingly. Because the formula is dependent on the future price of Wells Fargo's common stock and that of the index group, it is not possible at present to determine what the adjusted conversion ratio would be, but, in general, the ratio would be increased and, consequently, more shares of Wells Fargo's common stock issued, to take into account the extent to which the average closing price of Wells Fargo common stock was below $32.00 or trailed the performance of the average stock price of the index group, as applicable.

   The price of the index group on any date is determined based on the weighted average closing prices on that date of each of 19 financial institutions. The weightings are based on the number of outstanding shares of each of the companies. The companies comprising the index group, and their weightings, are as follows:

   Bank of America Corporation......  19.8 National City Corporation........  7.1
   Bank One Corporation.............  13.4 Northern Trust Corporation.......  1.3
   BB&T Corporation.................   3.6 PNC Bank Corp....................  3.4
   Comerica Incorporated............   1.8 Regions Financial Corporation....  2.6
   Fifth Third Bancorp..............   3.1 State Street Corporation.........  1.8
   First Union Corporation..........  10.9 Summit Bancorp...................  2.0
   Huntington Bancshares, Inc.......   2.6 SunTrust Banks, Inc..............  3.7
   KeyCorp..........................   5.1 U.S. Bancorp.....................  8.4
   Marshall & Illsley Corporation...   1.2 Wachovia Corporation.............  2.3
   Mellon Bank Corporation..........   5.9

   A company will be removed from the index group and the weights will be redistributed proportionately among the remaining companies if:

  . the common stock of that company stops being publicly traded

  . the company announces a proposal to be acquired, or

  . the company announces a proposal to acquire another company or companies in transactions with a value of more than 25% of the acquiror's market capitalization on September 27, 1999.

   Whether or not we complete the merger, all fees and expenses incurred in connection with the merger will be paid by the party incurring the expenses. However, the costs and expenses of printing and mailing this document, and all filing and other fees paid to the SEC in connection with the merger, will be borne equally by us and Wells Fargo. Furthermore, termination will not relieve a breaching party from liability for any willful breach of the merger agreement or of its obligations under the stock option agreement.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

   At any time before the effective time, any provision of the merger agreement may be:

  . waived by the party benefited by the provision, or

  . amended or modified at any time, by an agreement authorized by our board and the Wells Fargo board.

   However, after our shareholders approve the merger agreement, there may not be, without further approval of these shareholders, any amendment to the merger agreement that under applicable law requires further approval of these shareholders.

STOCK EXCHANGE LISTING

   Wells Fargo has agreed to cause the shares of Wells Fargo common stock to be issued in the merger to be approved for listing on the NYSE. Each party's obligation to consummate the merger is conditioned on the shares of Wells Fargo common stock being authorized for listing on the NYSE, subject to official notice of issuance.

INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM YOURS

   Some members of Ragen MacKenzie's management and board have interests in the merger that are in addition to the interests as Ragen MacKenzie shareholders that they share with you. The Ragen MacKenzie board was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions it contemplates.

   New Retention Agreements. In connection with the merger, Ragen MacKenzie entered into retention agreements with Lesa A. Sroufe, James Kerr, V. Lawrence Bensussen, Robert J. Mortell and Mark A. McClure, each of which contains provisions related to noncompetition, nonsolicitation and retention of the employee. Each retention agreement commences upon the completion of the merger and expires upon the first to occur of the 36-month anniversary of the consummation of the merger and March 31, 2003. Under their retention agreements, Ms. Sroufe and Messrs. Kerr and Mortell will each receive guaranteed annual compensation of not less than $500,000, and Mr. Bensussen will receive guaranteed annual compensation of not less than $300,000.

   The retention agreements also entitle each of the covered executives to retention payments as of the completion of the merger. The retention payments will be in the form of options to purchase shares of Wells Fargo common stock that vest at the end of the executive's term of employment under his or her employment agreement. Ms. Sroufe and Messrs. Kerr, Bensussen, Mortell and McClure will receive Wells Fargo options with a value (determined as of the completion of the merger based on the Black-Scholes valuation of Wells Fargo common stock at that time) equal to $500,000, $750,000, $300,000, $500,000 and
$275,000, respectively. The retention agreements with Ms. Sroufe and Messrs. Mortell, Kerr and Bensussen provide that if, during the term of the retention agreement, the executive's employment is terminated without cause or the executive terminates his or her employment for good reason, the executive is entitled to receive:

  . the guaranteed annual compensation that each executive would have received if their employment had continued until the end of the term

  . any unpaid annual base salary which has accrued for services already performed as of the termination

  . any unpaid retention payments, paid in cash instead of Wells Fargo options.

   The retention agreement with Mr. McClure provides that if, during the term of the retention agreement, his employment is terminated without cause or he terminates his employment for good reason, he is entitled to receive:

  . any unpaid compensation which has accrued for services already performed as of the termination

  . any unpaid retention payments, paid in cash instead of Wells Fargo options

  . additional payments totaling $50,000, payable in equal installments over the three months following termination.

   If any of these executives is terminated for cause or terminates his or her employment without good reason, the executive will only be entitled to any unpaid compensation which has accrued for services already performed as of the termination.

   Each retention agreement contains provisions related to noncompetition and nonsolicitation. These noncompetition and nonsolicitation obligations continue during the executive's employment term, even if the executive's employment is terminated, except that Mr. McClure's noncompete and nonsolicitation obligations cease if his employment is terminated without cause or he terminates his employment for good reason. Under the retention agreements, each executive agrees not to:

  . be employed by, perform services for, own, manage, operate, join or control, or be related or connected to, any competitor of Ragen MacKenzie

  . solicit, influence or entice:

   . any employee or consultant of Ragen MacKenzie to cease his or her relationship with Ragen MacKenzie

   . any client, customer, distributor, partner, joint venturer, supplier or service provider of Ragen MacKenzie to do business or in any way become associated with any competitor of Ragen MacKenzie.

   Under the retention agreements, a "competitor" of Ragen MacKenzie is any organization that is subject to regulation by the SEC because of its activities as a broker, dealer, investment advisor, investment company, underwriter or a related business and that conducts business in any state or province in which Ragen MacKenzie conducts business.

   In addition, each retention agreement provides that during the executive's employment and following termination of that employment, the executive will not disclose any confidential information related to Ragen MacKenzie, and will return all confidential information upon termination of employment. The retention agreement with Mr. McClure provides that if he is no longer subject to the noncompetition portion of his retention agreement, his list of personal clients, other than clients introduced to him by Wells Fargo, will not be covered by the confidentiality portions of his retention agreement.

   Stock-Based Rights. The merger agreement provides that at the effective time, each outstanding stock option to acquire shares of Ragen MacKenzie common stock granted under our stock plans will cease to represent the right to acquire shares of Ragen MacKenzie common stock and will be converted into and become a right with respect to Wells Fargo common stock, and each Ragen MacKenzie stock plan will be assumed by Wells Fargo. Under the terms of our stock plans, the stock option awards held by the executive officers of Ragen MacKenzie will become fully vested and exercisable if the holder's employment is terminated within two years of a change in control, unless the termination is for cause or by the holder voluntarily without good reason.

   Indemnification and Insurance. Wells Fargo has agreed to ensure the survival after the merger of all rights to indemnification and all limitations of liability existing in Ragen MacKenzie's articles and bylaws in favor of current or former directors and officers of Ragen MacKenzie or its subsidiaries, or anyone who becomes a director or officer of Ragen MacKenzie prior to the effective time, with respect to certain claims, whether asserted before or after the merger. These claims include those arising from:

  . facts or events that occurred before the effective time

  . the merger agreement or any of the transactions contemplated by the merger agreement.

   The merger agreement also provides that Wells Fargo will use its reasonable best efforts to cover for six years following the effective time the officers and directors of Ragen MacKenzie and its subsidiaries under a director's and officer's liability insurance policy with respect to claims arising out of facts or events occurring at or prior to the effective time. This insurance will provide at least the same coverage and amounts as the coverage currently provided by Ragen MacKenzie for a total premium cost of not more than 150% of the current amount expended by Ragen MacKenzie to provide this insurance.

STOCK OPTION AGREEMENT

   Immediately after the execution of the merger agreement, we entered into a stock option agreement with Wells Fargo, dated September 28, 1999, under which we granted to Wells Fargo an option to purchase Ragen MacKenzie common stock from us under the conditions we describe below.

   The option agreement grants Wells Fargo an option on 19.9% of our outstanding common stock. The option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms of the merger agreement and to compensate Wells Fargo if the merger is not completed. Consequently, aspects of the option agreement may discourage persons who might be interested in acquiring all of or a significant interest in us from considering or proposing an acquisition, even if these persons were prepared to offer to pay consideration to the Ragen MacKenzie shareholders that had a higher current market price than the shares of Wells Fargo common stock to be received under the merger agreement. An agreement to acquire us, or the accumulation of 20% or more of our common stock by a third party, could cause the option to become exercisable. The existence of the option could significantly increase the cost to a potential acquiror of acquiring us. This increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per-share price to acquire us than it might otherwise have proposed to pay. Moreover, following consultation with our respective independent accountants, we believe that the exercise or repurchase of the option is likely to prohibit another acquiror from accounting for any acquisition of us using the "pooling of interests" accounting method for a period of two years.

   The option agreement provides for the purchase by Wells Fargo of up to 2,570,093 shares (the "option shares") of Ragen MacKenzie common stock at an exercise price of $15.50 per share, payable in cash. The option shares, if issued under the option agreement, will in no event exceed 19.9% of the Ragen MacKenzie common stock issued and outstanding without giving effect to the issuance of any Ragen MacKenzie common stock subject to the option.

   The number of shares of Ragen MacKenzie common stock subject to the option will be increased or decreased, as appropriate, to the extent that additional shares of Ragen MacKenzie common stock are either:

  . issued or otherwise become outstanding, other than under an exercise of the option, or

  . redeemed, repurchased, retired or otherwise cease to be outstanding after September 28, 1999 such that, thereafter, the number of option shares will continue to equal 19.9% of the Ragen MacKenzie common stock then issued and outstanding before considering the issuance of any Ragen MacKenzie common stock subject to the option.

   Also, in the event of any change in, or distributions in respect of, the number of shares of Ragen MacKenzie common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of Ragen MacKenzie common stock or similar transaction, the type and number of option shares purchasable upon exercise of the option, and the applicable option price, will be adjusted in such a manner as will fully preserve the economic benefits of the option.

   The option agreement provides that Wells Fargo or any other holder or holders of the option (as used in this section, collectively, the "holder") may exercise the option, in whole or in part, subject to regulatory approval, if both an "Initial Triggering Event" and a "Subsequent Triggering Event" have occurred prior to the occurrence of an "Exercise Termination Event"; so long as the holder has sent to Ragen MacKenzie written notice of the exercise within 90 days following the Subsequent Triggering Event (subject to extension as provided in the option agreement). Any exercise of the option will be deemed to occur on the date this notice is sent.

   The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in Ragen MacKenzie. For purposes of the option agreement, the term "Initial Triggering Event" means the occurrence of any of the following events or transactions on or after September 28, 1999:

  . we or any of our subsidiaries, without Wells Fargo's prior written consent, enters into an agreement to engage in, or our board recommends that our shareholders approve or accept, an Acquisition Transaction with any person or group, other than as contemplated by the merger agreement

  . we or any of our subsidiaries, without Wells Fargo's prior written consent, authorizes, recommends, proposes to engage in, or publicly announces its intention to authorize, recommend or propose to engage in, an Acquisition Transaction, or our board publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to Wells Fargo, its recommendation that our shareholders approve the merger agreement in anticipation of engaging in an Acquisition Transaction

  . any person other than Wells Fargo, any subsidiary of Wells Fargo or any subsidiary of ours acting in a fiduciary capacity in the ordinary course of business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Ragen MacKenzie common stock

  . any person other than Wells Fargo or any subsidiary of Wells Fargo makes a bona fide proposal to us or to our shareholders by public announcement, or written communication that becomes the subject of public disclosure, to engage in an Acquisition Transaction

  . we breach any covenant or obligation in the merger agreement after any person, other than Wells Fargo or any subsidiaries of Wells Fargo, has proposed an Acquisition Transaction, and this breach both would entitle Wells Fargo to terminate the merger agreement and is not remedied prior to the date of Wells Fargo's notice to us of the exercise of the option

  . any person other than Wells Fargo or any subsidiary of Wells Fargo, other than in connection with a transaction to which Wells Fargo has given its prior written consent, files an application or notice with the U.S. Department of Justice, the FTC, the Federal Reserve Board, the NYSE or the NASD or other federal or state regulatory authority or self-regulatory organization for approval to engage or with respect to engaging in an Acquisition Transaction.

   For purposes of the option agreement, the term "Acquisition Transaction" means:

  . a merger or consolidation, or any similar transaction with us or any of our Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC)

  . a purchase, lease or other acquisition or assumption of all or a substantial portion of our assets or deposits or those of any of our Significant Subsidiaries

  . a purchase or other acquisition of securities representing 10% or more of our voting power, or

  . any substantially similar transaction, except that in no event will any merger, consolidation, purchase or similar transaction involving only us and one or more of our wholly-owned subsidiaries, or involving only any two or more of its subsidiaries, be an Acquisition Transaction.

   The term "Subsequent Triggering Event" means the occurrence of either of the following events or transactions after September 28, 1999:

  . the acquisition by any person of beneficial ownership of 20% or more of the then-outstanding shares of Ragen MacKenzie common stock

  . the occurrence of the Initial Triggering Event described above in the first bullet point under the definition of "Initial Triggering Event," except that the percentage referred to in the third bullet point of the definition of "Acquisition Transaction" will be 20%.

   The option will expire upon the occurrence of an "Exercise Termination Event," which includes:

  . the effective time

  . termination of the merger agreement in accordance with the provisions of the merger agreement if prior to the occurrence of an Initial Triggering Event, except a termination by Wells Fargo as a result of

   . our uncured material breach of the merger agreement, unless the breach is non-volitional

   . the failure of our board to recommend that our shareholders approve of the merger agreement, or if their recommendation is changed in a way adverse to Wells Fargo's interests

  . the date that is 12 months after the termination of the merger agreement if the termination occurs after the occurrence of an Initial Triggering Event or is a termination by Wells Fargo as a result of either of the two factors listed above.

   If an Initial Triggering Event continues or occurs beyond the termination of the merger agreement and prior to the passage of this 12-month period, the option will terminate 12 months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after the termination of the merger agreement.

   As of the date of this document, to our knowledge, no Initial Triggering Event or Subsequent Triggering Event has occurred.

   Under some circumstances we may be required to repurchase the option, and any shares for which the option was exercised, for a price specified in the option agreement. Immediately prior to the occurrence of a Repurchase Event:

  . following a request of a holder, delivered prior to an Exercise
    Termination Event, we, or any successor to us, will repurchase the option from the holder at a price (the "Option Repurchase Price") equal to the amount by which

   . the Market/Offer Price exceeds

   . the exercise price, multiplied by the number of shares for which the option may then be exercised and

  . at the request of the owner of option shares from time to time (the
    "owner"), delivered within 90 days of the occurrence of a Repurchase Event (or a later period as provided in Section 10 of the option agreement), Ragen MacKenzie will repurchase the number of option shares from the owner as the owner will designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of option shares so designated.

   The term "Market/Offer Price" means the highest of:

  . the price per share of Ragen MacKenzie common stock at which a tender offer or exchange offer for the Ragen MacKenzie common stock has been made

  . the price per share of Ragen MacKenzie common stock to be paid by any third party under an agreement with us

  . the highest closing price for shares of Ragen MacKenzie common stock within the six-month period immediately preceding the date the holder gives notice of the required repurchase of the option or the owner gives notice of the required repurchase of option shares, as the case may be

  . in the event of a sale of all or a substantial portion of our assets, the sum of the price paid in the sale for these assets and the current market value of the remaining assets of ours as determined by a nationally recognized investment banking firm selected by the holder or the owner, as the case may be, and reasonably acceptable to Ragen MacKenzie, divided by the number of shares of Ragen MacKenzie common stock outstanding at the time of the sale.

   A "Repurchase Event" is deemed to have occurred:

  . upon the consummation of an Acquisition Transaction

  . upon the acquisition by any person of the beneficial ownership of 50% or more of the then-outstanding Ragen MacKenzie common stock, as long as a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

   In some situations, the option will convert into an option to purchase the shares of our successor. In the event that, prior to an Exercise Termination Event, we enter into any agreement:

  . to consolidate with or merge into any person, other than Wells Fargo or one of its subsidiaries, such that Ragen MacKenzie is not the continuing or surviving corporation of the consolidation or merger

  . to permit any person, other than Wells Fargo or one of its subsidiaries, to merge into Ragen MacKenzie and Ragen MacKenzie is the continuing or surviving corporation, but, in connection with the consolidation or merger, the then-outstanding shares of the Ragen MacKenzie common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then-outstanding shares of Ragen MacKenzie common stock after the merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation

  . to sell or otherwise transfer all or substantially all of its assets to any person, other than Wells Fargo or any of its subsidiaries,

then the agreement governing these transactions must provide that, upon consummation of the transaction and upon terms and conditions set forth in the option agreement, the option will be converted into, or exchanged for, an option having substantially the same terms as the option (the "Substitute Option") to purchase securities, at the election of the holder, of either the acquiring person or any person that controls the acquiring person.

   At the request of the holder of the Substitute Option, the issuer of the Substitute Option will repurchase it at a price, and subject to any other terms and conditions, set forth in the option agreement.

   Cash Surrender Value. Wells Fargo may, at any time during which Ragen MacKenzie would be required to repurchase the option or any option shares as described above, surrender the option (together with any option shares issued to and then owned by the holder) to Ragen MacKenzie in exchange for a cash payment equal to the Surrender Price, except that Wells Fargo may not exercise this right if we have previously repurchased the option (or any portion of the option) or any option shares as described above. The "Surrender Price" is

  . $7,500,000, plus

  . if applicable, the aggregate purchase price previously paid by Wells
    Fargo with respect to any option shares, minus

  . if applicable, the excess of:

   . the net cash, if any, received by Wells Fargo in an arm's-length sale of option shares (or any other securities into which these option shares were converted or exchanged) to any party not affiliated with Wells Fargo, over

   . the purchase price paid by Wells Fargo with respect to these option shares.

   Some rights and obligations of Wells Fargo and us under the option agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board may be required for the acquisition by Wells Fargo of more than 5% of the outstanding shares of Ragen MacKenzie common stock if Wells Fargo has not become a "financial holding company" prior to that time. See "Regulation and Supervision of Wells Fargo--Financial Modernization Legislation." The acquisition by Wells Fargo of Ragen MacKenzie common stock under the option agreement may be subject to the provisions of the HSR Act, which, if it applied, would require Wells Fargo to wait for a specified period before completing the acquisition.

RESTRICTIONS ON RESALES BY AFFILIATES

   The shares of Wells Fargo common stock to be issued to our shareholders in the merger have been registered under the Securities Act. They may be traded freely and without restriction by you if you are not deemed to be an affiliate of ours under the Securities Act. An "affiliate" of ours, as defined by the rules promulgated under the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls us, is controlled by us, or is under common control with us. Any subsequent transfer of these shares by any person who is an affiliate of ours at the time the merger is submitted for vote of our shareholders will, under existing law, require one of the following:

  . the further registration under the Securities Act of the proposed transfer of these shares of Wells Fargo common stock

  . compliance with Rule 145 under the Securities Act (permitting limited sales in some circumstances)

  . the availability of another exemption from the registration requirements of the Securities Act.

   We expect these restrictions to apply to our directors and executive officers, to some of their family members and to entities in which they may have a substantial ownership interest. Stop transfer instructions will be given by Wells Fargo to its transfer agent with respect to the Wells Fargo common stock to be received by persons subject to the restrictions described above, and the certificates for this stock will bear appropriate legends.

   We have agreed in the merger agreement to use our best efforts to cause each person who is an affiliate of ours (for purposes of Rule 145) to deliver to Wells Fargo a written agreement intended to ensure compliance with the Securities Act.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

WELLS FARGO

   Wells Fargo common stock is listed on the NYSE and traded under the symbol "WFC." The following table sets forth, for the periods indicated, the high and low reported sale prices per share of Wells Fargo common stock on the NYSE composite transactions reporting system and cash dividends declared per share of Wells Fargo common stock.

                                                     Price range of
                                                      common stock
                                                     --------------
                                                                      Dividends
                                                     High      Low    declared
                                                     ----      ---    ---------
   1998
   ----
   First Quarter.................................. 43  7/8   34  3/4    .165
   Second Quarter................................. 43  3/4   34         .165
   Third Quarter.................................. 39  3/4   27  1/2    .185
   Fourth Quarter................................. 40  7/8   30  3/16   .185
   1999
   ----
   First Quarter.................................. 40  7/16  32  1/8    .185
   Second Quarter................................. 44  7/8   34  3/8    .200
   Third Quarter.................................. 45  5/16  36  7/16   .200
   Fourth Quarter................................. 49  15/16 38  3/8    .200
   2000
   ----
   First Quarter (through February 8, 2000)....... 41  11/16 35  7/8    .220

   The timing and amount of future dividends will depend upon earnings, cash requirements, the financial condition of Wells Fargo and its subsidiaries, applicable government regulations and other factors deemed relevant by the Wells Fargo board. As described under "Regulation and Supervision of Wells Fargo--Dividend Restrictions," various U.S. state and federal laws limit the ability of affiliate banks to pay dividends to Wells Fargo. Further, as a Delaware corporation, Wells Fargo's dividends are restricted by Delaware law as described under "Wells Fargo Capital Stock--Wells Fargo Common Stock-- Distributions."

RAGEN MACKENZIE

   Ragen MacKenzie common stock is listed on the NYSE and traded under the symbol "RMG." The following table sets forth the high and low reported sales prices per share of Ragen MacKenzie common stock for the fiscal periods indicated, as listed in the NYSE composite transactions reporting system. Ragen MacKenzie common stock began trading on June 23, 1998, and our initial public offering was completed on June 26, 1998, which was the end of our third fiscal quarter. Therefore, the information presented below for the third fiscal quarter of 1998 covers only that period, and no data is presented before that date.

                                                                Price range of
                                                                 common stock
                                                              ------------------
                                                                High      Low
                                                              -------- ---------
   Fiscal 1998
   -----------
   Third Quarter (6/23/98--6/26/98).......................... 15  3/8  14
   Fourth Quarter (6/27/98--9/25/98)......................... 15  1/2   9  13/16

   Fiscal 1999
   -----------
   First Quarter (9/26/98--12/25/98)......................... 13        8  13/16
   Second Quarter (12/28/99--3/26/99)........................ 12  3/4  10  11/16
   Third Quarter (3/27/99--6/25/99).......................... 12  3/4   9   3/4
   Fourth Quarter (6/26/99--9/24/99.......................... 18  7/16 11

   Fiscal 2000
   -----------
   First Quarter (9/25/99--12/31/99)......................... 21  3/8  16   5/8
   Second Quarter (through February 8, 2000)................. 18  5/8  17   1/4

   We have not paid or declared cash dividends on the Ragen MacKenzie common stock since the shares were issued, and the merger agreement provides that we cannot pay cash dividends on our common stock pending consummation of the merger. See "The Merger--Conduct of Business Pending the Merger."

                         INFORMATION ABOUT WELLS FARGO

   Wells Fargo is a diversified financial services company. Through its subsidiaries and affiliates, Wells Fargo provides retail, commercial, real estate and mortgage banking, asset management and consumer finance, as well as a variety of other financial services, including equipment leasing, agricultural finance, securities brokerage and investment banking, insurance agency services, computer and data processing services, trust services, mortgage-backed securities servicing, and venture capital investment. At September 30, 1999, Wells Fargo had consolidated total assets of $207.1 billion, consolidated total deposits of $131.6 billion and stockholders' equity of $22.2 billion. Based on assets at September 30, 1999, Wells Fargo was the 7th largest commercial banking organization in the United States.

   Wells Fargo expands its business in part by acquiring banking institutions and other companies engaged in activities closely related to banking. Wells Fargo continues to explore opportunities to acquire banking institutions and other companies permitted by the Bank Holding Company Act of 1956. Discussions are continually being carried on related to such acquisitions. Wells Fargo does not presently know whether, or on what terms, such discussions will result in further acquisitions. It is the policy of Wells Fargo not to comment on such discussions or possible acquisitions until a definitive agreement with respect thereto has been signed.

   Wells Fargo is a legal entity separate and distinct from its banking and nonbanking subsidiaries. As a result, the right of Wells Fargo--and thus the right of Wells Fargo's creditors--to participate in any distribution of assets or earnings of any subsidiary, other than in its capacity as a creditor of such subsidiary, is subject to the prior payment of claims of creditors of such subsidiary. The principal sources of Wells Fargo's revenues are dividends and fees from its subsidiaries. See "Regulation and Supervision of Wells Fargo-- Dividend Restrictions" for a discussion of the restrictions on the subsidiary banks' ability to pay dividends to Wells Fargo.

   Wells Fargo's executive offices are located at 420 Montgomery Street, San Francisco, California 94163, and its telephone number is (800) 411-4932.

MANAGEMENT AND ADDITIONAL INFORMATION

   Wells Fargo's Annual Report on Form 10-K for the year ended December 31, 1998 incorporates by reference or sets forth information about executive compensation, various benefit plans including stock option plans, voting securities and their principal holders, various relationships and related transactions and other related matters pertaining to Wells Fargo. You can also find additional information about the beneficial ownership of Wells Fargo common stock by persons and entities owning more than 5% of the stock, and by Wells Fargo's directors and executive officers, in the definitive proxy statement Wells Fargo filed with the SEC and sent to its shareholders in connection with its 1999 annual meeting of shareholders. We incorporate both of these documents into this document by reference. If you would like copies of these documents, you may contact Wells Fargo at the address or telephone number indicated under "Where You Can Find More Information."

INFORMATION ON WELLS FARGO'S WEB SITE

   Information on the internet web site of Wells Fargo or any subsidiary of Wells Fargo is not part of this document, and you should not rely on that information in deciding whether to approve the merger unless that information is also in this document or in a document that is incorporated by reference into this document.

                       INFORMATION ABOUT RAGEN MACKENZIE

   Ragen MacKenzie was incorporated in April 1998 to serve as a holding company for all of the operations of Ragen MacKenzie Incorporated. Ragen MacKenzie Incorporated was incorporated as a Washington corporation in 1987, the year in which it succeeded to the business of Cable, Howse & Ragen, a Washington limited partnership formed in 1982. Ragen MacKenzie Incorporated is registered with the SEC as a broker/dealer and is a member firm of the NYSE. On June 22, 1998, Ragen MacKenzie Incorporated merged with a wholly-owned subsidiary of Ragen MacKenzie as part of a reorganization. As a result of the reorganization, Ragen MacKenzie operates as a holding company and is the sole shareholder of Ragen MacKenzie Incorporated and Ragen MacKenzie Investment Services, Inc. On June 26, 1998, Ragen MacKenzie completed an initial public offering of its common stock.

   Our primary business is retail securities brokerage, which we conduct in our Seattle headquarters and 32 additional offices in seven Western states, which include 25 offices operated by independent contractors. This business is directly supported by our proprietary research efforts, which are based on a value-oriented, contrarian approach to investing. Our research department covers approximately 90 publicly traded companies headquartered in the Pacific Northwest and maintains a recommended list of selected regional and national stocks. Other aspects of our business include proprietary trading of certain fixed income securities, institutional brokerage services, correspondent brokerage services and investment banking services.

   At September 24, 1999, we had total assets of $649 million and total shareholders' equity of $121 million. Net income totaled $16 million for the fiscal year ending September 24, 1999. Revenues generated from our retail securities brokerage services (including revenue from offices operated by independent contractors and excluding interest earned on retail brokerage customer account balances), proprietary trading of certain fixed income securities (excluding interest income on the related securities inventory), institutional brokerage services and correspondent brokerage services (excluding interest earned on customer account balances) constituted 40.6%, 11.6%, 6.2% and 2.8%, respectively, of our total revenues in fiscal 1999. The remaining percentage of total revenues in fiscal 1999 consists primarily of interest income earned on retail brokerage customer account balances.

   Our executive offices are located at 999 Third Avenue, Suite 4300, Seattle, Washington 98104, and our telephone number is (206) 343-5000.

MANAGEMENT AND ADDITIONAL INFORMATION

   Our Annual Report on Form 10-K for the year ended September 24, 1999 incorporates by reference or sets forth information relating to executive compensation, various benefit plans (including stock option plans), voting securities and their principal holders, various relationships and related transactions and other related matters pertaining to our company. We incorporate this Annual Report on Form 10-K in this document by reference. If you would like copies of this document, you may contact us at our address or telephone number indicated under "Where You Can Find More Information."

INFORMATION ON RAGEN MACKENZIE'S WEB SITE

   Information on our internet web site or the web site of any of our subsidiaries is not part of this document, and you should not rely on that information in deciding whether to approve the merger unless that information is also in this document or in a document that is incorporated by reference into this document.

                   REGULATION AND SUPERVISION OF WELLS FARGO

   The following discussion briefly describes the material elements of the regulatory framework governing bank holding companies and their subsidiaries, and provides specific information relevant to Wells Fargo. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to our companies or our subsidiaries may have a material effect on our businesses. More information is contained in the documents incorporated in this document by reference. See "Where You Can Find More Information" for information on how you can obtain these documents.

   As a bank holding company, Wells Fargo is subject to regulation under the Bank Holding Company Act, and to inspection, examination and supervision by the Federal Reserve Board. Under the Bank Holding Company Act, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares, or substantially all the assets, of any company, including a bank or another bank holding company, without the Federal Reserve Board's prior approval. Also, bank holding companies generally may engage only in banking and other activities that are determined by the Federal Reserve Board to be closely related to banking. In the event a bank holding company has elected to become a "financial holding company" (an "FHC"), it would no longer be subject to the general requirements that it obtain the Federal Reserve Board's approval prior to acquiring more than 5% of the voting shares, or substantially all of the assets, of a company that is not a bank or bank holding company. Moreover, as an FHC, it would be permitted to engage in activities that are jointly determined by the Federal Reserve Board and the Treasury Department to be "financial in nature or incidental to such financial activity." FHCs may also engage in activities that are determined by the Federal Reserve Board to be "complementary to financial activities."

   Our affiliate national banking associations, such as Wells Fargo Bank, N.A., are subject to regulation and examination primarily by the Office of the Comptroller of the Currency and, secondarily, by the Federal Deposit Insurance Corporation and the Federal Reserve Board. Wells Fargo's state-chartered banks are subject to primary federal regulation and examination by the FDIC or the Federal Reserve Board and, in addition, are regulated and examined by banking departments of the states where they are chartered. Wells Fargo and its subsidiaries also are affected by the fiscal and monetary policies of the federal government and the Federal Reserve Board, and by various other governmental requirements and regulations.

   Many of Wells Fargo's nonbank subsidiaries also are subject to regulation by the Federal Reserve Board and other applicable federal and state agencies. Wells Fargo's brokerage subsidiaries are regulated by the SEC, the NASD and state securities regulators. Wells Fargo's insurance subsidiaries are subject to regulation by applicable state insurance regulatory agencies. Other nonbank subsidiaries of Wells Fargo are subject to the laws and regulations of both the federal government and the various states in which they conduct business.

LIABILITY FOR BANK SUBSIDIARIES

   Under current Federal Reserve Board policy, a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to maintain resources adequate to support each subsidiary bank. This support may be required at times when the bank holding company may not have the resources to provide it. In addition, Section 55 of the National Bank Act permits the OCC to order the pro rata assessment of stockholders, such as Wells Fargo, of a national bank whose capital has become impaired. If a stockholder fails to pay that assessment within three months, the OCC can order the sale of the stockholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a U.S. federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

   All of Wells Fargo's banks are FDIC-insured depository institutions. Any depository institutions that are insured by the FDIC, such as Wells Fargo's bank subsidiaries, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC due to the default of an FDIC-insured depository institution controlled by the same bank holding company, or for any assistance provided by the FDIC to an FDIC-insured depository institution controlled by the same bank holding company that is in danger of default.

   "Default" generally means the appointment of a conservator or receiver. "In danger of default" generally means the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

   Also, if a default occurred with respect to a bank, any capital loans to the bank from its parent holding company would be subordinate in right of payment to payment of the bank's depositors and certain of its other obligations.

CAPITAL REQUIREMENTS

   Wells Fargo is subject to risk-based capital requirements and guidelines imposed by the Federal Reserve Board. These are substantially similar to the capital requirements and guidelines imposed by the OCC and the FDIC on the depository institutions under their jurisdictions. For this purpose, a depository institution's or holding company's assets, and some of its specified off-balance sheet commitments and obligations, are assigned to various risk categories. A depository institution's or holding company's capital, in turn, is classified in one of three tiers, depending on type:

    CORE ("TIER 1")        SUPPLEMENTARY ("TIER 2")     MARKET RISK ("TIER 3")
        CAPITAL                   CAPITAL                    CAPITAL


------------------------  ------------------------   ------------------------


 . common equity           among other items:         among other items:


 . retained earnings       . perpetual preferred      . qualifying unsecured
                            stock not meeting the      subordinated debt
 . qualifying                Tier 1 definition
  noncumulative
  perpetual preferred     . qualifying mandatory
  stock                     convertible
                            securities
 . a limited amount of
  qualifying cumulative   . qualifying
  perpetual preferred       subordinated debt
  stock at the holding
  company level           . allowances for loan
                            and lease losses,
 . minority interests in     subject to
  equity accounts of        limitations
  consolidated
  subsidiaries

 . less goodwill and
  most intangible
  assets

   Wells Fargo, like other bank holding companies, currently is required to maintain Tier 1 capital and "total capital" (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8%, respectively, of its total risk-weighted assets (including various off-balance-sheet items, such as standby letters of credit). For a holding company to be considered "well capitalized" for regulatory purposes, its Tier 1 and total capital ratios must be 6% and 10% on a risk-adjusted basis, respectively. At September 30, 1999, Wells Fargo met both requirements, with Tier 1 and total capital equal to 8.71% and 11.30% of its respective total risk-weighted assets.

   Federal Reserve Board, FDIC and OCC rules require Wells Fargo to incorporate market and interest rate risk components into its risk-based capital standards. Under these market risk requirements, capital is allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve Board also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3% if the holding company has the highest regulatory rating and meets other requirements, or of 3% plus an additional "cushion" of at least 100 to 200 basis points (one to two percentage points) if the holding company does not meet these requirements. Wells Fargo's leverage ratio at September 30, 1999 was 7.22%.

   The Federal Reserve Board may set capital requirements higher than the minimums we've described for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. The Federal Reserve Board has also indicated that it will consider a "tangible Tier 1 capital leverage ratio" (deducting all intangibles) and other indications of capital strength in evaluating proposals for expansion or new activities.

   Wells Fargo's banking subsidiaries are subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking agency. Wells Fargo's management believes that each of Wells Fargo's subsidiary banks met all capital requirements to which they are subject.

   Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to restrictions on its business, which are described under "--Federal Deposit Insurance Corporation Improvement Act of 1991."

   Federal Deposit Insurance Corporation Improvement Act of 1991. The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDICIA"), among other things, identifies five capital categories for insured depository institutions: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized. It requires U.S. federal bank regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements based on these categories. The FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Unless a bank or thrift is well capitalized, it is subject to restrictions on its ability to offer brokered deposits and on other aspects of its operations. An undercapitalized bank or thrift must develop a capital restoration plan, and its parent holding company must guarantee the bank's or thrift's compliance with the plan up to the lesser of 5% of the bank's or thrift's assets at the time it became undercapitalized and the amount needed to comply with the plan.

   As of September 30, 1999, each bank and thrift subsidiary of Wells Fargo was well capitalized, based on the prompt corrective action ratios and guidelines described above. You should note, however, that a bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) prompt corrective action regulations and that the capital category may not constitute an accurate representation of the bank's overall financial condition or prospects for other purposes.

DIVIDEND RESTRICTIONS

   Wells Fargo is a legal entity separate and distinct from its subsidiary banks and other subsidiaries. Its principal source of funds to pay dividends on its common and preferred stock and debt service on its debt is dividends from its subsidiaries. Various federal and state statutory provisions and regulations limit the amount of dividends that Wells Fargo's bank subsidiaries may pay without regulatory approval. Dividends payable by a national bank without the express approval of the OCC are limited to the bank's retained net profits for the preceding two calendar years plus retained net profits up to the date of any dividend declaration in the current calendar year. The OCC defines retained net profits as net income less dividends declared during the period, both of which are based on regulatory accounting principles. Wells Fargo's state-chartered subsidiary banks also are subject to state regulations that limit dividends.

   Before Wells Fargo Bank, N.A. can declare dividends in 2000 without the prior approval of the OCC, it must have net income of approximately $500 million plus an amount equal to or greater than the dividends declared in 2000. Because it is not expected to meet this requirement, Wells Fargo Bank, N.A. will likely be required to obtain the prior approval of the OCC before it declares any dividends in 2000. Federal bank regulatory agencies have the authority to prohibit Wells Fargo's subsidiary banks from engaging in unsafe or unsound practices in conducting their businesses. The payment of dividends, depending on the financial condition of the bank in question, could be deemed an unsafe or unsound practice. The ability of Wells Fargo's subsidiary banks to pay dividends in the future is currently influenced, and could be further influenced, by bank regulatory policies and capital guidelines.

DEPOSIT INSURANCE ASSESSMENTS

   The deposits of Wells Fargo's subsidiary banks are insured up to regulatory limits by the FDIC, and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund (the "BIF") and/or the Savings Association Insurance Fund (the "SAIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on the bank's capitalization and supervisory evaluations provided to the FDIC by the institution's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

   The annual insurance premiums on bank deposits insured by the BIF and the SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

   The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of Financing Corporation (the "FICO") funding. The FDIC established the FICO assessment rates effective January 1, 1999 at $0.012 per $100 annually for BIF-assessable deposits and $0.061 per $100 annually for SAIF-assessable deposits. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.

DEPOSITOR PREFERENCE STATUTE

   In the "liquidation or other resolution" of the institution by any receiver, federal legislation provides that deposits and certain claims for administrative expenses and employee compensation against the insured depository institution would be afforded a priority over other general unsecured claims against that institution, including federal funds and letters of credit.

BROKERED DEPOSITS

   Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it is well capitalized or both is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or, unless it provides certain notice to affected depositors, offering "pass-through" deposit insurance on certain employee benefit plan accounts.

INTERSTATE BANKING AND BRANCHING

   Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state, subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company not control, prior or following the proposed acquisition, more than 10% of the total amount of deposits of insured depositary institutions nationwide or, unless the acquisition is the bank holding company's initial entry into the state, more than 30% of such deposits in the state, or a lesser or greater amount set by the state.

   The Riegle-Neal Act also authorizes banks to merge across state lines, thereby creating interstate branches. States may opt out of the Riegle-Neal Act and, by doing so, prohibit interstate mergers in the state. Wells Fargo will be unable to consolidate its banking operations in one state with those of another state if either state in question has opted out of the Riegle-Neal Act.

CONTROL ACQUISITIONS

   The Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company, unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, such as Wells Fargo, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

   In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding common stock of a bank holding company, or otherwise obtaining control or a "controlling influence" over that bank holding company.

SECTION 20 SUBSIDIARIES

   Section 20 of the Glass-Steagall Act, which has been repealed by the Gramm-Leach-Bliley Act effective March 11, 2000, prohibited affiliations between banks that are members of the Federal Reserve System and any firm "engaged principally" in the issue, flotation, underwriting, public sale or distribution of securities. The Federal Reserve Board has taken the position that a bank holding company that has not become an FHC must comply with the limitations of
Section 20 as if it were still in effect. The Federal Reserve Board has previously determined that a firm is not "engaged principally" in these ineligible activities if its revenues from these activities do not exceed 25 percent of its total gross revenues over any two-year period. If Wells Fargo has not become a FHC prior to the completion of the merger, the Federal Reserve Board will impose this limitation on the revenues derived from the ineligible securities activities currently conducted by Ragen MacKenzie. Wells Fargo believes that these revenues will not exceed the Federal Reserve Board's limitation. If these revenues were to exceed the limitation and Wells Fargo has not yet become an FHC, Ragen MacKenzie would be required either to increase its revenues from permissible activities or restrict ineligible activities in order to reduce the revenues derived from the ineligible activities.

FINANCIAL MODERNIZATION LEGISLATION

   On November 12, 1999, President Clinton signed into law the Gramm-Leach-Bliley Act which will, 120 days thereafter, permit bank holding companies to become financial holding companies and, by doing so, affiliate with securities firms and insurance companies and engage in other activities that are financial in nature or complementary thereto. A bank holding company may become an FHC, if each of its subsidiary banks is well capitalized under the FDICIA prompt corrective action provisions, well managed and has at least a satisfactory rating under the Community Reinvestment Act, by filing a declaration that the bank holding company wishes to become an FHC and meets all applicable requirements.

   No prior regulatory approval will be required for an FHC to acquire a company, other than a bank or savings association, engaged in activities permitted under the Gramm-Leach-Bliley Act. Activities cited by the Gramm-Leach-Bliley Act as being "financial in nature" include:

  . securities underwriting, dealing and market making

  . sponsoring mutual funds and investment companies

  . insurance underwriting and agency

  . merchant banking activities

  . activities that the Board has determined to be closely related to banking.

A national bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Subsidiary banks of an FHC or national banks with financial subsidiaries must continue to be well capitalized and well managed in order to continue to engage in activities that are financial in nature without regulatory actions or restrictions, which could include divestiture of the financial subsidiary or subsidiaries. In addition, an FHC or a bank may not acquire a company that is engaged in activities that are financial in nature unless each of the subsidiary banks of the FHC or the bank has at least a satisfactory Community Reinvestment Act rating.

   The Gramm-Leach-Bliley Act may change the operating environment of Wells Fargo and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict the ultimate effect that this legislation, or implementing regulations, will have upon the financial condition or results of operations of Wells Fargo or any of its subsidiaries.

                           WELLS FARGO CAPITAL STOCK

   As a result of the conversion of shares of Ragen MacKenzie common stock to shares of Wells Fargo common stock at the effective time, Ragen MacKenzie shareholders will become Wells Fargo stockholders. Your rights as Wells Fargo stockholders will be governed by Delaware law, the Wells Fargo restated certificate of incorporation and the Wells Fargo by-laws. This description of Wells Fargo's capital stock, including the Wells Fargo common stock to be issued in the merger, reflects the anticipated state of affairs at the effective time. The following summarizes the material terms of Wells Fargo's capital stock but does not purport to be complete, and is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Delaware law and the Wells Fargo restated certificate of incorporation, by-laws and the Wells Fargo Rights Agreement.

   A copy of the Wells Fargo restated certificate of incorporation as in effect as of the date of this document is attached as an exhibit to Wells Fargo's Current Report on Form 8-K dated June 28, 1993, and amendments to its certificate of incorporation are attached as exhibits to its Current Report on Form 8-K dated July 3, 1995, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1998. A description of Wells Fargo's common stock is contained in Wells Fargo's current report on Form 8-K filed October 14, 1997. A description of the preferred stock purchase rights that are attached to shares of Wells Fargo common stock is included in Wells Fargo's registration statement on Form 8-A dated October 21, 1998. These descriptions may be updated from time to time by amendments or reports filed by Wells Fargo with the SEC. See "Where You Can Find More Information" for information on how to obtain these documents.

WELLS FARGO COMMON STOCK

   Wells Fargo is authorized to issue 4,000,000,000 shares of common stock, par value $1-2/3 per share. At September 30, 1999, there were 1,649,763,637 shares of Wells Fargo common stock outstanding. All of the issued and outstanding shares of Wells Fargo common stock are, and upon the issuance of Wells Fargo common stock in connection with the merger will be, validly issued, fully paid and nonassessable. Holders of Wells Fargo common stock are not entitled to any preemptive rights.

   Voting and Other Rights. The holders of Wells Fargo common stock are entitled to one vote per share, and, in general, a plurality of votes cast with respect to a matter will be sufficient to authorize action upon routine matters. However:

  . Wells Fargo's restated certificate of incorporation may be amended only if the proposed amendment is approved by Wells Fargo's board of directors and thereafter approved by a majority of the outstanding stock entitled to vote on the amendment and by a majority of the outstanding stock of each class entitled to vote on the amendment as a class.

  . Wells Fargo's stockholders may amend its by-laws by the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

  . With some exceptions, under Delaware law the affirmative vote of a majority of the outstanding shares of Wells Fargo common stock entitled to vote is required to approve a merger or consolidation involving Wells Fargo or the sale, lease or exchange of all or substantially all of Wells Fargo's corporate assets. See "Comparison of Rights of Ragen MacKenzie Shareholders and Wells Fargo Stockholders--Shareholder/Stockholder Vote Required for Mergers" for a description of the exceptions to this rule.

   Directors are to be elected by a plurality of the votes cast, and Wells Fargo stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of Wells Fargo common stock entitled to vote in any election of directors of Wells Fargo may elect all of the directors standing for election. The Wells Fargo board is not classified.

   Assets Upon Dissolution. In the event of liquidation, holders of Wells Fargo common stock would be entitled to receive proportionately any assets legally available for distribution to shareholders of Wells Fargo with respect to shares held by them, subject to any prior rights of any Wells Fargo preferred stock then outstanding.

   Distributions. As a Delaware corporation, Wells Fargo may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

   As a bank holding company, the ability of Wells Fargo to pay distributions will be affected by the ability of its banking subsidiaries to pay dividends. The ability of these banking subsidiaries, as well as of Wells Fargo, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "Regulation and Supervision of Wells Fargo--Dividend Restrictions" for a more detailed description.

   Restrictions on Ownership. The Bank Holding Company Act requires any "bank holding company" (as defined in the Bank Holding Company Act) to obtain the approval of the Federal Reserve Board prior to acquiring 5% or more of Wells Fargo's outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of Wells Fargo's outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of Wells Fargo's outstanding common stock (or a holder of 5% or more if that holder otherwise exercises a "controlling influence" over Wells Fargo) is subject to regulation as a bank holding company under the Bank Holding Company Act. See "Regulation and Supervision of Wells Fargo--Control Acquisitions" for further description of the effects of the Change in Bank Control Act.

   Preferred Share Purchase Rights. Each issued share of Wells Fargo common stock includes a Wells Fargo Stockholder Right. See "--Wells Fargo Rights Plan."

WELLS FARGO PREFERRED STOCK

   Wells Fargo's restated certificate of incorporation currently authorizes the issuance of 20,000,000 shares of preferred stock without par value and 4,000,000 shares of preference stock without par value. At September 30, 1999, there were 6,550,197 shares of Wells Fargo preferred stock outstanding and no shares of Wells Fargo preference stock outstanding.

   The Wells Fargo board is authorized to issue preferred stock and preference stock in one or more series, to fix the number of shares in each such series, and to determine the designations and voting powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each series. The preferred stock and preference stock may be issued at any time in any amount, provided that not more than 20,000,000 shares of preferred stock and 4,000,000 shares of preference stock are outstanding at any one time.

   The Wells Fargo board may determine the designation and number of shares constituting a series, dividend rates, whether the series is redeemable and the terms of redemption, liquidation preferences, sinking fund requirements, conversion privileges, voting rights, as well as other preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions of these special rights, all without any vote or other action on the part of stockholders.

   The Wells Fargo board has designated 4,000,000 shares of Wells Fargo preferred stock for issuance as Series C Junior Participating Preferred Stock (the "Wells Fargo Series C Preferred Shares") under the Wells Fargo Rights Agreement. No Wells Fargo Series C Preferred Shares are outstanding as of the date of this document. See "--Wells Fargo Rights Plan."

WELLS FARGO RIGHTS PLAN

   Each share of Wells Fargo common stock (including shares that will be issued in the merger) has attached to it one preferred share purchase right. Once exercisable, each right allows the holder to purchase a fractional share of Wells Fargo's Series C Preferred Shares. A right, by itself, does not confer on its holder any rights of a Wells Fargo stockholder, including the right to vote or receive dividends, until the right is exercised. The rights trade automatically with shares of Wells Fargo common stock. The rights are designed to protect the interests of Wells Fargo and its stockholders against coercive takeover tactics. The rights are intended to encourage potential acquirors to negotiate on behalf of all stockholders the terms of any proposed takeover. Although not their purpose, the rights may deter takeover proposals.

   On October 21, 1998, the Wells Fargo board declared a dividend of one Wells Fargo Stockholder Right for each outstanding share of Wells Fargo common stock. The dividend was paid on November 23, 1998 (the "Rights Record Date") to the Wells Fargo stockholders of record on that date. Each Wells Fargo Stockholder Right entitles the registered holder to purchase from Wells Fargo one one-thousandth of a Wells Fargo Series C Preferred Share, subject to adjustment, at a price of $160 per one one-thousandth of a Wells Fargo Series C Preferred Share (the "Purchase Price"). The description and terms of the Wells Fargo Stockholder Rights are set forth in the Wells Fargo Rights Agreement.

   Until the earlier to occur of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock or (2) ten business days (or a later date as may be determined by action of the Wells Fargo Board prior to the time that any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Wells Fargo common stock (the earlier of these dates being called the "Distribution Date"), the Wells Fargo Stockholder Rights will be evidenced, with respect to any of the Wells Fargo common stock certificates outstanding as of the Rights Record Date, by a Wells Fargo common stock certificate with a copy of the Summary of Rights, attached to the Wells Fargo Rights Agreement as Exhibit C (the "Summary of Rights"), attached to the certificate.

   The Wells Fargo Rights Agreement provides that, until the Distribution Date, the Wells Fargo Stockholder Rights can only be transferred with the shares of Wells Fargo common stock to which they are attached. Until the Distribution Date (or earlier redemption or expiration of the Wells Fargo Stockholder Rights), new Wells Fargo common stock certificates issued after the Rights Record Date, upon transfer or new issuance of Wells Fargo common stock, will contain a notation incorporating the Wells Fargo Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Wells Fargo Stockholder Rights), the surrender for transfer of any certificates for shares of Wells Fargo common stock, outstanding as of the Rights Record Date, even without this notation or a copy of the Summary of Rights being attached to the certificates, will also constitute the transfer of the Wells Fargo Stockholder Rights associated with the shares of Wells Fargo common stock represented by the certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Wells Fargo Stockholder Rights ("Wells Fargo Right Certificates") will be mailed to holders of record of the shares of Wells Fargo common stock as of the close of business on the Distribution Date and these separate Wells Fargo Right Certificates alone will evidence the Wells Fargo Stockholder Rights.

   The Wells Fargo Stockholder Rights are not exercisable until the Distribution Date. The Wells Fargo Stockholder Rights will expire on November 23, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Wells Fargo Stockholder Rights are earlier redeemed by Wells Fargo, in each case, as described below.

   The Purchase Price payable, and the number of Wells Fargo Series C Preferred Shares or other securities or property issuable, upon exercise of the Wells Fargo Stockholder Rights are subject to adjustment from time to time to prevent dilution:

  . in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Wells Fargo Series C Preferred Shares

  . upon the grant to holders of the Wells Fargo Series C Preferred Shares of certain rights or warrants to subscribe for or purchase Wells Fargo Series C Preferred Shares at a price, or securities convertible into Wells Fargo Series C Preferred Shares with a conversion price, less than the then-current market price of the Wells Fargo Series C Preferred Shares

  . upon the distribution to holders of the Wells Fargo Series C Preferred
    Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Wells Fargo Series C Preferred Shares) or of subscription rights or warrants (other than those referred to above).

   The number of outstanding Wells Fargo Stockholder Rights and the number of one one-thousandths of a Wells Fargo Series C Preferred Share issuable upon exercise of each Wells Fargo Stockholder Right are also subject to adjustment in the event of a stock split of the shares of Wells Fargo common stock or a stock dividend on the shares of Wells Fargo common stock payable in shares of Wells Fargo common stock or subdivisions, consolidations or combinations of the shares of Wells Fargo common stock occurring, in any such case, prior to the Distribution Date.

   Wells Fargo Series C Preferred Shares purchasable upon exercise of the Wells Fargo Stockholder Rights will not be redeemable. Each Wells Fargo Series C Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of Wells Fargo common stock. In the event of liquidation, the holders of the Wells Fargo Series C Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of Wells Fargo common stock. Each Wells Fargo Series C Preferred Share will have 1,000 votes, voting together with the shares of Wells Fargo common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Wells Fargo common stock are exchanged, each Wells Fargo Series C Preferred Share will be entitled to receive 1,000 times the amount received per share of Wells Fargo common stock. These rights are protected by customary antidilution provisions.

   Because of the nature of the Wells Fargo Series C Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Wells Fargo Series C Preferred Share purchasable upon exercise of each Wells Fargo Stockholder Right should approximate the value of one share of Wells Fargo common stock.

   In the event that Wells Fargo is acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Wells Fargo Stockholder Right will then have the right to receive, upon the exercise of the Wells Fargo Stockholder Right at its then-current exercise price, the number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two times the exercise price of the Wells Fargo Stockholder Right. In the event that any Acquiring Person becomes the beneficial owner of 15% or more of the outstanding shares of Wells Fargo common stock, proper provision will be made so that each holder of a Wells Fargo Stockholder Right, other than Wells Fargo Stockholder Rights beneficially owned by the Acquiring Person (which will be void after that time), will then have the right to receive upon exercise that number of shares of Wells Fargo common stock having a market value of two times the exercise price of the Wells Fargo Stockholder Right.

   At any time after the acquisition by an Acquiring Person of beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock, and prior to their acquisition of 50% or more of the outstanding shares of Wells Fargo common stock, the Wells Fargo board may exchange the Wells Fargo Stockholder Rights (other than Wells Fargo Stockholder Rights owned by the Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of Wells Fargo common stock, or one one-thousandth of a Wells Fargo Series C Preferred Share (or of a share of a class or series of Wells Fargo preferred stock having equivalent rights, preferences and privileges), per Wells Fargo Stockholder Right (subject to adjustment).

   With some exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Wells Fargo Series C Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Wells Fargo Series C Preferred Share, which may, at the election of Wells Fargo, be evidenced by scrip or depositary receipts), and, in lieu of fractional shares, an adjustment in cash will be made based on the market price of the Wells Fargo Series C Preferred Shares on the last trading day prior to the date of exercise.

   At any time prior to the acquisition by an Acquiring Person of beneficial ownership of 15% or more of the outstanding shares of Wells Fargo common stock, the Wells Fargo board may redeem the Wells Fargo Stockholder Rights in whole, but not in part, at a price of $.01 per Wells Fargo Stockholder Right (the "Rights Redemption Price"). The redemption of the Wells Fargo Stockholder Rights may be made effective at the time, on the basis, and with the conditions that the Wells Fargo board, in its sole discretion, may establish. Immediately upon any redemption of the Wells Fargo Stockholder Rights, the right to exercise the Wells Fargo Stockholder Rights will terminate and the only right of the holders of Wells Fargo Stockholder Rights will be to receive the Rights Redemption Price.

   The terms of the Wells Fargo Stockholder Rights may be amended by the Wells Fargo board without the consent of the holders of the Wells Fargo Stockholder Rights, including an amendment to lower the 15% triggering thresholds described above to not less than the greater of:

  . .001% greater than the largest percentage of the outstanding shares of Wells Fargo common stock then known to Wells Fargo to be beneficially owned by any person or group of affiliated or associated persons, and

  . 10%.

However, from and after the time that any person becomes an Acquiring Person, no amendment may adversely affect the interests of the holders of the Wells Fargo Stockholder Rights.

   Until a Wells Fargo Stockholder Right is exercised, the holder of the Wells Fargo Shareholder Right, as such, will have no rights as a shareholder of Wells Fargo, including, without limitation, the right to vote or to receive dividends.

   The Wells Fargo Stockholder Rights Have Anti-Takeover Effects. The Wells Fargo Stockholder Rights will cause substantial dilution to a person or group that attempts to acquire Wells Fargo on terms not approved by the Wells Fargo board, except by means of an offer conditioned on a substantial number of Wells Fargo Stockholder Rights being acquired. The Wells Fargo Stockholder Rights should not interfere with any merger or other business combination approved by the Wells Fargo board, since the Wells Fargo Stockholder Rights may be redeemed by Wells Fargo at the Rights Redemption Price prior to the time that an Acquiring Person has acquired beneficial ownership of 15% or more of the shares of Wells Fargo common stock.

   The Wells Fargo Rights Agreement, specifying the terms of the Wells Fargo Stockholder Rights and including, as an exhibit, the form of the certificate of designation setting forth the terms of the Wells Fargo Series C Preferred Shares, is attached as an exhibit to Wells Fargo's Registration Statement on Form 8-A, dated October 21, 1998, and is incorporated in this document by reference. The foregoing description of the Wells Fargo Stockholder Rights is qualified in its entirety by reference to this exhibit. See "Where You Can Find More Information" for information on how to obtain this document.

      COMPARISON OF RIGHTS OF RAGEN MACKENZIE SHAREHOLDERSAND WELLS FARGO
                                  STOCKHOLDERS

   The rights of Wells Fargo stockholders are currently governed by the Delaware General Corporation Law, or DGCL, the Wells Fargo restated certificate of incorporation and Wells Fargo by-laws. The rights of Ragen MacKenzie shareholders are currently governed by the Washington Business Corporation Act, or WBCA, and by the Ragen MacKenzie amended and restated articles of incorporation and the Ragen MacKenzie bylaws. The following is a summary of the material differences between the DGCL, the Wells Fargo restated certificate of incorporation and the Wells Fargo by-laws, on the one hand, and the WBCA, the Ragen MacKenzie articles and the Ragen MacKenzie bylaws, on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Wells Fargo restated certificate of incorporation, the Wells Fargo by-laws, the Ragen MacKenzie articles of incorporation, the Ragen MacKenzie bylaws, the DGCL and the WBCA.

                            AUTHORIZED CAPITAL STOCK

           Ragen MacKenzie
                                                       Wells Fargo
 . 50,000,000 shares of common stock
 . 10,000,000 shares of preferred          . 4,000,000,000 shares of common
  stock.                                    stock
                                          . 20,000,000 shares of preferred
                                            stock
                                          . 4,000,000 shares of preference
                                            stock.

                           SIZE OF BOARD OF DIRECTORS

           Ragen MacKenzie                             Wells Fargo

The WBCA provides that the board of       The DGCL provides that the board of
directors of a Washington                 directors of a Delaware corporation
corporation shall consist of one or       shall consist of one or more
more directors as fixed by the            directors as fixed by the
corporation's articles of                 corporation's certificate of
incorporation or bylaws.                  incorporation or by-laws.

The Ragen MacKenzie bylaws provide        Under Wells Fargo's restated
for a board of directors of not less      certificate of incorporation, the
than 3 and no more than                   number of directors shall be as
15 directors, with the specific           specified in the by-laws but in no
number to be set by resolution of         event less than 3. Wells Fargo's by-
the board. There are currently 8          laws provide for a board of
Ragen MacKenzie directors.                directors consisting of not less
                                          than 10 and no more than 28 persons,
                                          each serving a term of one year or
                                          until his or her earlier death,
                                          resignation or removal. The number
                                          of directors of Wells Fargo is
                                          currently fixed at 25.

                        CUMULATIVE VOTING FOR DIRECTORS

   Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of all outstanding shares of voting stock of a corporation elect the entire board of directors of the corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock.

The WBCA provides for cumulative         Under the DGCL, stockholders do not
voting for directors, unless a           have the right to cumulate their
corporation's articles of                votes in the election of directors
incorporation provide otherwise.         unless such right is granted in the
Ragen MacKenzie's articles               certificate of incorporation. The
expressly state that no cumulative       Wells Fargo restated certificate of
voting exists with respect to            incorporation does not provide for
shares of Ragen MacKenzie stock.         cumulative voting.


                              CLASSES OF DIRECTORS

          Ragen MacKenzie                             Wells Fargo

The WBCA permits classification of       The DGCL permits classification of a
a Washington corporation's board of      Delaware corporation's board of
directors, and for staggered terms.      directors, and for staggered terms.
The Ragen MacKenzie articles             The Wells Fargo board is not
provide that the board is divided        classified.
into two classes as nearly equal in
number as possible, with each
director elected to a staggered
two-year term.


                          QUALIFICATIONS OF DIRECTORS

          Ragen MacKenzie                             Wells Fargo

Under the WBCA, a director need not      Under the DGCL, a director need not
be a resident of the state of            be a resident of the state of
Washington or a shareholder of the       Delaware unless the certificate of
corporation unless the articles of       incorporation or by-laws so
incorporation or bylaws so               prescribe. Otherwise, qualifications
prescribe. Otherwise,                    for directors may be set forth in the
qualifications for directors may be      certification of incorporation or by-
set forth in a corporation's             laws.
articles of incorporation or
bylaws. Neither the Ragen MacKenzie      The Wells Fargo restated certificate
articles nor bylaws set forth            of incorporation requires directors
qualifications for directors.            to be shareholders.

                         FILLING VACANCIES ON THE BOARD

          Ragen MacKenzie                             Wells Fargo

Under the WBCA and the Ragen             The DGCL provides that, unless the
MacKenzie bylaws, any vacancy            governing documents of a corporation
occurring in the Ragen MacKenzie         provide otherwise, vacancies and
board may be filled by the               newly created directorships resulting
shareholders, the board or, if the       from a resignation or any increase in
remaining directors constitute less      the authorized number of directors
than a quorum, by the affirmative        elected by all of the stockholders
vote of a majority of the remaining      having the right to vote as a single
directors.                               class may be filled by a majority of
                                         the directors then in office.

                                         Under the Wells Fargo restated
                                         certificate of incorporation and by-
                                         laws, vacancies on Wells Fargo's
                                         board of directors may be filled by
                                         majority vote of the remaining
                                         directors or, in the event a vacancy
                                         is not so filled or if no director
                                         remains, by the stockholders.

                              REMOVAL OF DIRECTORS

           Ragen MacKenzie                             Wells Fargo


The WBCA provides that a                  The DGCL provides that a director or
corporation's shareholders may            the entire board of directors may be
remove one or more directors with or      removed, with or without cause, by
without cause unless the articles of      the holders of a majority of the
incorporation provide that directors      shares then entitled to vote at an
may be removed only for cause.            election of directors. However, in
                                          the case of a corporation whose
Ragen MacKenzie's articles provide        board is classified, the directors
that directors may be removed only        may be removed only for cause unless
for cause by the holders of at least      the certificate of incorporation
two-thirds of the shares entitled to      provides otherwise.
elect the director.
                                          The Wells Fargo board is not
                                          classified.

                      NOMINATION OF DIRECTORS FOR ELECTION

           Ragen MacKenzie                             Wells Fargo

Under the Ragen MacKenzie bylaws,         Under the Wells Fargo by-laws,
nominations for the Ragen MacKenzie       nominations for the Wells Fargo
board may be made by the board or by      board may be made by the board or by
any shareholder who complies with         any shareholder who complies with
the notice procedures described in        the notice procedures described in
the Ragen MacKenzie bylaws. These         the Wells Fargo by-laws. These
procedures require the notice to be       procedures require the notice to be
received by Ragen MacKenzie               received by Wells Fargo not less
                                          than 30 nor more than 60 days prior
 . for elections of directors at           to the meeting. However, if less
  annual meetings, no later than the      than 40 days' prior public
  60th nor earlier than the 90th day      disclosure of the date of the
  prior to the first anniversary of       meeting is given to stockholders,
  the preceding year's annual             then the notice must be received no
  meeting. However, if the annual         later than 10 days after the first
  meeting is more than 30 days            public announcement of the meeting
  before or more than 60 days later       date.
  than this anniversary date, the
  notice must be delivered no
  earlier than 90 days and no later
  than the later of 60 days prior to
  the annual meeting or 10 days
  after the first public
  announcement of the meeting date;

 . for elections of directors at
  special meetings, no later than 7
  days following the day notice of
  the special meeting is first given
  to shareholders.

                            ANTI-TAKEOVER PROVISIONS

   Both the WBCA and the DGCL contain business combination statutes that protect domestic corporations from hostile takeovers, and from actions following such a takeover, by prohibiting some transactions once an acquiror has gained a significant holding in the corporation.

Chapter 23B.19 of the WBCA, which        Section 203 of the DGCL prohibits
applies to Washington corporations       "business combinations," including
that have a class of voting stock        mergers, sales and leases of assets,
registered with the SEC under the        issuances of securities and similar
Exchange Act, prohibits a "target        transactions by a corporation or a
corporation," with certain               subsidiary with an "interested
exceptions, from engaging in             stockholder" who beneficially owns
certain "significant business            15% or more of a corporation's voting
transactions" with a person or           stock, within three years after the
group of persons that beneficially       person or entity becomes an
owns 10% or more of the voting           interested stockholder, unless:
securities of the target
corporation (i.e., an "acquiror")        . the transaction that will cause the
for a period of five years after           person to become an interested
such acquisition, unless the               stockholder is approved by the
transaction or acquisition of              board of directors of the target
shares is approved by a majority of        prior to the transaction,
the members of the target
corporation's board of directors         . after the completion of the
prior to the time of acquisition.          transaction in which the person
These prohibited transactions              becomes an interested stockholder,
include, among other things, a             the interested stockholder holds at
merger or consolidation with,              least 85% of the voting stock of
disposition of assets to, or               the corporation not including
issuance or redemption of stock to         (a) shares held by officers and
or from, the acquiror, termination         directors of interested
of 5% or more of the Washington            stockholders and (b) shares held by
State employees of the target              specified employee benefit plans or
corporation or its subsidiary
following the acquiror's                 . after the person becomes an
acquisition of 10% or more of the          interested stockholder, the
shares, or allowing the acquiror to        business combination is approved by
receive any disproportionate               the board of directors and holders
benefit as a shareholder. After the        of at least 66 2/3% of the
five-year period, a significant            outstanding voting stock, excluding
business transaction may take place        shares held by the interested
if it complies with certain "fair          stockholder.
price" provisions of the statute or
if it is approved by disinterested       A Delaware corporation may elect not
shareholders. A public corporation       to be governed by Section 203 of the
may not "opt out" of this statute        DGCL by a provision contained in its
and, as such, Ragen MacKenzie is         original certificate of incorporation
subject to it. The merger will not       or an amendment thereto or to the by-
be subject to the provisions of the      laws, which amendment must be
statute because the Ragen MacKenzie      approved by a majority of the shares
board has approved the merger            entitled to vote and may not be
agreement and the transactions           further amended by the board of
contemplated by the merger               directors. Such an amendment is not
agreement.                               effective until 12 months following
                                         its adoption.

                      SHAREHOLDER/STOCKHOLDER RIGHTS PLAN


          Ragen MacKenzie
                                                      Wells Fargo

Ragen MacKenzie has no shareholder       Wells Fargo has implemented a
rights plan.                             stockholder rights plan, under which
                                         a group of persons becomes an
                                         Acquiring Person upon a public
                                         announcement that they have acquired
                                         or intend to acquire 15% of Wells
                                         Fargo's voting stock. This threshold
                                         can be reduced by amendment. Each
                                         share of Wells Fargo common stock
                                         issued in the merger will be issued
                                         with an attached right. See "Wells
                                         Fargo Capital Stock--Wells Fargo
                                         Rights Plan."

                SHAREHOLDER/STOCKHOLDER ACTION WITHOUT A MEETING

           Ragen MacKenzie
                                                       Wells Fargo

Under the WBCA and the Ragen              In accordance with Section 228 of
MacKenzie bylaws, shareholder action      the DGCL, Wells Fargo's by-laws
may be taken without a meeting only       provide that any action required or
if written consents setting forth         permitted to be taken at a
such action are signed by all             stockholders' meeting may be taken
holders of outstanding shares             without a meeting pursuant to the
entitled to vote thereon.                 written consent of the holders of
                                          the number of shares that would have
                                          been required to effect the action
                                          at an actual meeting of the
                                          stockholders, and provide certain
                                          procedures to be followed in such
                                          cases.

             CALLING SPECIAL MEETINGS OF SHAREHOLDERS/STOCKHOLDERS

           Ragen MacKenzie
                                                       Wells Fargo

Under the WBCA, a special meeting of      Under the DGCL, a special meeting of
shareholders must be held upon the        stockholders may be called by the
call of a corporation's board of          board of directors or by any other
directors or other persons                person authorized to do so in the
authorized by the corporation's           certificate of incorporation or the
articles of incorporation or bylaws,      by-laws. Wells Fargo's by-laws
or on written demand of holders of        provide that a special meeting of
at least 10% of all votes entitled        stockholders may be called only by
to be cast on any issue proposed to       the chairman of the board, a vice
be considered at the proposed             chairman, the president or a
special meeting. Public companies         majority of Wells Fargo's board of
may further limit or deny the right       directors. Holders of Wells Fargo
of shareholders to call special           common stock do not have the ability
meetings in their articles of             to call a special meeting of
incorporation.                            stockholders.

Both the Ragen MacKenzie articles
and bylaws provide that a special
meeting must be held upon written
demand of holders of 25% of all
votes entitled to be cast on the
issue to be considered at the
special meeting of the shareholders.

                SUBMISSION OF SHAREHOLDER/STOCKHOLDER PROPOSALS

           Ragen MacKenzie
                                                       Wells Fargo

The Ragen MacKenzie bylaws provide        The Wells Fargo by-laws provide that
that in order for a shareholder to        in order for a stockholder to bring
bring business before the annual          business before the annual meeting,
meeting, the shareholder must give        the stockholder must give timely
timely notice of the proposal to          notice of the proposal to Wells
Ragen MacKenzie. To be timely, the        Fargo. To be timely, the notice must
notice must be received not later         be received not later than the 90th
than the 60th day nor earlier than        day nor earlier than the 120th day
the 90th day prior to the first           prior to the first anniversary of
anniversary of the preceding year's       the preceding year's annual meeting.
annual meeting. However, if the           However, if the annual meeting is
annual meeting is more than 30 days       more than 30 days before or more
before or more than 60 days after         than 60 days after the anniversary
the anniversary of the prior year's       of the prior year's annual meeting,
annual meeting, to be timely the          to be timely the notice must be
notice must be delivered no earlier       delivered no earlier than 120 days
than 90 days prior to the annual          prior to the annual meeting and no
meeting and no later than the later       later than the later of 90 days
of 60 days prior to the annual            prior to the annual meeting or
meeting or 10 days after the first        10 days after the first public
public announcement of the meeting        announcement of the meeting date.
date.

                   NOTICE OF SHAREHOLDER/STOCKHOLDER MEETINGS

           Ragen MacKenzie
                                                       Wells Fargo

Both the WBCA and the Ragen               The DGCL requires notice of
MacKenzie bylaws provide that Ragen       stockholders' meetings to be sent to
MacKenzie must deliver a notice of        all stockholders of record entitled
an annual or special meeting not          to vote thereon not less than 10 nor
less than 10 nor more than 60 days        more than 60 days prior to the date
before the date of the meeting,           of the meeting.
except that notice of a shareholders
meeting to act on an amendment to         The Wells Fargo by-laws provide for
the articles of incorporation, a          written notice to stockholders of
plan of merger or a share exchange        record at least 10 days prior to an
or certain other transactions must        annual or special meeting.
be given not less than 20 nor more
than 60 days prior to the date of
the meeting.


               SHAREHOLDER/STOCKHOLDER VOTE REQUIRED FOR MERGERS

           Ragen MacKenzie
                                                       Wells Fargo

Under the WBCA, a merger,                 Under the DGCL, a merger,
consolidation or sale of                  consolidation or sale of all or
substantially all of a corporation's      substantially all of a corporation's
assets other than in the regular          assets must be approved by the board
course of business must be approved       of directors and by a majority of
by the affirmative vote of a              the outstanding stock of the
majority of directors and by two-         corporation entitled to vote
thirds of all votes entitled to be        thereon. However, under DGCL 251(f),
cast by each voting group entitled        no vote of stockholders of a
to vote as a separate group, unless       constituent corporation surviving a
another proportion (but not less          merger is required, unless the
than a majority of all votes              corporation provides otherwise in
entitled to be cast) is specified in      its certificate of incorporation, if
the articles of incorporation.
However, no shareholder vote is           . the merger agreement does not
required if:                                amend the certificate of
                                            incorporation of the surviving
 . the articles of incorporation of          corporation
  the surviving corporation will not
  differ from its articles of             . each share of stock of the
  incorporation before the merger in        surviving corporation outstanding
  any way that would have required a        before the merger is an identical
  shareholder vote under the WBCA           outstanding or treasury share
                                            after the merger, and
 . each shareholder of the surviving
  corporation will hold exactly the       . either no shares of common stock
  same number of identical shares as        of the surviving corporation are
  they did before the merger                to be issued or delivered pursuant
                                            to the merger or, if such common
 . the number of voting shares of the        stock will be issued or delivered,
  surviving corporation outstanding         it will not increase the number of
  immediately after the merger, plus        shares of common stock outstanding
  the number of voting shares               immediately prior to the merger by
  issuable as a result of the               more than 20%.
  merger, will not exceed the total
  number of voting shares authorized
  by the corporation's articles of
  incorporation immediately prior to
  the merger, and

 . the number of shares of the
  surviving corporation that entitle
  their holders to participate
  without limitation in
  distributions that are outstanding
  immediately after the merger, plus
  the number of these shares
  issuable as a result of the
  merger, will not exceed the total
  number of these shares authorized
  by the corporation's articles of
  incorporation immediately prior to
  the merger.

as described under "--Anti-Takeover
Provisions," or where no shareholder
vote would be required, the
affirmative vote of a majority of
all votes entitled to be cast by
each voting group entitled to vote
as a separate group is required to
approve any business combination
that has been approved by a majority
of the continuing directors.

The Ragen MacKenzie articles define
a "business combination" for this
purpose to include mergers or
consolidations, or dispositions of
all or substantially all assets,
involving Ragen MacKenzie or one of
its subsidiaries. The Ragen
MacKenzie articles define
"continuing director" as a director
who was a member of the board on
April 30, 1998 or who is elected to
the board after that date upon the
recommendation of a majority of the
continuing directors.

                                   DIVIDENDS

           Ragen MacKenzie
                                                       Wells Fargo

Under the WBCA, a corporation may         Delaware corporations may pay
make a distribution in cash or in         dividends out of surplus or, if
property to its shareholders upon         there is no surplus, out of net
the authorization of its board of         profits for the fiscal year in which
directors unless, after giving            declared and for the preceding
effect to such distribution,              fiscal year. Section 170 of the DGCL
                                          also provides that dividends may not
 . the corporation would be unable to      be paid out of net profits if, after
  pay its debts as they become due        the payment of the dividend, capital
  in the usual course of business,        is less than the capital represented
  or                                      by the outstanding stock of all
                                          classes having a preference upon the
 . the corporation's total assets          distribution of assets. Wells Fargo
  would be less than the sum of its       is also subject to Federal Reserve
  total liabilities plus the amount       Board policies regarding payment of
  that would be needed, if the            dividends, which generally limit
  corporation were to be dissolved        dividends to operating earnings. See
  at the time of the distribution,        "Regulation and Supervision of Wells
  to satisfy the preferential rights      Fargo."
  of shareholders whose preferential
  rights are superior to those            The Wells Fargo by-laws provide that
  receiving the distribution.             the stockholders have the right to
                                          receive dividends if and when
The Ragen MacKenzie articles permit       declared by the Wells Fargo board.
the board of directors to authorize       Dividends may be paid in cash,
distributions, subject to the             property or shares of capital stock.
limitations of Washington Law.

For a comparison of dividends
historically paid by each of Ragen
MacKenzie and Wells Fargo, see
"Price Range of Common Stock and
Dividends."

                          DISSENTERS' APPRAISAL RIGHTS

           Ragen MacKenzie
                                                       Wells Fargo

Under the WBCA, a shareholder of a        Section 262 of the DGCL provides
Washington corporation may exercise       stockholders of a corporation
dissenters' rights in connection          involved in a merger the right to
with any of the following corporate       demand and receive payment of the
actions:                                  fair value of their stock in certain
                                          mergers. However, appraisal rights
 . a plan of merger providing for a        are not available to holders of
  shareholder vote                        shares:

 . a plan of exchange involving the
  acquisition of the corporation's
  shares providing for a shareholder      . listed on a national securities
  vote                                      exchange

                                          . designated as a national market
                                            system security on an interdealer
 . a sale or exchange of all, or             quotation system operated by the
  substantially all, of the property        National Association of Securities
  of the corporation other than in          Dealers, Inc.
  the usual and regular course of
  business, providing for a               . held of record by more than 2,000
  shareholder vote                          stockholders

                                          unless holders of stock are required
                                          to accept in the merger anything
 . a reverse stock split that results      other than any combination of:
  in the shareholder becoming a
  fractional holder, and any              . shares of stock or depository
  corporate action taken by                 receipts of the surviving
  shareholder vote for which the            corporation in the merger
  articles of incorporation, bylaws
  or resolution of the board of           . shares of stock or depository
  directors provide for dissenters'         receipts of another corporation
  rights.                                   that, at the effective date of the
                                            merger, will be
Accordingly, Ragen MacKenzie
shareholders have the right to             .listed on a national securities
dissent from the merger and receive         exchange
payment of the fair value of their
shares of Ragen MacKenzie common           .designated as a national market
stock. In order to exercise                 system security on an interdealer
dissenters' rights, a Ragen                 quotation system operated by the
MacKenzie shareholder must comply           National Association of Securities
with the procedures set forth in            Dealers, Inc., or
Chapter 23B.13 of the WBCA, which is
attached to this document as               .held of record by more than 2,000
Appendix D. See "Dissenters'                holders
Appraisal Rights."
                                          . cash instead of fractional shares
                                            of the stock or depository
                                            receipts received.

                                          Dissenters' rights are not available
                                          to the Wells Fargo stockholders with
                                          respect to the merger because the
                                          DGCL does not require that Wells
                                          Fargo stockholders vote to approve
                                          the merger agreement. Moreover,
                                          Wells Fargo common stock is listed
                                          on the NYSE and the Chicago Stock
                                          Exchange and currently held by more
                                          than 2,000 stockholders. As a
                                          result, assuming that the other
                                          conditions described above are
                                          satisfied, holders of Wells Fargo
                                          common stock will not have appraisal
                                          rights in connection with
                                          consolidations and mergers involving
                                          Wells Fargo.

                   SHAREHOLDER/STOCKHOLDER PREEMPTIVE RIGHTS

           Ragen MacKenzie
                                                       Wells Fargo
The WBCA provides for preemptive
rights, unless a corporation's            The DGCL provides that no
articles of incorporation provide         stockholder shall have any
otherwise. Ragen MacKenzie's              preemptive rights to purchase
articles expressly state that no          additional securities of the
preemptive rights exist with respect      corporation unless the certificate
to shares of Ragen MacKenzie stock.       of incorporation expressly grants
                                          such rights. Wells Fargo's restated
                                          certificate of incorporation does
                                          not provide for preemptive rights.

                  SHAREHOLDER/STOCKHOLDER CLASS VOTING RIGHTS

           Ragen MacKenzie                             Wells Fargo

The WBCA sets forth only procedural       The DGCL requires voting by separate
requirements for voting by separate       classes of shares only with respect
classes of shares. The Ragen              to amendments to a corporation's
MacKenzie articles provide for class      certificate of incorporation that
voting in connection with business        adversely affect the holders of
combinations, as described under "--      those classes or that increase or
Anti-Takeover Provisions," and in         decrease the aggregate number of
connection with amendments to the         authorized shares or the par value
Ragen MacKenzie articles and bylaws       of the shares of any of those
as described under "--Amendment of        classes.
Articles/Certificate of
Incorporation" and "--Amendment of
Bylaws."
                                INDEMNIFICATION

           Ragen MacKenzie
                                                       Wells Fargo
The WBCA provides that a
corporation's articles of                 The DGCL provides that, subject to
incorporation may include a               certain limitations in the case of
provision that eliminates or limits       "derivative" suits brought by a
the personal liability of a director      corporation's stockholders in its
to the corporation or its                 name, a corporation may indemnify
shareholders for monetary damages         any person who is made a party to
for conduct as a director. However,       any third-party suit or proceeding
the provision may not eliminate or        on account of being a director,
limit the liability of a director         officer, employee or agent of the
for acts or omissions that involve        corporation against expenses,
intentional misconduct by the             including attorney's fees,
director or a knowing violation of        judgments, fines and amounts paid in
law by the director, for unlawful         settlement reasonably incurred by
distributions, or for any                 him in connection with the action,
transaction from which the director       through, among other things, a
will personally receive a benefit in      majority vote of a quorum consisting
money, property or services to which      of directors who were not parties to
the director is not legally               the suit or proceeding, if the
entitled.                                 person:

The WBCA permits a corporation to         . acted in good faith and in a
indemnify directors so long as the          manner he reasonably believed to
director:                                   be in or not opposed to the best
                                            interests of the corporation or,
 . acted in good faith                       in some circumstances, at least
                                            not opposed to its best interests;
 . if acting in an official capacity,        and
  reasonably believed that his or
  her conduct was in the                  . in a criminal proceeding, had no
  corporation's best interests              reasonable cause to believe his
                                            conduct was unlawful.

 . if acting in another capacity,          To the extent a director, officer,
  reasonably believed that his or         employee or agent is successful in
  her conduct was not opposed to the      the defense of such an action, suit
  corporation's best interests            or proceeding, the corporation is
                                          required by the DGCL to indemnify
 . if involved in a criminal               such person for reasonable expenses
  proceeding, had no reason to            incurred thereby.
  believe his or her conduct was
  unlawful.                               Wells Fargo's restated certificate
                                          of incorporation provides that Wells
Even if these standards of conduct        Fargo must indemnify, to the fullest
are not met, if authorized by the         extent authorized by the DGCL, each
articles of incorporation or a bylaw      person who was or is made a party
adopted or ratified by the                to, is threatened to be made a party
shareholders or by a resolution           to or is involved in any action,
adopted or ratified by the                suit or proceeding because he is or
shareholders, a corporation has the       was a director or officer of Wells
power to indemnify a director or          Fargo (or was serving at the request
officer made a party to a                 of Wells Fargo as a director,
proceeding, or advance or reimburse       trustee, officer, employee or agent
expenses incurred in a proceeding,        of another entity) while serving in
except that no such indemnification       such capacity against all expenses,
shall be allowed on account of:           liabilities, or loss incurred by
                                          such person in connection therewith,
 . acts or omissions of a director or      provided that indemnification in
  officer finally adjudged to be          connection with a proceeding brought
  intentional misconduct or a             by such person will be permitted
  knowing violation of the law            only if the proceeding was
                                          authorized by Wells Fargo's board of
 . conduct of a director or officer        directors. Wells Fargo's restated
  finally adjudged to be an unlawful      certificate of incorporation also
  distribution, or                        provides that Wells Fargo must pay
                                          expenses incurred in defending the
 . any transaction with respect to         proceedings specified above in
  which it was finally adjudged that      advance of their final disposition,
  such director or officer                provided that, if so required by the
  personally received a benefit in        DGCL, such advance payments for
  money, property or services to          expenses incurred by a director or
  which the director or officer was       officer may be made only if he
  not legally entitled.                   undertakes to repay all amounts so
                                          advanced if it is ultimately
Unless limited by the corporation's       determined that the person receiving
articles of incorporation,                such payments is not entitled to be
Washington law requires                   indemnified. Wells Fargo's restated
indemnification if the director or        certificate of incorporation
officer is wholly successful on the       authorizes Wells Fargo to provide
merits of the action or otherwise.        similar indemnification to employees
Any indemnification of a director         or agents of Wells Fargo. Pursuant
must be reported to the shareholders      to Wells Fargo's restated
in writing.                               certificate of incorporation, Wells
                                          Fargo may maintain insurance, at its
The Ragen MacKenzie articles provide      expense, to protect itself and any
for the limitation of director            directors, officers, employees or
liability to the fullest extent           agents of Wells Fargo or another
allowed by the WBCA. The Ragen            entity against any expense,
MacKenzie bylaws provide for              liability or loss, regardless of
indemnification of Ragen MacKenzie        whether Wells Fargo has the power or
directors, officers and employees         obligation to indemnify that person
consistent with the above provisions      against such expense, liability or
of the WBCA.                              loss under the DGCL. The right to
                                          indemnification is not exclusive of
                                          any other right which any person may
                                          have or acquire under any statute,
                                          provision of Wells Fargo's restated
                                          certificate of incorporation or
                                          Wells Fargo by-laws, agreement, vote
                                          of stockholders or disinterested
                                          directors or otherwise.

                                          Further, Wells Fargo's restated
                                          certificate of incorporation
                                          provides that a director (including
                                          an officer who is also a director)
                                          of Wells Fargo shall not be liable
                                          personally to Wells Fargo or its
                                          stockholders for monetary damages
                                          for breach of fiduciary duty as a
                                          director, except for liability
                                          arising out of (a) any breach of the
                                          director's duty of loyalty to Wells
                                          Fargo or its stockholders, (b) acts
                                          or omissions not in good faith or
                                          which involve intentional misconduct
                                          or a knowing violation of law, (c)
                                          payment of a dividend or approval of
                                          a stock repurchase in violation of
                                          Section 174 of the DGCL or (d) any
                                          transaction from which the director
                                          derived an improper personal
                                          benefit. This provision protects
                                          Wells Fargo's directors against
                                          personal liability for monetary
                                          damages from breaches of their duty
                                          of care. It does not eliminate the
                                          director's duty of care and has no
                                          effect on the availability of
                                          equitable remedies, such as an
                                          injunction or rescission, based upon
                                          a director's breach of his duty of
                                          care.


               AMENDMENT OF ARTICLES/CERTIFICATE OF INCORPORATION

           Ragen MacKenzie
                                                       Wells Fargo

The WBCA authorizes a corporation's       Under the DGCL, amendments to a
board of directors to make various        corporation's certificate of
changes of an administrative nature       incorporation require the approval
to the corporation's articles of          of the board of directors and
incorporation without shareholder         stockholders holding a majority of
action. These changes include a           the outstanding stock of such class
change to the corporate name,             entitled to vote on such amendment
changes to the number of outstanding      as a class, unless a different
shares in order to effectuate a           proportion is specified in the
stock split or stock dividend in the      certificate of incorporation or by
corporation's shares and changes to       other provisions of the DGCL.
or elimination of provisions with
respect to the par value of the           Wells Fargo's restated certificate
corporation's stock. The WBCA             of incorporation may be amended only
requires that other amendments to a       if the proposed amendment is
corporation's articles of                 approved by Wells Fargo's board of
incorporation must be recommended to      directors and thereafter approved by
the shareholders by the board of          a majority of the outstanding stock
directors, unless the board               entitled to vote thereon and by a
determines that, because of a             majority of the outstanding stock of
conflict of interest or other             each class entitled to vote thereon
special circumstances, it should          as a class. Shares of Wells Fargo
make no recommendation and                preferred stock and Wells Fargo
communicates the basis for its            preference stock currently
determination to the shareholders.        authorized in Wells Fargo's restated
Under the WBCA, such amendments must      certificate of incorporation may be
be approved by each voting group          issued by Wells Fargo's board of
entitled to vote on the amendment by      directors without amending Wells
a majority of all the votes entitled      Fargo's restated certificate of
to be cast by that voting group,          incorporation or otherwise
unless another proportion is
specified in the articles of              obtaining the approval of Wells
incorporation, by the board of            Fargo's stockholders.
directors as a condition to its
recommendation, or by the provisions
of the WBCA.

The Ragen MacKenzie articles
generally provide that shareholders
may amend the articles by majority
vote. However, the affirmative vote
of two-thirds of the outstanding
shares is required to amend articles
related to directors, the bylaws,
amendments to the articles, special
meetings and special voting
requirements.

                              AMENDMENT OF BYLAWS

           Ragen MacKenzie
                                                       Wells Fargo

The WBCA vests the authority to           Under the DGCL, holders of a
amend the bylaws of a Washington          majority of the voting power of a
corporation in the hands of the           corporation, and, when provided in
board of directors, unless the            the certificate of incorporation,
articles of incorporation reserve         the directors of the corporation,
this power exclusively for the            have the power to adopt, amend and
shareholders. Ragen MacKenzie's           repeal the by-laws of a corporation.
articles grant the board of
directors the power to amend the          Wells Fargo's by-laws generally
bylaws, subject to the approval of a      provide for amendment by a majority
majority of the continuing                of Wells Fargo's board of directors
directors, as this term is defined        or by a majority of the outstanding
under""--Shareholder/Stockholder          stock entitled to vote thereon.
Vote Required for Mergers."               However, Wells Fargo's by-laws
                                          require the affirmative vote or
Both the WBCA and the Ragen               consent of 80% of the common stock
MacKenzie articles also grant             outstanding to amend a by-law
shareholders the right to amend the       provision related to maintaining
bylaws. The Ragen MacKenzie articles      local directorships at subsidiaries
require the affirmative vote of two-      with which Wells Fargo has an
thirds of outstanding shares, voting      agreement to so maintain local
as a class, to approve shareholder        directorships.
proposals to adopt or amend a bylaw.
Further, both the WBCA and the Ragen
MacKenzie articles provide that the
board may not amend or repeal a
bylaw adopted by the shareholders
that expressly provides that it may
not be amended or repealed by the
board.

                          DISSENTERS' APPRAISAL RIGHTS

The following discussion is not a complete statement of the law pertaining to dissenters' rights under the WBCA and is qualified in its entirety by the full text of Chapter 23B.13 of the WBCA, which is reprinted in its entirety as Appendix D to this document.

   Holders of Ragen MacKenzie common stock are entitled to dissenters' rights under Chapter 23B.13 of the WBCA with respect to the merger agreement. This means that you will have the right to dissent from the merger and, subject to certain conditions, you will be entitled to receive a payment of the fair value of your shares of Ragen MacKenzie common stock.

   If you are the beneficial owner of Ragen MacKenzie common stock and choose to dissent, you must assert dissenters' rights with respect to all shares of which you are the beneficial owner or over which you have power to direct the vote, and you must submit to us, with or prior to your assertion of dissenters' rights, the record shareholder's written consent to the dissent. If you are the record shareholder, you may assert dissenters' rights as to fewer than all the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one person and notify us in writing of the name and address of each person on whose behalf you are asserting dissenters' rights.

   To dissent, you must:

  . deliver to us, before the vote on the merger is taken, written notice of your intent to demand payment for your shares if the merger is effected, and

  . not vote your shares in favor of the merger.

   The notice described above should be delivered to us at our principal executive offices, 999 Third Avenue, Suite 4300, Seattle, Washington 98104,
Attention: Secretary. If you do not satisfy both of these requirements, you will not be entitled to dissenters' rights.

   If the merger is approved by our shareholders, we will, within ten days after the effective time, send written notice to each Ragen MacKenzie shareholder who sent proper notice of his or her intent to exercise dissenters' rights. This notice will:

  . state where you must send your written payment demand

  . state where and when certificates representing Ragen MacKenzie common stock must be deposited

  . contain a form for demanding payment that will require you to certify whether or not you acquired beneficial ownership before the first public announcement of the merger on September 28, 1999

  . set a date by which the written payment demand must be received, and

  . include another copy of Chapter 23B.13 of the WBCA.

   You will not be entitled to dissenters' rights if you do not:

  . demand payment

  . certify whether or not you acquired the shares before September 28, 1999, and

  . deposit your share certificates within the time, and in the manner, described in the notice.

   Within 30 days after the effective time, we will pay to each Ragen MacKenzie dissenting shareholder who complies with the procedures described above the amount that we estimate to be the fair value of the dissenter's shares, plus accrued interest. Along with this payment, we will provide, among other things:

  . our balance sheet, income statement and statement of changes in shareholders' equity for our last fiscal year, and our latest available interim financial statements, if any

  . an explanation of how we estimated the fair value of the shares

  . an explanation of how we calculated the accrued interest

  . a statement of your right to demand further payment if you are dissatisfied with our payment

  . another copy of Chapter 23B.13 of the WBCA.

   We may elect to withhold payment from you if you did not beneficially own the shares of Ragen MacKenzie common stock as to which you are asserting dissenters' rights before the date of first public announcement of the merger, September 28, 1999. If we do so, we will send you an offer of payment for your shares conditioned upon your agreement to accept the payment in full satisfaction of your demand.

   If you dissent, and are not satisfied with our payment or offer for payment, you may, within 30 days of our payment or offer for payment, notify us in writing of your estimate of the fair value of your shares and the amount of interest due and demand further payment, or reject our offer and demand payment of your estimate of the fair value of your shares and the amount of interest due, if:

  . you believe that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated

  . we failed to make our payment within 60 days after the date set for demanding payment

  . we do not consummate the merger and do not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

   If we do not accept your estimate and we do not otherwise settle on a fair value with you, Washington law requires that, within 60 days after we receive your demand for further payment, we must start a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all Ragen MacKenzie dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the shares. The dissenters will be entitled to the same discovery rights as parties in other civil actions. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount we paid.

   Court costs and approval fees would be assessed against us, except that the court may assess these costs against some or all of the dissenters to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of the respective parties, in amounts that the court finds equitable, against:

  . us, if the court finds that we did not substantially comply with provisions of the WBCA concerning dissenters' rights

  . either the dissenter or us, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith.

   If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees should not be assessed against us, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to dissenters who benefited from the proceedings.

                                 LEGAL MATTERS

   Stanley S. Stroup, Executive Vice President and General Counsel of Wells Fargo, has rendered a legal opinion that the shares of Wells Fargo common stock offered hereby, when issued in accordance with the merger agreement, will be validly issued, fully paid and nonassessable. Mr. Stroup beneficially owns shares of Wells Fargo common stock and options to purchase additional shares of Wells Fargo common stock. As of the date of this proxy statement-prospectus, the total number of shares Mr. Stroup owns or has the right to acquire upon exercise of his options is less than 0.1% of the outstanding shares of Wells Fargo common stock.

                                    EXPERTS

   The consolidated financial statements of Wells Fargo and its subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, incorporated in this document by reference, have been incorporated in this document by reference in reliance on the report with respect to those financial statements of KPMG LLP, independent public accountants, given upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements and financial statement schedules of Ragen MacKenzie Group Incorporated, incorporated in this document by reference from Ragen MacKenzie's Annual Report on Form 10-K for the year ended September 24, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   Representatives of Deloitte & Touche LLP will be present at the special meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

   We will hold a 2000 annual meeting of shareholders only if the merger is not completed before the time of the meeting. In the event that an annual meeting is held, any proposals of Ragen MacKenzie shareholders intended to be presented at the meeting must have been received by our Secretary no later than August 19, 1999, in order to be considered for inclusion in our proxy materials relating to the meeting. Any proposal from a Ragen MacKenzie shareholder that is submitted outside the processes of Rule 14a-8 under the Exchange Act and that therefore will not be included in proxy materials to be sent by us to our shareholders must have been received by our Secretary not earlier than October 30, 1999, nor later than November 29, 1999, in order to be considered timely received under our bylaws.

   As of the date of this document, our board knows of no matters that will be presented for consideration at the special meeting other than as described in this document. If any other matters properly come before the special meeting, or any adjournments or postponements of the meeting, and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that they name as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of our management.

                      WHERE YOU CAN FIND MORE INFORMATION

   Wells Fargo has filed a registration statement with the SEC under the Securities Act that registers the distribution to Ragen MacKenzie shareholders of the shares of Wells Fargo common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Wells Fargo and Wells Fargo common stock. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

   In addition, Wells Fargo (File No. 001-2979) and Ragen MacKenzie (File No. 1-14243) file reports, proxy statements and other information with the SEC under the Exchange Act. In Wells Fargo's case, documents filed before November 3, 1998, were filed under the name Norwest Corporation. You may read and copy this information at the following locations of the SEC:

 Public Reference Room   New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
       Room 1024                Suite 1300          500 West Madison Street
 Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                  Chicago, Illinois 60661-2511

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us and Wells Fargo, who file electronically with the SEC. The address of that site is http://www.sec.gov. Wells Fargo's address on the world wide web is http://www.wellsfargo.com, and Ragen MacKenzie's address is http://www.ragen-mackenzie.com. The information on our web sites is not a part of this document.

   You can also inspect reports, proxy statements and other information about us and Wells Fargo at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

   The SEC allows us and Wells Fargo to "incorporate by reference" information into this document. This means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

   This document incorporates by reference the documents listed below that we and Wells Fargo have previously filed with the SEC. They contain important information about our companies and their financial condition.

 Wells Fargo SEC Filings            Period
 -----------------------            ------
 Annual Report on Form 10-K.......  Year ended December 31, 1998, as filed
                                    March 17, 1999, as amended by the Form 10-
                                    K/A, filed March 23, 1999
 Quarterly Report on Form 10-Q....  Quarter ended March 31, 1999, as filed May
                                    17, 1999
 Quarterly Report on Form 10-Q....  Quarter ended June 30, 1999, as filed
                                    August 16, 1999
 Quarterly Report on Form 10-Q....  Quarter ended September 30, 1999, as filed
                                    November 15, 1999
 The description of Wells Fargo
 common stock set forth in the
 Wells Fargo Current Report on
 Form 8-K filed on October 14,
 1997, including any amendment or
 report filed with the SEC for the
 purpose of updating such
 description.
 The description of Wells Fargo
 Preferred Stock Purchase Rights
 set forth in the Wells Fargo
 registration statement filed
 under Section 12 of the Exchange
 Act on Form 8-A on October 21,
 1998, including any amendment or
 report filed with the SEC for the
 purpose of updating such
 description.
 Current Reports on Form 8-K......  Filed:
                                    .January 19, 1999
                                    .April 21, 1999
                                    .April 28, 1999
                                    .July 20, 1999
                                    .July 28, 1999
                                    .September 8, 1999
                                    .September 29, 1999
                                    .October 19, 1999
                                    .January 18, 2000
                                    .January 26, 2000
 Ragen MacKenzie SEC Filings        Period
 ---------------------------        ------
 Annual Report on Form 10-K.......  Fiscal Year ended September 24, 1999, as filed December 20, 1999
 The description of Ragen
 MacKenzie common stock set forth
 in Item 1 of the Ragen MacKenzie
 registration statement filed
 under Section 12 of the Exchange
 Act on Form 8-A on June 9, 1998,
 including any amendment or report
 filed with the SEC for the
 purpose of updating such
 description.
 Current Report on Form 8-K.......  Filed September 30, 1999

   Wells Fargo incorporates by reference additional documents that it may file with the SEC between the date of this document and the completion of the transactions contemplated by the merger agreement. We incorporate by reference additional documents that we may file with the SEC between the date of this document and the date of our special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   Wells Fargo has supplied all information contained or incorporated by reference in this document relating to Wells Fargo, and we have supplied all such information relating to Ragen MacKenzie.

   You can obtain any of the documents incorporated by reference in this document through us or Wells Fargo, as the case may be, or from the SEC through the SEC's internet world wide web site at the address described above. Documents incorporated by reference are available from each of our companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

             WELLS FARGO                             RAGEN MACKENZIE
         Corporate Secretary                        Investor Relations
        Wells Fargo & Company               Ragen MacKenzie Group Incorporated
            MAC N9305-173                      999 Third Avenue, Suite 4300
         Sixth and Marquette                    Seattle, Washington 98104
     Minneapolis, Minnesota 55479                Telephone (206) 343-5000
       Telephone (612) 667-8655

   If you would like to request documents, please do so by March 9, 2000 to receive them before the special meeting. If you request any incorporated documents from either of our companies, the appropriate company will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   Neither of our companies has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this document or in any of the materials that we've incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

   This document, including information included or incorporated by reference in this document, contains forward-looking statements with respect to the financial condition, results of operations and business of Wells Fargo and Ragen MacKenzie and, assuming the consummation of the merger, Ragen MacKenzie as a wholly-owned subsidiary of Wells Fargo, including statements relating to:

  . business opportunities and strategies potentially available to Wells
    Fargo and Ragen MacKenzie

  . management, operations and policies of Wells Fargo and Ragen MacKenzie after the merger

  . statements preceded by, followed by or that include the words "believes,"
    "expects," "anticipates," "intends," "estimates," "should" or similar expressions.

   These forward-looking statements involve some risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among other things, the following possibilities:

  . expected cost savings from the merger or in other acquisitions by Wells
    Fargo cannot be fully realized or realized within the expected time

  . changes take place in Ragen MacKenzie's relationships with long-standing customers as a result of the merger

  . revenues following the merger are lower than expected

  . competitive pressure among depository institutions increases significantly

  . competitive pressure faced by depository institutions from securities and insurance firms increases as a result of the GLB Act

  . costs or difficulties related to the integration of the businesses of Wells Fargo and companies it acquires, including Ragen MacKenzie, are greater than expected

  . changes in the interest rate environment reduce interest margins

  . general economic conditions, either nationally or in the region in which Ragen MacKenzie will be doing business are less favorable than expected

  . legislation or regulatory requirements or changes adversely affect the business in which Wells Fargo and Ragen MacKenzie will be engaged

  . changes may occur in the securities market.

   All dividends on Wells Fargo common stock are subject to determination by the Wells Fargo board in its discretion.

   See "Where You Can Find More Information."

                             INDEX OF DEFINED TERMS

                                                                        Page No.
                                                                        --------
Acquiring Person.......................................................      54
acquiror...............................................................      60
Acquisition Transaction................................................      38
Adjusted Prices........................................................      16
affiliate..............................................................      41
average closing price..................................................      21
BIF....................................................................      49
business combinations..................................................  60, 63
Closing Price..........................................................      16
competitor.............................................................      36
continuing director....................................................      63
covered employees......................................................      28
default................................................................      47
Distribution Date......................................................      54
effective date.........................................................      23
effective time.........................................................      23
exchange agent.........................................................      22
exchange ratio.........................................................      12
Exercise Termination Event.............................................      39
FDICIA.................................................................      48
FHC....................................................................      46
FICO...................................................................      49
Final Expiration Date..................................................      54
holder.................................................................      38
IBES...................................................................      16
in danger of default...................................................      47
index group............................................................      34
Initial Triggering Event...............................................      38
interested stockholder.................................................      60
leverage ratio.........................................................      48

                                                                        Page No.
                                                                        --------
Market/Offer Price.....................................................      40
material...............................................................      30
measurement period.....................................................      34
merger sub.............................................................       9
NASD...................................................................      31
Option Repurchase Price................................................      39
Option Share Repurchase Price..........................................      39
option shares..........................................................      37
owner..................................................................      39
Purchase Price.........................................................      54
Repurchase Event.......................................................      40
requisite regulatory approvals.........................................      31
Rights Record Date.....................................................      54
Rights Redemption Price................................................      56
SAIF...................................................................      49
significant business transactions......................................      60
stock plans............................................................      22
Subsequent Triggering Event............................................      39
Substitute Option......................................................      40
Summary of Rights......................................................      54
Surrender Price........................................................      40
target corporation.....................................................      60
Tier 1.................................................................      47
Tier 2.................................................................      47
Tier 3.................................................................      47
total capital..........................................................      47
Wells Fargo Right Certificates.........................................      54
Wells Fargo Rights Agreement...........................................      12
Wells Fargo Series C Preferred Shares..................................      53
Wells Fargo Stockholder Right..........................................      12

                                                                      Appendix A



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             WELLS FARGO & COMPANY,

                            ROMERO ACQUISITION CORP.

                                      and

                       RAGEN MACKENZIE GROUP INCORPORATED

                               September 28, 1999

   AGREEMENT AND PLAN OF MERGER, dated as of September 28, 1999, by and among RAGEN MACKENZIE GROUP INCORPORATED (the "Company"), WELLS FARGO & COMPANY (the "Acquiror") and ROMERO ACQUISITION CORP., a wholly-owned subsidiary of the Acquiror ("Merger Sub").

                                   RECITALS

   A. The Company. The Company is a Washington corporation, having its principal place of business in the State of Washington.

   B. The Acquiror; Merger Sub. The Acquiror is a Delaware corporation, and Merger Sub is a Washington corporation, each having its principal place of business in the State of California.

   C. Certain Intentions of the Parties. Subject to the terms and conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of Merger Sub with and into the Company, with the Company being the corporation surviving such merger. It is the intention of the parties to this Agreement that the business combination contemplated hereby be treated as a "reorganization" under Section 368(a) of the Code.

   D. Stock Option Agreement; Support Agreement. As a condition and inducement to the Acquiror's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (1) the Company has executed and delivered a stock option agreement with the Acquiror, pursuant to which the Company is granting to the Acquiror an option to purchase, under certain circumstances, shares of Company Common Stock (the "Stock Option Agreement"), and (2) certain shareholders of the Company have executed and delivered an agreement (the "Support Agreement") with the Acquiror pursuant to which, among other things, such shareholders have agreed to vote all shares of the Company owned by them in favor of the Merger.

   E. Employment Arrangements. Certain employees of the Company have executed and delivered employment and/or non-competition agreements with the Acquiror (the "Employment Agreements").

   F. Retention Program. The Acquiror and the Company have agreed to establish a retention program on the terms described herein, the purpose of which is to retain the services of certain employees of the Company and its Subsidiaries following the Merger.

   G. Board Action. The respective Boards of Directors of each of the Acquiror, Merger Sub and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the transactions provided for in this Agreement.

   NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                   ARTICLE I

                      Certain Definitions; Interpretation

   1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

     "Acquiror" has the meaning assigned in the preamble to this Agreement.

     "Acquiror Common Stock" means the common stock, par value $1-2/3 per share, of the Acquiror.

     "Acquiror Plans" has the meaning assigned in Section 6.12.

     "Acquisition Proposal" has the meaning assigned in Section 6.5.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.2.

     "AMEX" means the American Stock Exchange, Inc.

     "Average Closing Price" means as of any date, the average of the daily last sale price of a share of Acquiror Common Stock as reported on the NYSE Composite Transactions Reporting System for the ten consecutive NYSE full trading days (in which such shares are traded on the NYSE) ending at the close of trading on the NYSE full trading day immediately preceding such date.

     "Benefit Plans" has the meaning assigned in Section 5.3(q)(1).

     "Broker-Dealer Subsidiary" has the meaning assigned in Section
  5.3(g)(4).

     "Client" means any person to which the Company or any of its Subsidiaries provides products or services under any Contract.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Condition Date" has the meaning assigned in Section 2.2.

     "Company" has the meaning assigned in the preamble to this Agreement.

     "Company Articles" means the Articles of Incorporation of the Company, as amended.

     "Company Board" means the Board of Directors of the Company.

     "Company Bylaws" means the Bylaws of the Company, as amended.

     "Company Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Company Meeting" has the meaning assigned in Section 6.2.

     "Company Preferred Stock" means the preferred stock, par value $.01 per share, of the Company.

     "Company Reports" has the meaning assigned in Section 5.3(l)(8).

     "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

     "Company Stock Option" means each option to purchase shares of Company Common Stock under the Company Stock Plans as Previously Disclosed.

     "Company Stock Plans" means the stock-based compensation and incentive plans of the Company Previously Disclosed as of the date hereof and includes, without limitation, the RMI 1989 Stock Option Plan, the RMI 1993 Stock Option Plan, the RMI 1996 Stock Incentive Compensation Plan and the Company 1998 Stock Incentive Compensation Plan.

     "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

     "Covered Employees" has the meaning assigned in Section 6.12.

     "CSE" means the Chicago Stock Exchange.

     "Disclosure Schedule" has the meaning assigned in Section 5.1.

     "Dissenting Shares" has the meaning assigned in Section 3.1(d).

     "Effective Date" means the date on which the Effective Time occurs.

     "Effective Time" means the date and time at which the Merger becomes effective.

     "Employment Agreements" has the meaning assigned in the recitals hereto.

     "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement with force of law relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources, or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" has, with respect to any person, the meaning assigned in Section 5.3(q)(6).

     "ERISA Client" has the meaning assigned in Section 5.3(k)(7).

     "ESPP" has the meaning assigned in Section 4.1(b).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Agent" has the meaning assigned in Section 3.4(a).

     "Exchange Fund" has the meaning assigned in Section 3.4(a).

     "Exchange Ratio" has the meaning assigned in Section 3.1(a).

     "Federal Reserve System" means the Board of Governors of the Federal Reserve System and the Federal Reserve Banks.

     "Financial Statements" has the meaning assigned in Section 5.3(g)(2).

     "FOCUS Reports" has the meaning assigned in Section 5.3(g)(4).

     "Form ADV" has the meaning assigned in Section 5.3(k)(4).

     "Form BD" has the meaning assigned in Section 5.3(k)(4).

     "Governmental Authority" means any court, administrative agency or commission or other foreign, federal, state or local governmental authority or instrumentality.

     "Hazardous Substance" means any hazardous or toxic substance, material or waste, including those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 C.F.R. (S) 172.101), or by the United States Environmental Protection Agency as hazardous substances (40 C.F.R. Part 302) and amendments thereto, petroleum products or other such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including petroleum compounds, lead, asbestos and polychlorinated biphenyls.

     "Indemnified Party" has the meaning assigned in Section 6.13(a).

     "Insurance Amount" has the meaning assigned in Section 6.13(b).

     "Insurance Policies" has the meaning assigned in Section 5.3(v).

     "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

     "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     "IRS" means the Internal Revenue Service.

     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Litigation" has the meaning assigned in Section 5.3(o).

     "Material" means, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is or would reasonably be expected to be material to (1) the financial position, results of operations, assets, properties or business of the Acquiror and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, taken as a whole, or the Surviving Corporation and its Subsidiaries, taken as a whole, as the case may be (other than to the extent such fact, circumstance, event or thing is due to (x) general changes in conditions in the securities industry, or in the global or United States economy or capital markets, or (y) changes in applicable generally accepted accounting principles or in laws, regulations or regulatory policies of general applicability), or (2) the ability of either the Acquiror or the Company, as the case may be, timely to perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

     "Merger" has the meaning assigned in Section 2.1(a).

     "Merger Consideration" has the meaning assigned in Section 2.3.

     "Merger Sub" has the meaning assigned in the preamble hereto.

     "Merger Sub Common Stock" has the meaning assigned in Section 3.1(e).

     "MSRB" means the Municipal Securities Rulemaking Board.

     "NASD" means the National Association of Securities Dealers, Inc.

     "New Certificates" has the meaning assigned in Section 3.4(a).

     "NYSE" means the New York Stock Exchange, Inc.

     "Old Certificates" has the meaning assigned in Section 3.4(a).

     "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" has the meaning assigned in Section 5.1.

     "Proxy Statement" has the meaning assigned in Section 6.3(a).

     "Registration Statement" has the meaning assigned in Section 6.3(a).

     "Representatives" means, with respect to any person, such person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for, redeem or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "RMI" means Ragen MacKenzie Incorporated.

     "Scheduled Closing Date" has the meaning assigned in Section 2.2.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents", with respect to the Company or the Acquiror, has the meaning assigned in Section 5.3(g) or 5.4(g), as the case may be.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

     "Self-Regulatory Organization" means the National Association of Securities Dealers, Inc., the NYSE, the AMEX, the MSRB or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which the Company or one of its Subsidiaries is otherwise subject.

     "Stock Option Agreement" has the meaning assigned in the recitals hereto.

     "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X.

     "Support Agreement" has the meaning assigned in the recitals hereto.

     "Surviving Corporation" has the meaning assigned in Section 2.1(a).

     "Takeover Laws" has the meaning assigned in Section 5.3(c)(2).

     "Taxes" means all federal, state, local and foreign taxes, levies or other assessments imposed by any taxing authority, however denominated, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, and custom duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

     "Tax Returns" means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

     "Treasury Shares" means shares of Company Common Stock owned by the Company or a Subsidiary of the Company.

     "WBCA" means the Washington Business Corporation Act.

   1.2 Interpretation. When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital, Section, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other Affiliates, to take appropriate action in connection therewith.

                                   ARTICLE II

                                   The Merger

   2.1 The Merger. At the Effective Time, the business combination contemplated by this Agreement shall occur and in furtherance thereof:

     (a) Structure and Effects of the Merger. Merger Sub shall be merged by statutory merger with and into the Company with the Company as the surviving corporation (sometimes referred to as the "Surviving
  Corporation") (the "Merger"). The Surviving Corporation shall continue to be governed by the laws of the State of Washington, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects specified in the WBCA.

     (b) Certificate of Incorporation. The certificate of incorporation of the Surviving Corporation shall be the Company Articles as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the WBCA.

     (c) Bylaws. The Bylaws of the Surviving Corporation shall be the Company Bylaws as in effect immediately prior to the Effective Time, until duly amended in accordance with the terms thereof and the certificate of incorporation referred to in Section 2.1(b).

     (d) Directors. The directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, and such directors shall hold such office until such time as their successors shall be duly elected and qualified.

     (e) Officers. The officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time.

   2.2 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Washington, of articles of merger in accordance with Section 23B.11.050 of the WBCA, or at such later date and time as may be set forth in such articles. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (1) on the date that is the tenth full NYSE trading day (the "Scheduled Closing Date") to occur after the date (the "Condition Date") on which last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Effective Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs), or
(2) on such other date as the parties may agree in writing; provided that the Effective Date shall not occur prior to March 16, 2000.

   2.3 Reservation of Right to Revise Structure. At the Acquiror's election, the Merger may alternatively be structured so that (1) the Company is merged with and into any other direct or indirect wholly owned subsidiary of the Acquiror, (2) any direct or indirect wholly owned subsidiary of the Acquiror is merged with and into the Company, or (3) Company shall merge with and into Acquiror; provided, however, that no such change shall (A) alter or change the amount or kind of the consideration to be issued to the Company's shareholders in the Merger or under such alternative structure (the "Merger Consideration"),
(B) adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration or prevent the parties from obtaining the opinion of Counsel referred to in Section 7.1(g), or (C) materially impede or delay consummation of the Merger. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                                  ARTICLE III

                            Consideration; Exchange

   3.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

     (a) Outstanding Company Common Stock. Each share of Company Common Stock, other than Treasury Shares or Dissenting Shares, issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive a number of shares of Acquiror Common Stock, together with the appropriate number of attached Acquiror Rights, equal to (i) if the Average Closing Price as of the Condition Date is equal to or less than $36.00, 0.5208; (ii) if the Average Closing Price as of the Condition Date is between $36.00 and $42.00, a quotient, the numerator of which is $18.75 and the denominator of which is the Average Closing Price as of the Condition Date (such quotient to be rounded to the nearest ten thousandth); or (iii) if the Average Closing Price as of the Condition Date is $42.00 or greater, 0.4464 (in each case, subject to adjustment pursuant to Sections 3.5 and 8.1(f), the "Exchange Ratio").

     (b) Outstanding Acquiror Common Stock. Each share of Acquiror Common Stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding and unaffected by the Merger.

     (c) Treasury Shares. At the Effective Time, all shares of Company Common Stock owned, directly or indirectly, by the Company or by the Acquiror, or any of their respective wholly-owned Subsidiaries shall be canceled and shall cease to exist, and no capital stock of the Acquiror or other consideration shall be delivered in exchange therefor. All shares of Acquiror Common Stock owned by the Company or any of its wholly-owned Subsidiaries shall as of the Effective Time become Acquiror Treasury Stock.

     (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and respect to which dissenters' rights shall have been properly demanded in accordance with Chapter 23B.13 of the WBCA ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, Acquiror Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Chapter 23B.13 of the WBCA; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of such holder's demand for appraisal of such shares, or (ii) if any holder fails to establish such holder's entitlement to dissenters rights under Chapter 23B.13 of the WBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock, and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, Acquiror Common Stock and cash in lieu of fractional shares, if any, without any interest thereon, as otherwise provided in this Article III.

     (e) Outstanding Merger Sub Common Stock. Each share of the common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding at the Effective Time shall be converted at the Effective Time into one share of Company Common Stock.

   3.2 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Company Common Stock converted into the right to receive Acquiror Common Stock and/or cash in lieu of fractional shares pursuant to Section 3.1(a) shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive (a) any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and (b) the consideration provided under this Article III. Following the Effective Time, there shall be no transfers of Company Stock on the stock transfer books of the Company or the Surviving Corporation.

   3.3 Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional shares of Acquiror Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, the Acquiror shall pay to each holder of Company Common Stock who otherwise would be entitled to a fractional share of Acquiror Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Average Closing Price as of the Effective Date.

   3.4 Exchange Procedures. (a) Promptly after the Effective Date, the Acquiror shall send, or cause to be sent, to each former holder of record of shares of Company Common Stock (other than Treasury Shares) immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's certificates formerly representing shares of Company Common Stock ("Old Certificates") for the Merger Consideration. The Acquiror will cause certificates representing the shares of Acquiror Common Stock to be issued in the Merger ("New Certificates"), and any check in respect of any fractional share interests or dividends or distributions that a former holder of Company Common Stock is entitled to receive, to be delivered to such shareholder upon delivery to Norwest Bank Minnesota, N.A. (in such capacity and including any successors that may from time to time be approved by the Acquiror, the "Exchange Agent") of Old Certificates representing the shares of Company Common Stock formerly owned by such shareholder as of the Effective Time (or indemnity satisfactory to the Surviving Corporation and the Exchange Agent, if any of such certificates are lost, stolen or destroyed), together with properly completed transmittal materials; provided that such New Certificates, and any such check, shall not be issued to any Company Affiliate unless and until such Company Affiliate has delivered an agreement pursuant to Section 6.6. No interest will be paid on any Merger Consideration, including cash to be paid in lieu of fractional share interests, or in respect of dividends or distributions which any such person may be entitled to receive pursuant to this Article III upon such delivery.

     (b) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (c) No dividends or other distributions on Acquiror Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with this Article III, and no such shareholder shall be eligible to vote such Acquiror Common Stock until the holder of such Old Certificates is entitled to receive New Certificates in accordance with this Article III. After becoming so entitled in accordance with this Article III, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Acquiror Common Stock such holder had the right to receive upon surrender of the Old Certificate.

   3.5 Adjustment of Exchange Ratio. If, after the date of this Agreement, but prior to the Effective Time, the shares of Acquiror Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise) in the capitalization of the Acquiror, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

   3.6 Options. At the Effective Time, all Company Stock Options which are then outstanding and unexercised shall cease to represent a right to acquire shares of Company Common Stock and shall be converted into options to purchase shares of Acquiror Common Stock on the same terms and conditions under the applicable Company Stock Plan and the stock option agreement by which such Company Stock Option is evidenced. From and after the Effective Time:

     (a) the number of shares of Acquiror Common Stock purchasable upon exercise of such Company Stock Option shall equal the product (rounded down to the nearest share) of (1) the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time and (2) the Exchange Ratio, and

     (b) the per share exercise price under each such Company Stock Option shall be equal to the result (rounded up to the nearest cent) of dividing the per share exercise price of each such Company Stock Option by the Exchange Ratio.

Notwithstanding the foregoing, each Company Stock Option that is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code.

                                   ARTICLE IV

                       Actions Pending the Effective Time

   4.1 Forebearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

     (a) Ordinary Course. Conduct the business of the Company or any of its Subsidiaries other than in the ordinary and usual course, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, correspondents, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

     (b) Capital Stock. Other than pursuant to the exercise of Previously Disclosed Rights outstanding on the date hereof, and other than pursuant to the Stock Option Agreement, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Company Stock or any Rights, (2) enter into any Contract with respect to the foregoing or (3) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights. Without limiting the generality of the foregoing, the Company (1) will not issue, or agree or commit to issue, any shares of Company Stock or Rights under the Company Stock Plans other than pursuant to the exercise of Previously Disclosed Rights outstanding on the date hereof and (2) shall take all actions necessary to (x) provide that the "offering" that commenced on July 1, 1999 and that will end on December 31, 1999 under the Company's Employee Stock Purchase Plan (the "ESPP") is the final offering under such plan, (y) terminate the ESPP effective as of December 31, 1999, and (z) provide that the Deferral Period (as such term is defined in the Company's Deferred Compensation Plan as in effect on the date hereof (the "Deferred Compensation Plan")) that commenced on July 1, 1999 shall be the last Deferral Period with respect to which any participant therein may elect to allocate any amounts to the Company Stock Index (as defined in the Deferred Compensation Plan) for any purpose, including the calculation of Account Earnings (as defined in the Deferred Compensation Plan), such that no obligation to issue shares of Company Common Stock shall arise thereunder with respect to any subsequent Deferral Period.

     (c) Dividends, Etc. (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, other than dividends from wholly owned Subsidiaries to the Company (in each case having record and payment dates consistent with past practice) or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than as required by the Company Stock Plans upon exercise of Previously Disclosed Rights outstanding on the date hereof.

     (d) Compensation; Employment Agreements; Etc. Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Previously Disclosed Contracts existing on the date hereof, or (3) for employment arrangements for, or grants of awards to, newly hired non-executive employees in the ordinary course of business consistent with past practice or (4) for normal individual increases in compensation to non-officer employees in the ordinary and usual course of business consistent with past practice. Nothing herein shall limit year-end or period-end bonuses with respect to fiscal year 1999 paid out in a manner or according to standard terms and consistent with past practice. Bonuses paid to managerial employees who, in the ordinary course of business, participate in the Company's fiscal year 1999 year-end bonus program shall be accrued and paid in the ordinary course consistent with past practice. Bonuses earned with respect to the Company's fiscal year 2000 shall be calculated in the ordinary course consistent with past practice on a prorated basis for that portion of fiscal year 2000 completed prior to the Effective Date. The pro rata portion of such fiscal year 2000 bonuses for the first quarter of such fiscal year shall be accrued and paid out at the earlier of (i) promptly following the Closing or (ii) March 31, 2000. Bonuses paid in respect of the first quarter of fiscal year 2000 shall not exceed in the aggregate $850,000. The pro rata portion of such fiscal year 2000 bonuses for the period commencing at the beginning of the second quarter of fiscal year 2000 and ending on the Effective Date shall be paid at the time bonuses are paid to existing brokerage employees of the Acquiror, but in no event later than March 31, 2001.

     (e) Benefit Plans. Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, as may be required by applicable law or expressly required by the terms of Contracts Previously Disclosed in Section 4.1(e) of the Company Disclosure Schedule as such Contracts are in effect as of the date hereof.

     (f) Dispositions. Except for sales of securities or other investments or assets in the ordinary course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

     (g) Acquisitions. Except for the purchase of securities or other investments or assets in the ordinary course of business consistent with past practice, acquire a material portion of the assets of any other person.

     (h) Governing Documents. Amend the Company Articles, the Company Bylaws or the certificate of incorporation or bylaws (or similar governing documents) of any of the Company's Subsidiaries.

     (i) Accounting Methods. Implement or adopt any change in accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

     (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any material Contract or amend or modify in any material respect, or waive any material right under, any of its existing material Contracts.

     (k) Claims. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $100,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

     (l) Adverse Actions. (1) Take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of
  Section 368(a) of the Code or (2) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in
  Article VII not being satisfied, or (C) a material breach or violation of any provision of this Agreement.

     (m) Capital Expenditures. Authorize or make any capital expenditures, other than (1) annual budgeted amounts Previously Disclosed, or (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $100,000 in the aggregate.

     (n) Risk Management. Except as required by applicable law or regulation,
  (1) implement or adopt any change in the risk management policies, procedures or practices of the Company, which, individually or in the aggregate with all such other changes, would be Material, (2) fail to use commercially reasonable means to avoid any material increase in the aggregate exposure of the Company to risk from the general United States securities markets or (3) materially restructure or change its investment securities portfolio, if any, or the manner in which such portfolio is classified or reported.

     (o) Tax Matters. Make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are (i) not, alone or in the aggregate, Material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

     (p) New Activities. Initiate any new business activity that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956, as amended.

     (q) Indebtedness. (i) Other than in the ordinary course of business consistent with past practice, (A) incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance existing short-term indebtedness, and indebtedness of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries, and indebtedness under existing lines of credit), (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, (C) make any loan or advance, or (ii) other than with respect to customary concessions regarding margin indebtedness of brokerage clients in the ordinary course of business consistent with past practice, and with respect to the regularly scheduled forgiveness of loans made to employees prior to the date hereof in connection with the hiring of such employees when and as required by the express provisions Previously Disclosed Contracts in full force and effect between such employees and the Company or any of its Subsidiaries, forgive or extinguish any indebtedness to the Company or any of its Subsidiaries for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

     (r) Commitments. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (q).

   4.2 Forbearances of the Acquiror and Merger Sub. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of the Company, each of the Acquiror and Merger Sub will not, and will cause each of its Subsidiaries not to (1) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (2) knowingly take any action that is intended or is reasonably likely to result in
(A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied, or (C) a material breach of any provision of this Agreement.

                                   ARTICLE V

                         Representations and Warranties

   5.1 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror, and the Acquiror has delivered to the Company, a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (1) in response to an express informational requirement contained in or requested by a provision hereof, or (2) as an exception to one or more representations or warranties contained in Section 5.3 or 5.4, respectively, or to one or more of its covenants contained in Article IV or VI; provided, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a Material exception or fact, event or circumstance with respect to the Company or the Acquiror, respectively. "Previously Disclosed" means information set forth in a Disclosure Schedule, whether in response to an express informational requirement or as an exception to one or more representations or warranties or covenants, in each case, that is contained in a correspondingly enumerated portion of such Disclosure Schedule. To the extent information is Previously Disclosed pursuant to the foregoing, the corresponding representation, warranty or covenant shall be deemed to be modified by such Previously Disclosed information and references herein (including in Section 5.2) to such corresponding representation, warranty or covenant shall be deemed to be references to such representation, warranty or covenant as so modified.

   5.2 Standard. No representation or warranty of the Company, on the one hand, or the Acquiror and Merger Sub, on the other, contained in Section 5.3 or 5.4 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event, or circumstance that is inconsistent with one or more representations or warranties (with such representations and warranties being read, for purposes of this Section 5.2, without regard to individual references to "Materiality" or "Material adverse effect" set forth therein), unless such fact, event or circumstance (individually or taken together with all other facts, events or circumstances that are inconsistent with any representation or warranty contained in Section 5.3 or 5.4) would be Material with respect to the Company or the Acquiror, as the case may be.

   5.3 Representations and Warranties of the Company. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, the Company hereby represents and warrants to the Acquiror as follows:

     (a) Organization, Standing and Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Washington, and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) Corporate Power. The Company and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own or lease all its properties and assets.

     (c) Corporate Authority and Action. (1) The Company has the requisite corporate power and authority, and has taken all corporate action necessary, in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and the Stock Option Agreement and (B) to consummate the transactions contemplated by the Stock Option Agreement and, subject only to receipt of the requisite approval of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, this Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

       (2) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Support Agreement (to the extent applicable) and the Stock Option Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Support Agreement (to the extent applicable) and the Stock Option Agreement and the transactions contemplated hereby and thereby are each exempt from, the requirements of (1) any applicable "moratorium," "control share,"
    "fair price" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), including Chapter 23B.19 of the WBCA and (2) Article 10 of the Company Articles such that the prohibitions of Section 23B.19.040 of the WBCA and supermajority vote requirement of Section 10.2.1 of the Company Articles do not apply to this Agreement, the Support Agreement the Stock Option Agreement or the transactions contemplated hereby or thereby.

   (d) Regulatory Filings; No Defaults. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for (A) filings of applications or notices with the NYSE, the NASD and other Previously Disclosed securities licensing or supervisory authorities, (B) the filing with the SEC of the Proxy Statement in definitive form, (C) approval of the Company's shareholders as contemplated by Section 5.3(c), (D) approval of the NYSE and consents of national securities exchanges to the transfer of ownership of seats or memberships and (E) the filing of a certificate of merger with the Secretary of State of the State of Washington pursuant to the WBCA. As of the date hereof, the Company is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

     (2) Subject only to the approval by the holders of a majority of the outstanding shares of Company Common Stock, the receipt of the regulatory approvals referred to in Section 5.3(d)(1), the expiration of applicable waiting periods and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, the Support Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Articles or the Company Bylaws or similar governing documents of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract.

   (e) Company Stock. As of the date hereof, the authorized capital stock of the Company consists solely of 50,000,000 shares of Company Common Stock, of which not more than 13,500,000 shares are outstanding as of the date hereof, and 10,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 542,347 shares of Company Common Stock are held as Treasury Shares. The outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, other than the Company Stock Options, there are no shares of Company Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement and the Stock Option Agreement. Section 5.3(e) of the Company Disclosure Schedule sets forth a list of the holders of outstanding Company Stock Options, the date that each such Company Stock Option was granted, the number of shares of Company Common Stock subject to each such Company Stock Option, the expiration date of each such Option and the price at which each such Company Stock Option may be exercised under the applicable Company Stock Plan.

   (f) Subsidiaries. The Company has Previously Disclosed a list of all its Subsidiaries, including the states in which such Subsidiaries are organized, a brief description of such Subsidiaries' principal activities, and if any of such Subsidiaries is not wholly owned by the Company or one of its Subsidiaries, the percentage owned by the Company or any such Subsidiary and the names, addresses and percentage ownership by any other person. No equity securities of any of the Company's Subsidiaries are or may become required to be issued, transferred or otherwise disposed of (other than to the Company or a wholly owned Subsidiary of the Company) by reason of any Rights with respect thereto. There are no Contracts by which any of the Company's Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights or obligations of the Company to vote or to dispose of such shares. All of the shares of capital stock of each of the Company's Subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and, except as Previously Disclosed, are owned by the Company or a Company Subsidiary free and clear of any Liens. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

   (g) SEC Documents, Financial Statements. (1) The Company has provided or made available to the Acquiror copies of each registration statement, offering circular, report, definitive proxy statement or information statement filed by the Company with the SEC or circulated by the Company through the date of this Agreement and will promptly provide each such registration statement, offering circular, report, definitive proxy statement or information statement filed or circulated after the date hereof (collectively, the "Company SEC Documents"), each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (2) Each of the Company's statements of financial condition included in or incorporated by reference into the SEC Documents, including the related notes and schedules, fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Company and its Subsidiaries as of the date of such statement of financial condition and each of the statements of income, cash flows and changes in shareholders' equity included in or incorporated by reference into the SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the "Financial Statements"), fairly presented (or, in the case of SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and shareholders' equity, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

     (3) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances known to the Company which could reasonably be expected to result in such a liability, other than:

       (A) liabilities provided for in the statement of financial condition included in the SEC Documents most recently filed prior to the date hereof, or disclosed in the notes thereto; or

       (B) other undisclosed liabilities which, individually or in the aggregate, are not Material.

     (4) The Company has delivered or made available to the Acquiror true and complete copies of the FOCUS Reports filed on Form X-17A-5 (the "FOCUS Reports") as of March 26, 1999 and June 25, 1999 by each Subsidiary of the Company that is a "broker" or "dealer", as such terms are defined in Sections 2(a)(4) and 2(a)(5) of the Exchange Act (collectively, the "Broker-Dealer Subsidiaries"). Each FOCUS Report complied (and with respect to FOCUS Reports filed after the date hereof, will comply) at the date thereof with the rules and regulations of the SEC relating thereto and fairly presented (or will present, as the case may be) the information required to be presented therein pursuant to Rule 17a-5 under the Exchange Act.

   (h) Absence of Certain Changes. Since June 25, 1999, the business of the Company and its Subsidiaries has been conducted in the ordinary and usual course, consistent with past practice, and there has not been:

     (1) any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or shareholders' equity of the Company and its Subsidiaries, taken as a whole;

     (2) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries or to the Company or any of its Subsidiaries' certificate of incorporation or bylaws (or similar governing documents);

     (3) any (A) incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other person, in each case, other than in the ordinary and usual course of business, consistent with past practice, and in amounts and on terms consistent with past practices;

     (4) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary and usual course of business consistent with past practices;

     (5) prior to or on the date hereof, any making of any loan in excess of $50,000, or aggregate loans in excess of $250,000, advance or capital contributions to or investment in any person, in each case, other than in the ordinary and usual course of business consistent with past practice;

     (6) any change in any accounting policies or practices by the Company or any of its Subsidiaries; or

     (7) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company or any of its Subsidiaries, except, in each case, in the ordinary course of business or as required by Contract or applicable law with respect to employees of the Company or any of its Subsidiaries.

   (i) Contracts. (1) The Company has Previously Disclosed each of the following Contracts to which either the Company or any of its Subsidiaries is a party, or by which any of them is bound or to which any of their properties is subject:

     (A) any lease of real property;

     (B) any agreement in force as of the date hereof for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either annual payments of $25,000 or more or aggregate payments of $50,000 or more;

     (C) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person, in each case, entered into other than in the ordinary course of business;

     (D) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

     (E) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment, outstanding as of the date hereof, for the borrowing of money by the Company or one of its Subsidiaries or the deferred purchase price of property in excess of $50,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

     (F) any agreement in force as of the date hereof that creates future payment obligations in excess of $10,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 90 days or less;

     (G) any license, franchise or similar agreement material to the Company or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the Company or any of its Subsidiaries;

     (H) any exclusive dealing agreement or any agreement that limits the freedom of the Company or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom after the Effective Date;

     (I) any compensation, employment, severance, supplemental retirement or other similar agreement or arrangement with any employee or former employee of, or independent contractor with respect to, the Company or any of its Subsidiaries, or any other agreement with any current or former Affiliate of the Company; and

     (J) any other Contract that is a "material contract" as defined in Item 601(b)(10) of SEC Regulation S-K and that has not been filed prior to the date hereof as an exhibit to the Company's SEC Documents.

     (2) Each Contract that has been, or is required to be, Previously Disclosed pursuant to this Section is a valid and binding agreement of the Company or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and the Company or its Subsidiaries parties thereto are not in default or breach in any material respect under the terms of any such Contract.

   (j) Contracts with Clients. (1) Each of the Company and its Subsidiaries is in compliance with the terms of each Contract with any Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending or threatened with any Client under the terms of any such Contract or with any former Client.

     (2) Each extension of credit by the Company or any of its Subsidiaries to any Client (A) is in full compliance with Regulation T of the Federal Reserve System or any substantially similar regulation of any governmental or regulatory agency or authority, (B) is fully secured and (C) the Company or one or more of its Subsidiaries, as the case may be, has a first priority perfected security interest in the collateral securing such extension of credit.

   (k) Registration Matters. (1) Each Broker-Dealer Subsidiary is, and at the Effective Time will be, duly registered under the Exchange Act as a broker-dealer with the SEC, and is, and at the Effective Time will be, in compliance with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder, including, but not limited to the net capital requirements thereof. Each Broker-Dealer Subsidiary is, and at the Effective Time will be, a member in good standing with all required Self-Regulatory Organizations and in compliance with all applicable rules and regulations of the Self-Regulatory Organizations. Each Broker-Dealer Subsidiary is, and at the Effective Time will be, duly registered as a broker-dealer under, and in compliance with, the applicable laws, rules and regulations of all jurisdictions in which it is required to be so registered.

     (2) The Company has delivered or made available to the Acquiror, true, correct and complete copies of (A) each Broker-Dealer Subsidiary's Uniform Application for Broker-Dealer Registration on Form BD ("Form BD") and (B) each Uniform Application for Investment Adviser Registration filed by the Company or any Subsidiary ("Form ADV", and together with Form BD, "Forms"), all of the Forms reflecting all amendments thereto filed with the NASD or the SEC, as the case may be, on or prior to the date hereof. The Forms are in compliance with the applicable requirements of the Exchange Act or the Investment Advisers Act, as the case may be, and the rules and regulations under such Acts and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided or made available true and complete copies of all audit reports by the SEC or the NASD regarding the Company or its Subsidiaries. Each director, officer, agent and employee of each Broker-Dealer Subsidiary who is required to be registered as a representative, principal or agent with the securities commission of any state or with any SRO is duly registered as such and such registration is in full force and effect. Each registered representative and principal of each Broker-Dealer Subsidiary has at least the minimum series license for the activities which such registered representative or principal performs for such Broker-Dealer Subsidiary.

     (3) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of each Broker-Dealer Subsidiary satisfies, and since their inception has satisfied, the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which the Broker-Dealer Subsidiary conducts business, and has been sufficient to permit each Broker-Dealer Subsidiary to operate without restriction on its ability to expand its business under NASD Conduct Rule 3130 or NYSE Rule 326.

     (4) None of the Broker-Dealer Subsidiaries nor any "associated person" thereof (a) is subject to a "statutory disqualification" as such terms are defined in the Exchange Act, (b) is ineligible to serve as a broker-dealer or as an associated person to a registered broker-dealer or (c) is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of any Broker-Dealer Subsidiary as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

     (5) Except as Previously Disclosed, neither the Company nor its Subsidiaries is or is required to be registered as an investment company, investment adviser, commodity trading advisor, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any United States federal, state, local or foreign statutes, laws, rules or regulations. No Broker-Dealer Subsidiary acts as the "sponsor" of a "broker-dealer trading program", as such terms are defined in Rule 17a-23 under the Exchange Act.

     (6) Neither the Company, its Subsidiaries nor any "affiliated person" (as defined in the Investment Company Act) thereof, as applicable, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither the Company, its Subsidiaries nor any "associated person" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither the Company nor its Subsidiaries provides investment advisory, subadvisory or management services to or through (i) any issuer or other Person that is an investment company (within the meaning of the Investment Company Act), (ii) any issuer or other Person that would be an investment company (within the meaning of the Investment Company Act) but for the exemptions contained in Section 3(c)(1), Section 3(c)(7), the final clause of Section 3(c)(3) or the third or fourth clauses of Section 3(c)(11) of the Investment Company Act, or
  (iii) any issuer or other Person that is or is required to be registered under the laws of the appropriate securities regulatory authority in the jurisdiction in which the issuer is domiciled (other than the United States or the states thereof), which is or holds itself out as engaged primarily in the business of investing, reinvesting or trading in securities.

     (7) Each account to which the Company provides investment management, advisory or subadvisory services that (i) is an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA; (ii) a Person acting on behalf of such a plan; or (iii) any entity whose underlying assets are deemed, under 29 C.F.R. Section 2510.3-101, to include the assets of such a plan by reason of such a plan's investment in such entity (each, an "ERISA Client") has been managed or provided brokerage services by the Company or a Subsidiary thereof, as applicable, such that the Company or such Subsidiary in the exercise of such management or in the provision of such services is in compliance in all material respects with the applicable requirements of ERISA.

   (l) Compliance with Laws. Each of the Company and its Subsidiaries, and, to the best of the Company's knowledge, each of their respective officers and employees:

     (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

     (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Company's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

     (3) has received, since January 1, 1997, no notification or written communication (or, to the best knowledge of the Company, any other communication) from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening any material penalty or to revoke any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of the Company's or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions imposed by rule, regulation or administrative policy on brokers or dealers generally);

     (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against the Company, any of its Subsidiaries or any officer, director or employee thereof;

     (5) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to liability under Sections 405 or 409 of ERISA and (B) engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
  Section 4975(c) of the Code which would subject it to liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code;

     (6) The Company has made available to the Acquiror true and correct copies of (A) each Form G-37/G-38 filed with the MSRB since January 1, 1997 and (B) all records required to be kept by the Company under Rule G-8(a)(xvi) of the MSRB. Since January 1, 1997, other than as disclosed in such Forms G-37/G-38 made available to the Acquiror, there have been no contributions or payments, and there is no other information, that would be required to be disclosed by the Company or any of the Company's Subsidiaries;

     (7) is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of, any Governmental Authority or Self-Regulatory Organization, or been advised since January 1, 1997, by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or has knowledge of any pending or threatened regulatory investigation; and

     (8) since January 1, 1997, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

   (m) Properties; Securities. (1) Except as may be reflected in the Company's Financial Statements dated before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the Material properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. To the best of the Company's knowledge, all buildings and all the Material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles). The Company has Previously Disclosed a list of any and all real estate owned or leased by it or a Company Subsidiary as of the date hereof. Each of the Company and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of each of the Company or any of its Subsidiaries. Such securities are valued on the books of the Company or its Subsidiaries in accordance with generally accepted accounting principles.

     (2) Except as Previously Disclosed, neither the Company nor any Subsidiary thereof holds any equity securities for its own account involving, in the aggregate, ownership or control of 5% or more of any class of an issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity). Except as Previously Disclosed, there are no partnerships, limited liability companies, joint ventures or similar entities, in which the Company or any of its Subsidiaries is a general partner, manager, managing member or holds some other similar position or owns or controls any interest, directly or indirectly, of 5% or more and the nature and amount of each such interest.

   (n) Taxes. (1) All Tax Returns with respect to the Company or its Subsidiaries including consolidated United States federal income tax returns of it and its Subsidiaries, have been timely filed (taking into account any Previously Disclosed extension of time within which to file), and such Tax Returns were true, complete and accurate;

     (2) All Taxes shown to be due on such Tax Returns have been paid in full;

     (3) All Taxes due with respect to completed examinations have been paid in full;

     (4) No issues have been raised in writing (or, to the knowledge of the Company, through any other communication) with the Company or any of its Subsidiaries by the relevant taxing authority in connection with the examination of any such Tax Returns;

     (5) No currently effective waivers of statutes of limitations (excluding such statues that relate to years currently under examination by the IRS) have been given by or requested with respect to any Taxes of the Company or any of its Subsidiaries;

     (6) Each of the Company and its Subsidiaries has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith and have not been finally determined;

     (7) The federal and state income Tax Returns of the Company and its Subsidiaries have been examined by the IRS or the relevant state taxing authorities, as the case may be, through 1995. The federal income tax returns of the Company and its Subsidiaries for the fiscal year ended September 30, 1995 and for all fiscal years prior thereto are, for purposes of routine audit by the IRS, closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except as previously disclosed, there are no audits by, or disputes pending between the Company or any of its Subsidiaries and, any taxing authority of which the Company or any of its Subsidiaries has received written notice, or claims asserted in writing by any taxing authority for, Taxes or assessments upon the Company or any of its Subsidiaries. In addition, (A) proper and accurate amounts have been withheld by the Company and its Subsidiaries from their employees for all prior periods in compliance with the Tax withholding provisions of applicable federal, state and local laws, (B) federal, state and local Tax Returns that are complete and accurate have been filed by the Company and its Subsidiaries for all periods for which Tax Returns were due with respect to income Tax withholding, Social Security and unemployment Taxes,
  (C) the amounts shown on such federal, state or local Tax Returns to be due and payable have been paid in full and (D) there are no Tax liens upon any property or assets of the Company or its Subsidiaries except liens for current Taxes not yet due;

     (8) Neither the Company nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method; and

     (9) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as successor or transferee, by contract or otherwise.

   (o) Litigation. Company has furnished Acquiror copies of (i) all attorney responses to the request of the independent auditors for Company with respect to loss contingencies as of the end of its fiscal year most recently completed as of the date hereof in connection with the Company's financial statements included in the Company's most recent annual report on Form 10-K as filed with the SEC, and (ii) a written list of legal litigation, proceedings, investigations or controversy ("Litigation") before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization involving Company or any Company Subsidiary since the end of such fiscal year or which have been previously disclosed in the Company's SEC Documents ("Litigation List"). Except as disclosed in the Litigation List, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against the Company or any of its Subsidiaries, and, to the best of the Company's knowledge, no such Litigation has been threatened.

   (p) Employees; Labor Matters. (1) Each of the Company and its Subsidiaries is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, the Worker Adjustment and Retraining Notification Act, any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of the Company nor any of its Subsidiaries are engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board. There are no charges or complaints against the Company or any of its Subsidiaries pending of threatened in writing alleging sexual or other harassment, or other discrimination, by the Company, any of its Subsidiaries or by any of their employees, agents or representatives.

     (2) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of any of the Companies or their Subsidiaries.

   (q) Employee Benefit Plans. (1) The Company has Previously Disclosed a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors or their beneficiaries (the "Benefit Plans").

     (2) The Company has heretofore made available to Acquiror (A) true and complete copies of each of the Benefit Plans (or written explanations of any unwritten Benefit Plans) as in effect on the date hereof; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination letter from the IRS (if applicable) for such Benefit Plan.

     (3) With respect to each Benefit Plan, the Company and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Benefit Plans and each Benefit Plan has been administered in all material respects in accordance with its terms. The Internal Revenue Service has issued a favorable determination letter with respect to each Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code and the related trust that has not been revoked, and, to the knowledge of the Company, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

     (4) All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Financial Statements. Each Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (B) unfunded.

     (5) There is no pending or, to the knowledge of the Company, threatened litigation relating to the Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan that would subject the Company or any of its Subsidiaries to a Material tax or penalty imposed by either Section 4975 of the Code or
  Section 502(i) of ERISA.

     (6) No Benefit Plan is subject to Title IV or Section 302 of ERISA or
  Section 412 or 4971 of the Code, and neither the Company nor any of its Subsidiaries has contributed or been obligated to contribute to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after September 26, 1980. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Benefit Plan or, to the knowledge of the Company, by any ERISA Affiliate. Neither the Company nor any of its Subsidiaries or ERISA Affiliates has provided, or is required to provide, security to any Benefit Plan or any single-employer plan of an ERISA Affiliate.

     (7) Neither the Company nor any of its Subsidiaries has any obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA. There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan (other than reasonable and customary advance notice requirements) without incurring any Material liability thereunder.

     (8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (A) result in any payment (including severance, unemployment compensation, "excess parachute" (within the meaning of 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Benefit Plan, (B) increase any benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefit or (D) affect in any way the ability to amend, terminate, merge or administer any Benefit Plan.

   (r) Environmental Matters. The Company and its Subsidiaries have complied at all times with applicable Environmental Laws; no property (including buildings and any other structures) currently or formerly owned or operated (or which the Company or any of its Subsidiaries would be deemed to have owned or operated under any Environmental Law) by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company or its Subsidiaries; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company and its Subsidiaries have not received any notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company and its Subsidiaries are not subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company and its Subsidiaries are not aware of any reasonably likely liability relating to environmental circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products or polychlorinated biphenyls) involving the Company or one of its Subsidiaries, any currently or formerly owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company or one of its Subsidiaries; and the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or one of its Subsidiaries or any currently or formerly owned or operated property or any property in which the Company or one of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

   (s) Internal Controls. The Company and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principals and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

   (t) Derivatives; Etc. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (1) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (2) with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither the Company nor its Subsidiaries, nor, to the best of the Company's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement. The Company's SEC Documents disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with generally accepted accounting principles and, since June 25, 1999, there has not been a material change in such value.

   (u) Names and Trademarks. The Company and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property currently used by them in the conduct of their businesses; each of such names, service-marks, trademarks and other intellectual property has been Previously Disclosed; and, in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and no other person has the right to use such names, service-marks or trademarks in any such state.

   (v) Insurance. The Company has Previously Disclosed all of the insurance policies, binders, or bonds maintained by the Company or its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

   (w) No Brokers. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fees to be paid by the Company to Lazard Freres & Co. LLC in amounts and on terms Previously Disclosed.

   (x) Tax Treatment. As of the date hereof, the Company has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

   (y) Year 2000. The mission-critical computer software operated by the Company or any of its Subsidiaries is capable of providing, or will be adapted in a timely manner to provide, uninterrupted millennium functionality to properly record, store, process, present, refer to and use in calculations calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality and performance as such mission-critical software records, stores, processes, presents, refers to and uses in calculations calendar dates falling on or before December 31, 1999, and no failure to provide such functionality has been or could reasonably be expected to be Material to the Company and its Subsidiaries taken as a whole. The costs of any adaptations referred to in the immediately preceding sentence will not be Material to the Company and its Subsidiaries taken as a whole. The Company has made its Year 2000 project assessment and remediation plan available to the Acquiror for review and has furnished the Acquiror with copies of all communications between the Company or any Company Subsidiary and Governmental Authorities having responsibility for overseeing compliance with such Year 2000 compliance matters.

   (z) Administration of Trust Accounts. The Company and each Company Subsidiary has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. To the best knowledge of the Company, neither the Company, and Company Subsidiary, nor any director, officer or employee of the Company or any Company Subsidiary has committed any breach of trust with respect to any such fiduciary account which is Material to or could reasonably be expected to be Material to the Company and the Company Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

   5.4 Representations and Warranties of the Acquiror. Except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, each of the Acquiror and Merger Sub, as the case may be, hereby represents and warrants to the Company as follows:

     (a) Organization, Standing and Authority. Each of the Acquiror and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (in the case of the Acquiror) or the State of Washington (in the case of Merger Sub), and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) Corporate Power. The Acquiror and each of its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets.

     (c) Corporate Authority. Each of the Acquiror and Merger Sub has the requisite corporate power and authority, and has taken all corporate action necessary, in order to authorize the execution, delivery of and performance of its obligations under, this Agreement and the Stock Option Agreement and to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. This Agreement and the Stock Option Agreement each is a valid and legally binding agreement of each of the Acquiror and Merger Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (d) Regulatory Approvals; No Defaults. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror and Merger Sub of this Agreement, or to consummate the Merger, except for (A) the filing of applications and notices, as applicable, with the Federal Reserve System and the Department of Justice; (B) approval of the listing on the NYSE and the CSE of the Acquiror Common Stock to be issued as Merger Consideration (and related Acquiror Rights); (C) the filing and declaration of effectiveness of the Registration Statement; (D) the filing of a certificate of merger with the Secretary of State of the State of Washington pursuant to the WBCA; and (E) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Acquiror Common Stock in the Merger. As of the date hereof, the Acquiror is not aware of any reason why the approvals of all Governmental Authorities or Self-Regulatory Organizations necessary to permit consummation of the transactions contemplated hereby will not be received.

       (2) Subject only to receipt of the regulatory approvals referred to in Section 5.4(d)(1), the expiration of applicable waiting periods and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or Contract.

     (e) Acquiror Capitalization. (1) As of June 30, 1999, the authorized capital stock of Acquiror consists of (i) 20,000,000 shares of Preferred Stock, without par value, of which as of the close of business on June 30, 1999, 955,000 shares of Cumulative Tracking Preferred Stock, at $200 stated value, 9,596 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 19,903 shares of 1995 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 21,288 shares of 1996 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 18,639 shares of 1997 ESOP Cumulative

  Convertible Preferred Stock, at $1,000 stated value, 8,560 shares of 1998 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 45,508 shares of 1999 ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value, 1,500,000 shares of Adjustable-Rate Cumulative Convertible Preferred Stock, Series B, at $50 stated value, and 4,000,000 shares of 6.59% Adjustable Rate Noncumulative Preferred Stock, Series B, at $50 stated value, were outstanding; (ii) 4,000,000 shares of Preference Stock, without par value, of which as of the close of business on June 30, 1999, no shares were outstanding; and (iii) 4,000,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on June 30, 1999, 1,650,629,353 shares were outstanding and 15,465,932 shares were held in the treasury. All of the outstanding shares of capital stock of Acquiror have been duly and validly authorized and issued and are fully paid and nonassessable.

       (2) The shares of Acquiror Common Stock to be issued as Merger Consideration, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not in violation of any preemptive rights.

     (f) Subsidiaries. Each of the Acquiror's Significant Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Acquiror has continuously owned all of the outstanding capital stock of Merger Sub since the initial issuance by Merger Sub of its capital stock.

     (g) SEC Documents; Financial Statements. (1) Since December 31, 1996, Acquiror and each Acquiror Subsidiary has filed all reports, registrations, and statements it was required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Acquiror's Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, Forms 10-Q, registration statements, definitive proxy statements, and information statements (collectively, the "Acquiror SEC Documents"). As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement) each of the Acquiror SEC Documents, including the financial statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of the Acquiror SEC Documents filed after the date of this Agreement will comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circular filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (2) Each of the balance sheets included in or incorporated by reference into the Acquiror SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement, will fairly present) the consolidated financial condition of the Acquiror and its Subsidiaries as of the date of such balance sheet and each of the statements of income, cash flows and changes in shareholders' equity and comprehensive income included in or incorporated by reference into the Acquiror SEC Documents, including any related notes and schedules, fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement, will fairly present) the consolidated results of operations, cash flows and shareholders' equity, as the case may be, of the Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

     (h) Litigation. Except as disclosed in the Acquiror's SEC Documents filed before the date of this Agreement, no Litigation before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization that has been or would reasonably be expected to be Material to the Acquiror and its Subsidiaries taken as a whole is pending against the Acquiror or any of its Subsidiaries, and, to the best of the Acquiror's knowledge, no such Litigation has been threatened.

     (i) Compliance with Laws. The Acquiror and each of its Significant
  Subsidiaries: is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses in all material respects, and the rules of all Self-Regulatory Organizations applicable thereto and has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted (all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of the Acquiror's knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely).

     (j) Brokers. No action has been taken by the Acquiror that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

     (k) Absence of Certain Changes. Since June 30, 1999, there has not been any event, occurrence, development or state of circumstances or facts which has had or could reasonably be expected to constitute or result in a Material adverse change in the financial condition, results of operations, business, assets, properties or shareholders' equity of the Acquiror and its Subsidiaries, taken as a whole.

     (l) Tax Treatment. As of the date hereof, the Acquiror has no reason to believe that the Merger will not qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

     (m) Activities of Merger Sub. Merger Sub does not have any Subsidiaries or material investments of any kind in any entity. Merger Sub has been incorporated on behalf of the Acquiror solely for purposes of accomplishing the Merger, has not engaged in any other business activity and has conducted its operations only as contemplated hereby.

                                   ARTICLE VI

                                   Covenants

   6.1 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Acquiror agrees to use its reasonable best efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party hereto to that end.

     (b) Without limiting the generality of Section 6.1(a), the Company agrees to use its reasonable best efforts to obtain the consent or approval of all persons party to a Contract with the Company, to the extent the failure to obtain such consent could reasonably be expected to have a Material adverse effect on the Company and its Subsidiaries, taken as a whole, or its business giving effect to the Merger, or is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

   6.2 Shareholder Approval. The Company agrees to take, in accordance with applicable law, applicable stock exchange rules, the Company Articles and the Company Bylaws, all action necessary to convene, and shall hold, an appropriate meeting of shareholders of the Company to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Merger (including any adjournment or postponement, the "Company Meeting") as promptly as practicable after the Registration Statement is declared effective, and on a date agreeable to Acquiror. Unless the Company Board, after having consulted with and considered the written advice of outside counsel, has determined in good faith that to do so would constitute a breach of its directors' fiduciary duties under the WBCA, the Company Board shall recommend such approval, and the Company shall take all reasonable, lawful action to solicit such approval by its shareholders.

   6.3 Registration Statement. (a) The Acquiror agrees to prepare a registration statement on Form S-4 (the "Registration Statement"), to be filed by the Acquiror with the SEC in connection with the issuance of Acquiror Common Stock (and related Acquiror Rights) in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with the Acquiror, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement and the Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable; and, provided that the Company and its Subsidiaries have cooperated as required above, the Acquiror agrees to file the Registration Statement with the SEC as soon as reasonably practicable after any SEC comments with respect to the preliminary Proxy Statement are resolved. Each of the Company and the Acquiror agrees to use all reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. The Acquiror also agrees to use all reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company agrees to furnish to the Acquiror all information concerning the Company, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

     (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) The Acquiror agrees to advise the Company, promptly after the Acquiror receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

   6.4 Access; Information. (a) The Company and its Subsidiaries, on the one hand, and the Acquiror and its Subsidiaries, on the other, shall, upon reasonable notice, and subject to applicable law, afford the other party hereto and such party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours and at such other times as are reasonably necessary throughout the period prior to the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as such other party may reasonably request; and, during such period, the Company shall furnish promptly to the Acquiror (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws and (2) all other information concerning the business, properties and personnel of it as the Acquiror may reasonably request.

     (b) Each of the Company and the Acquiror agrees that it will not, and will cause its representatives not to, use any information furnished to the other in connection with the transactions contemplated by this

  Agreement for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents furnished to the other in connection with the transactions contemplated by this Agreement unless such information (1) was already known to such party, (2) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains, or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

   6.5 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or operations of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided, that, if the Company is not otherwise in violation of this Section 6.5, the Company Board may provide information to, and may engage in such negotiations or discussions with, a person, directly or through representatives, if (1) the Company Board, after having consulted with and considered the written advice of outside counsel to such Board, has determined in good faith that the failure to provide such information or to engage in such negotiations or discussions would constitute a breach of its directors' fiduciary duties under the WBCA and (2) the Company has entered into with such person a confidentiality agreement on substantially the same terms as the confidentiality provisions in effect between the Company and the Acquiror. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror with respect to any of the foregoing. The Company shall promptly (but in any event within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror on a current basis of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

   6.6 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to the Acquiror a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Company Meeting, deemed to be an "affiliate" of the Company (each, a "Company Affiliate") as that term is used in Rule 145 under the Securities Act.

     (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be a Company Affiliate to execute and deliver to the Acquiror, on or before the date of mailing of the Proxy Statement, an agreement in substantially the form attached hereto as Annex A.

   6.7 Takeover Laws. No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

   6.8 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions contemplated hereby do not and will not result in the grant of any Rights with respect to the Company or any of its Subsidiaries to any person (1) under the Company Articles or Company Bylaws, or (2) under any Contract to which the Company or any of its Subsidiaries is a party.

   6.9 Stock Exchange Listing. The Acquiror shall use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Acquiror Common Stock (and related Acquiror Rights) to be issued to the holders of Company Common Stock in the Merger.

   6.10 Regulatory Applications. (a) The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Notwithstanding the foregoing, the Acquiror shall not be required to accept or agree to any condition or requirement proposed by a Governmental Authority or Self-Regulatory Organization relating to Acquiror, Company or its Subsidiaries that, in the reasonable good faith judgment of Acquiror, is unreasonably burdensome to Acquiror. Each of the Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

   6.11 Retention Program. At the Effective Time, the Company, in cooperation with the Acquiror, will have established a retention program on terms described in Schedule 6.11 to be used to retain certain employees of the Company, and Acquiror, the Company and the Surviving Corporation, as applicable, shall take all actions necessary to implement the provisions of such Schedule 6.11.

   6.12 Certain Employee Benefits. At the Effective Time, the Acquiror will provide employees of the Company who as of the Effective Time become employed by the Acquiror or any of its Subsidiaries (the "Covered Employees") with the employee benefit plans, programs and arrangements maintained by or contributed to the Acquiror or its Subsidiaries and in which Covered Employees are eligible to participate after the Effective Time, substantially as and on the terms set forth on Schedule 6.12 hereto (the "Acquiror Plans"). Except as set forth on
Schedule 12, for purposes of all Acquiror Plans, the Acquiror shall, or shall cause its Subsidiaries to, cause each such plan, program or arrangement to treat the prior service with the Company of each Covered Employee (to the same extent such service is recognized under any analogous plans, programs or arrangements of the Company immediately prior to the Effective Time to the extent such a plan, program or arrangement is in effect immediately prior to the Effective Time) as service rendered to the Acquiror or its Subsidiaries, as the case may be, solely for purposes of eligibility to participate and for vesting thereunder (but not for purposes of benefit accruals). The Acquiror and its Subsidiaries will cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Benefit Plans) and eligibility waiting periods, under any health plans maintained by the Acquiror or its Subsidiaries in which Covered Employees are eligible to participate after the Effective Time, other than the Wells Fargo Long

Term Disability Plan and the Wells Fargo Long Term Care Plan, to be waived with respect to (a) Covered Employees who, immediately prior to the Effective Time, participated in a Company-sponsored health plan and (b) their eligible dependents. The Acquiror and its Subsidiaries will recognize, for purposes of any annual deductible and out-of-pocket limits under its health plans, deductible and out-of-pocket expenses paid by Covered Employees and their dependents during the calendar year in which the Effective Time occurs under the health plans of the Company and its Subsidiaries. The Acquiror and its Subsidiaries shall honor, pursuant to the terms of the Previously Disclosed Benefit Plans, and to the extent consistent with applicable law, all accrued employee benefit obligations to current and former employees of the Company under such plans. Nothing in this Section 6.12 shall prevent Acquiror from amending or terminating any Benefit Plans or benefit plans of the Acquiror (or its Subsidiaries) or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

   6.13 Indemnification. With respect to the indemnification of directors and officers, Acquiror agrees as follows:

     (a) Acquiror shall ensure that all rights to indemnification and all limitations of liability existing in favor of any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time of the Merger, a director or officer of Company or any Company Subsidiary (an "Indemnified Party" and, collectively, the "Indemnified Parties"), in the Company Articles or Bylaws or similar governing documents of any Company Subsidiary, as applicable in the particular case and as in effect on the date hereof, shall, with respect to claims arising from (A) facts or events that occurred before the Effective Time of the Merger or (B) this Agreement or any of the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger, survive the Merger and shall continue in full force and effect. Nothing contained in this paragraph 6.13(a) shall be deemed to preclude the liquidation, consolidation, or merger of Company or any Company Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of Company or a Company Subsidiary, the Acquiror shall guarantee, to the extent of the net asset value of the Company or such Company Subsidiary as of the Effective Date of the Merger, the indemnification obligations of Company or such Company Subsidiary to the extent of indemnification obligations of Company and the Company Subsidiaries described above. Notwithstanding anything to the contrary contained in this Section, nothing contained herein shall require Acquiror to indemnify any person who was a director or officer of Company or any Company Subsidiary to a greater extent than Company or any Company Subsidiary is, as of the date of this Agreement, required to indemnify any such person.

     (b) Any Indemnified Party wishing to claim indemnification under this Section, upon learning of such claim, action, suit, proceeding, or investigation, shall promptly notify the Acquiror thereof, but the failure to so notify shall not relieve the Acquiror of any liability it may have to such Indemnified Party unless such failure has actually prejudiced the Acquiror. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time) (i) if the Acquiror agrees that the claim, action, suit, proceeding or investigation is fully indemnifiable and that the Acquiror will pay any liability resulting from such claim, action, suit, proceeding or investigation, the Acquiror shall have the right to assume the defense thereof and shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Acquiror elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Acquiror and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and the Acquiror shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Acquiror shall be obligated pursuant to this subparagraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (ii) such Indemnified Party shall cooperate fully in the defense of any such matter.

     (c) For a period of six years from the Effective Time, the Acquiror shall use its reasonable best efforts to provide that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries with respect to claims against such directors and officers arising from fact or events which occurred before the Effective Time, which insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Company; provided, however, that in no event shall the Acquiror be required to expend more than 150 percent of the current amount expended by the Company (such limit on the premiums required to be expended by the Acquiror, the "Insurance Amount") to maintain or procure such directors and officers insurance coverage for a comparable six-year period; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.13(b), the Acquiror shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance.

     (d) If the Acquiror or any of its successors shall consolidate with, or merge into, any other entity and shall not be the continuing or surviving entity of such consolidation or merger, or shall transfer all of its assets to any other entity, then, and in each case, proper provision shall be made so that the successor and assigns of the Acquiror shall assume the obligations set forth in this Section 6.13.

     (e) The provisions of this Section 6.13 are intended to be for the benefit of, and enforceable in accordance with their terms by, Indemnified Parties.

   6.14 Notification of Certain Matters. (a) Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a material breach of any of its representations, warranties, covenants or agreements contained herein.

     (b) The Company and each of its Subsidiaries shall promptly notify the Acquiror, and the Acquiror shall promptly notify the Company, of any written notice (or any other communication of which the Company and each of its Subsidiaries, on the one hand, or the Acquiror, on the other hand, becomes aware) from any person alleging that the consent of such person is or may be required as a condition to the Acquisition or any notice or other communication from any Governmental Authority or Self-Regulatory Organization in connection with the transactions contemplated by this Agreement.

   6.15 Press Releases. Each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the rules of any applicable Self-Regulatory Organization.

   6.16 Certain Policies of the Company. Upon the request of the Acquiror, the Company shall, consistent with generally accepted accounting principles and regulatory accounting principles, use its reasonable best efforts to record certain accounting adjustments intended to conform the accrual and reserve policies of the Company so as to reflect the policies of the Acquiror; provided, however, that the Company shall not be obligated to record any such accounting adjustments pursuant to this Section 6.16 unless and until the Acquiror has certified to the Company that the conditions to its obligation to consummate the Merger will be satisfied or waived on or before the Effective Time and in no event to be effective prior to the day prior to the Effective Date. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.16.

                                  ARTICLE VII

                    Conditions to Consummation of the Merger

   7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the Acquiror, Merger Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by the Acquiror and the Company prior to the Effective Time of each of the following conditions:

     (a) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of Company Common Stock entitled to vote thereon in accordance with Section 23B.11.030 of the WBCA, other applicable law and the Company Articles and Company Bylaws.

     (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self-Regulatory Organizations required for the consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No approvals, licenses, or consents granted by any Governmental Authority or Self-Regulatory Organization shall contain any condition or requirement relating to Acquiror, Company or its Subsidiaries that, in the reasonable good faith judgment of Acquiror, is unreasonably burdensome to Acquiror.

     (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e) Listing. The shares of Acquiror Common Stock (and related Acquiror Rights) to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (f) Tax Opinions. The Acquiror shall have received an opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Acquiror, and the Company shall have received an opinion of Perkins Coie LLP, counsel to the Company, in each case dated the Effective Date, substantially to the effect that, based on the facts and assumptions stated therein, for United States federal income tax purposes, the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In rendering their respective opinions, such counsel may require and rely upon customary representations of the officers of the Company and the Acquiror.

   7.2 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

     (a) Representations and Warranties. Subject to the standard set forth in
  Section 5.2, the representations and warranties of the Acquiror and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by the Chairman, the President, or any Vice Chairman, Executive Vice President, or Senior Vice President of the Acquiror to such effect.

     (b) Performance of Obligations of the Acquiror. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of the Acquiror by the Chairman, the President, or any Vice Chairman, Executive Vice President, or Senior Vice President of the Acquiror to such effect.

   7.3 Conditions to Obligation of the Acquiror and Merger Sub. The obligation of the Acquiror and Merger Sub to consummate the Merger is also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

     (a) Representations and Warranties. Subject to the standard set forth in
  Section 5.2 (except with respect to Section 5.3(e), which shall be true and correct in all material respects), the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) Employment Agreements. The Employment Agreements for each individual listed in Group A on Schedule 7.3(c) and each individual (each, a "Group B individual") listed in Group B on Schedule 7.3(c) shall be in full force and effect (other than as a consequence of death or disability) and, in each case, such individual shall not have committed an act or omission that would permit their termination for "cause" thereunder; provided, however, that, if the preceding condition is not met with respect to any Group B Individual, the Company may, in substitution for such Group B Individual, designate (after consultation with the Acquiror) individuals (each, a "Group C Individual") listed in Group C on Schedule 7.3(c) having an aggregate production percentage (determined as of the date on which such Group B Individual's Employment Agreement shall have ceased to be in full force and effect or the Company shall have become aware of such cause for termination) that is at least equal to such Group B Individual's production percentage as set forth on Schedule 7.3(c).

     (d) Third Party Consents. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material adverse effect on the Company or the Surviving Corporation.

     (e) Year 2000. There shall be no feature of the Company's or Company's Subsidiaries' mission critical data processing, operating, or platform systems that would prevent those systems from continuing to run independently in all material respects after December 31, 1999 until such time as a subsequent conversion to Acquiror's systems can be completed. The mission critical computer software operated by the Company and its Subsidiaries will provide uninterrupted millennium functionality to properly record, store, process, present, refer to and use in calculations calendar dates falling on or after January 1, 2000 with substantially the same functionality and performance as such mission critical software records, stores, processes, presents, refers to, and uses in calculations calendar dates falling on or before December 31, 1999.

     (f) Company Stock. Company shall have complied with the provisions of
  Section 4.1(b) hereof.

     (g) Capitalization. As of immediately prior to the Effective Time, the total number of shares of Company Stock outstanding (including Company Stock issuable pursuant to any outstanding Rights or other obligations of the Company or any of its Subsidiaries, other than the Stock Option Agreement) will not be greater than 14,937,610.

                                  ARTICLE VIII

                                  Termination

   8.1 Termination. This Agreement may be terminated, and the Merger may be abandoned:

     (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company.

     (b) Breach. At any time prior to the Effective Time, by the Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.2), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach would be reasonably likely, individually or in the aggregate, to have a Material adverse effect on the breaching party or the Surviving Corporation.

     (c) Delay. At any time prior to the Effective Time, by the Acquiror or the Company in the event that the Merger is not consummated by June 30, 2000, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.1(c).

     (d) No Approval. By the Company or the Acquiror in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority, or such Governmental Authority shall have requested the permanent withdrawal of any application therefor, or (2) the shareholder approval required by Section 7.1(a) herein is not obtained at the Company Meeting or at any adjournment or postponement thereof.

     (e) Failure to Recommend, Etc. By the Acquiror, if at any time prior to the Company Meeting, the Company Board shall have failed to make its recommendation referred to in Section 6.2, withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of the Acquiror (whether in accordance with Section 6.2 or otherwise).

     (f) by the Board of Directors of the Company, upon written notice to the Acquiror at any time during the five-day period commencing on the first day after the Condition Date, if both of the following conditions are satisfied:

       (1) the Average Closing Price as of the Condition Date shall be less than $32.00; and

       (2) (A) the quotient obtained by dividing the Average Closing Price as of the Condition Date by the Starting Price (such number being referred to herein as the "Acquiror Ratio") shall be less than (B) the quotient obtained by dividing the Average Index Price by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (ii)(B) (such number being referred to herein as the "Index Ratio");

subject, however, to the following provisions. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to the Acquiror; provided, however, that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period. During the three-day period commencing with its receipt of such notice, the Acquiror shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing
(A) the product of $32.00 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price as of the Condition Date, and (ii) the quotient obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Acquiror Ratio. If the Acquiror makes such an election within such three-day period, it shall give prompt written notice to the Company of such election and of the revised Exchange

Ratio, whereupon no termination shall have occurred pursuant to this Section 8.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1(f).

   For purposes of this Section 8.1(f), the following terms shall have the meanings indicated:

     "Average Index Price" means the average of the Index Prices for the ten consecutive full NYSE trading days ending at the close of trading on the Condition Date.

     "Index Group" means the 19 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Condition Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the Acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company shall be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 19 bank holding companies and the weights attributed to them are as follows:

                                                                       Weighting
      Company                                                              (%)
      -------                                                          ---------
      Bank of America Corporation.....................................   19.8
      Bank One Corporation............................................   13.4
      BB&T Corporation................................................    3.6
      Comerica Incorporated...........................................    1.8
      Fifth Third Bancorp.............................................    3.1
      First Union Corporation.........................................   10.9
      Huntington Bancshares, Inc......................................    2.6
      Keycorp.........................................................    5.1
      Marshall & Illsley Corporation..................................    1.2
      Mellon Bank Corporation.........................................    5.9
      National City Corporation.......................................    7.1
      Northern Trust Corporation......................................    1.3
      PNC Bank Corp...................................................    3.4
      Regions Financial Corporation...................................    2.6
      State Street Corporation........................................    1.8
      Summit Bancorp..................................................    2.0
      SunTrust Banks, Inc.............................................    3.7
      U.S. Bancorp....................................................    8.4
      Wachovia Corporation............................................    2.3

     "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices on such date of the companies comprising the Index Group.

     "Starting Date" means the last full NYSE trading day ending prior to the date of execution of this Agreement.

     "Starting Price" shall mean the last sale price per share of Acquiror Common Stock on the Starting Date, as reported on the NYSE.

     If the Acquiror or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Condition Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this
  Section 8.1(f).

   8.2 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (1) as set forth in Sections 9.1 and 9.5 and
(2) that termination will not relieve a breaching party from liability for any willful breach of this Agreement or of its obligations under the Stock Option Agreement.

                                   ARTICLE IX

                                 Miscellaneous

   9.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) to the extent the agreements of the parties contained herein by their terms apply after the Effective Time, such agreements shall survive the Effective Time, and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Sections 6.4(b), 8.2 and in this Article IX shall survive such termination.

   9.2 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (1) waived by the party benefited by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the shareholders of the Company, no amendment may be made which under applicable law requires further approval of such shareholders without obtaining such required further approval.

   9.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

   9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law or provisions of the WBCA or the Delaware General Corporation Law apply).

   9.5 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing expenses and SEC registration fees shall be shared equally between the Company and the Acquiror.

   9.6 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (1) on the date of delivery, if personally delivered or telecopied (with confirmation), (2) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (3) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

   If to the Acquiror or Merger Sub, to:        With a copy to:
   Wells Fargo & Company                        Wachtell, Lipton, Rosen & Katz
   420 Montgomery Street                        51 West 52nd Street
   San Francisco, California 94163              New York, New York 10019
   Attention: Randall J. Lewis                  Attention: Edward D. Herlihy, Esq.
   Facsimile: (415) 646-0325                    Facsimile: (212) 403-2000

   If to the Company, to:                       With a copy to:
   Ragen MacKenzie Group Incorporated           Perkins Coie LLP
   999 Third Avenue, Suite 4300                 1201 Third Avenue, Suite 4800
   Seattle, Washington 98104                    Seattle, Washington 98101-3099
   Attention: V. Lawrence Bensussen             Attention: Stewart M. Landefeld, Esq.
   Facsimile: (206) 464-8806                    Facsimile: (206) 583-8500




   9.7 Entire Understanding, No Third Party Beneficiaries. This Agreement (together with the Disclosure Schedules), the Stock Option Agreement and the Support Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and supersede any and all other oral or written agreements heretofore made. Except for Section 6.12, insofar as such Section expressly provides certain rights to the persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   9.8 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                                     * * *

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          WELLS FARGO & COMPANY

                                          By: /s/ John E. Ganoe
                                              Name: John E. Ganoe
                                              Title: Executive Vice President

                                          RAGEN MACKENZIE GROUP INCORPORATED

                                          By: /s/ Lesa A. Sroufe
                                              Name: Lesa A. Sroufe
                                              Title: Chairman and CEO

                                          ROMERO ACQUISITION CORP.

                                          By: /s/ John E. Ganoe
                                              Name: John E. Ganoe
                                              Title: Chairman, President and
                                              Chief Executive Officer

                                                                      Appendix B

                       THE TRANSFER OF THIS AGREEMENT IS
                    SUBJECT TO CERTAIN PROVISIONS CONTAINED
                    HEREIN AND TO RESALE RESTRICTIONS UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

   STOCK OPTION AGREEMENT, dated September 28, 1999, between Ragen MacKenzie Group Incorporated, a Washington corporation ("Issuer"), and Wells Fargo & Company, a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

   WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties thereto immediately prior to the execution of this Stock Option Agreement (this "Agreement"); and

   WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 2,570,093 fully paid and nonassessable shares of Issuer's common stock, par value $.01 per share ("Common Stock"), at a price of $15.50 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

   (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof, if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee (x) pursuant to Section 8.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) or (y) pursuant to Section 8.1(e) of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement, if such termination follows the occurrence of an Initial Triggering Event or is a termination by

  Grantee pursuant to (x) Section 8.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) or (y) pursuant to Section 8.1(e) of the Merger Agreement (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

   (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

     (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its wholly-owned Subsidiaries or involving only any two or more of such Subsidiaries be deemed to be an Acquisition Transaction;

     (ii) Issuer, or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended or proposed to engage in (or publicly announced its intention to authorize, recommend or propose to engage in) an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to Grantee, its recommendation that the shareholders of Issuer approve the transactions contemplated by the Merger Agreement, in anticipation of engaging in an Acquisition Transaction;

     (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

     (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

     (v) After an overture is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
  (y) shall not have been cured prior to the Notice Date (as hereinafter defined); or

     (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the United States Department of Justice, the United States Federal Trade Commission, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the New York Stock Exchange, Inc. or the National Association of Securities Dealers (or other federal or state regulatory authority or self-regulatory organization) for approval to engage or with respect to engaging in an Acquisition Transaction.

   (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

     (i) The acquisition by any person of beneficial ownership of 20% or more of the then-outstanding Common Stock; or

     (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

   (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

   (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date, not earlier than three business days nor later than 60 business days from the Notice Date, for the closing of such purchase (the "Closing Date"); provided that if prior notification to, or approval of, any regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

   (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

   (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

   (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

   (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of applicable regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding the stock transfer books of Issuer then being closed or certificates representing such shares of Common Stock not then being actually delivered to the Holder. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

   3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including, without limitation, (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or any other federal or state banking or thrift law or regulations thereunder, prior approval of or notice to the Federal Reserve Board or other federal or any such state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or other federal or any such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

   4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

   5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

   6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option, and shall use its reasonable best efforts to cause such registration statement to become effective as promptly as practicable and remain current and effective in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

   7. (a) Immediately prior to the occurrence of a Repurchase Event (as hereinafter defined), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as hereinafter defined) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

   (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

   (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

   (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof, or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

   8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

   (b) The following terms have the meanings indicated:

     (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation or other organization or person of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

     (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

     (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in
  Section 7.

     (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company that controls or is controlled by such person, as the Holder may elect.

   (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

   (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

   (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

   (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

   9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

   (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

   (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable, in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the

Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

   10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7, 13 and 15 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise; and (iii) during any period in which Grantee is precluded from exercising such rights due to an injunction or other legal restriction, plus in each case such additional period as is reasonably necessary for the exercise of such rights promptly following the obtaining of such approvals or the expiration of such periods.

   11. Issuer hereby represents and warrants to Grantee as follows:

     (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

   12. Grantee hereby represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

   13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

   14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the BHCA, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to any state authority for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

   15. (a) Grantee in its sole discretion may, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to
Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Holder) to Issuer in exchange for a cash payment equal to the Surrender Price (as hereinafter defined); provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to (i) $7,500,000.00, plus
(ii) if applicable, the aggregate purchase price previously paid pursuant hereto by Grantee with respect to any Option Shares, minus (iii) if applicable, the excess of (A) the net cash, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, over (B) the purchase price paid by Grantee with respect to such Option Shares.

   (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 15 by surrendering for such purchase to Issuer, at its principal office, a copy of this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. Within two business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price.

   (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of Surrender pursuant to Section 15(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall (A) use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation, the Exercise Termination Event shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section
15).

   (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 15 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

   16. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

   17. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), or Issuer or Substitute Option Issuer is not permitted to pay the full Surrender Price, it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or the Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares, or to pay such portion of the Surrender Price, as may be permissible, without any amendment or modification hereof.

   18. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

   19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law or provisions of the Washington Business Corporation Act or the Delaware General Corporation Law apply).

   20. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   21. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   22. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

   23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          RAGEN MACKENZIE GROUP
                                          INCORPORATED

                                          By: /s/ Lesa A. Sroufe
                                          Chairman and CEO

                                          WELLS FARGO & COMPANY

                                          By: /s/ John E. Ganoe
                                          Executive Vice President

                                                                     Appendix C

[LETTERHEAD OF LAZARD FRERES & CO. LLC]

                                                               February 9, 2000

The Board of Directors
Ragen MacKenzie Group Incorporated
999 Third Avenue, Suite 4300
Seattle, WA 98104

Dear Members of the Board:

   We understand that Ragen MacKenzie Group Incorporated ("RMG" or the "Company") and Wells Fargo & Company ("WFC") have entered into an Agreement and Plan of Merger, dated as of September 28, 1999 (the "Agreement"), which provides, among other things, for the merger (the "Merger") of RMG with a direct or indirect wholly owned subsidiary of WFC. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of RMG (the "RMG Common Stock"), other than shares held in treasury or held by stockholders exercising statutory dissenter's rights, will be converted into the right to receive a certain number of shares (the "Exchange Ratio") of common stock, par value $1 2/3 per share, of WFC (the "WFC Common Stock") equal to $18.75, subject to (i) a collar arrangement providing in certain circumstances for adjustments upward or downward pursuant to a formula as set forth in the Agreement and (ii) termination in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Agreement.

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of RMG Common Stock of the Exchange Ratio. In connection with this opinion, we have:

     (i) Reviewed the financial terms and conditions of the Agreement and ancillary agreements;

     (ii) Analyzed certain historical business and financial information relating to WFC and RMG;

     (iii) Reviewed various financial forecasts for the 2000 fiscal year and other data provided to us by the management of RMG;

     (iv) Held discussions with members of the senior managements of RMG and WFC with respect to the businesses and prospects of RMG and WFC, respectively, and the strategic objectives of each;

     (v) Reviewed public information with respect to certain other companies in lines of businesses we believe to be generally comparable to the businesses of RMG and WFC;

     (vi) Reviewed the financial terms of certain business combinations involving companies in lines of businesses we believe to be generally comparable to that of RMG;

     (vii) Reviewed the historical stock prices and trading volumes of RMG Common Stock and WFC Common Stock; and

     (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

Lazard Freres & Co. LLC

   We have relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of RMG as to the future financial performance of RMG, and we have assumed that such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts and projections or the assumptions on which they are based. We did not receive financial forecasts from WFC. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed, with your consent, that such allowances for WFC are in the aggregate adequate to cover such losses. In addition, we have not reviewed individual credit files of WFC nor have we made or obtained any independent evaluation or appraisal of the assets and liabilities of RMG or WFC or any of their respective subsidiaries, and we have not been furnished with any such evaluation or appraisal.

   Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company, and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company. We express no opinion as to the underlying business decision to effect the Merger.

   Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services a substantial portion of which is contingent upon the closing of the Merger.

   Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of RMG Common Stock as to whether such stockholder should vote for the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction or as provided in our engagement letter.

   Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Agreement is fair to the holders of shares of RMG Common Stock from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO LLC

                                          By /s/ Gary S. Shedlin
                                           ---------------------
                                          Gary S. Shedlin
                                          Managing Director

                                                                      Appendix D

                      WASHINGTON BUSINESS CORPORATION ACT
                                 CHAPTER 23B.13
                               DISSENTERS' RIGHTS

23B.13.010. Definitions

  As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020. Right to dissent

   (1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party
  (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

   (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

   (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. Dissent by nominees and beneficial owners

   (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

   (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. Notice of dissenters' rights

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

   (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210. Notice of intent to demand payment

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and
(b) not vote such shares in favor of the proposed action.

   (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220. Dissenters' notice

   (1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

   (2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.

23B.13.230. Duty to demand payment

   (1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

   (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

   (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240. Share restrictions

   (1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

   (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. Payment

   (1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

   (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.

23B.13.260. Failure to take action

   (1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

   (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270. After-acquired shares

   (3) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

   (4) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280. Procedure if shareholder dissatisfied with payment or offer

   (1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

   (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300. Court action

   (1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

   (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

   (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

   (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

   (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

   (6) Each dissenter made a party to the proceeding is entitled to judgment
(a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. Court costs and counsel fees

   (1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

   (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

   (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article Fourteenth of the Registrant's Restated Certificate of Incorporation provides for broad indemnification of directors and officers.

ITEM 21. Exhibits and Financial Statement Schedules

   (a) Exhibits.

 2.1 Agreement and Plan of Merger, dated as of September 28, 1999, by and among Ragen MacKenzie Group Incorporated, a Washington corporation, Wells Fargo
     & Company, a Delaware corporation, and Romero Acquisition Corp., a
     Washington corporation (included as Appendix A to the Proxy
     Statement/Prospectus included in this Registration Statement).
 3.1 Restated Certificate of Incorporation, incorporated by reference to
     Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28,
     1993. Certificates of Amendment of Certificate of Incorporation, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated July 3, 1995 (authorizing preference stock), and
     Exhibits 3(b) and 3(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 (changing the Registrant's name and increasing authorized common and preferred stock, respectively).
 3.2 Certificate of Designations for the Registrant's ESOP Cumulative
     Convertible Preferred Stock, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
     1994.
 3.3 Certificate of Designations for the Registrant's Cumulative Tracking
     Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated January 9, 1995.
 3.4 Certificate of Designations for the Registrant's 1995 ESOP Cumulative
     Convertible Preferred Stock, incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,
     1995.
 3.5 Certificate Eliminating the Certificate of Designations for the
     Registrant's Cumulative Convertible Preferred Stock, Series B, incorporated by reference to Exhibit 3(a) to the Registrant's Current
     Report on Form 8-K dated November 1, 1995.
 3.6 Certificate Eliminating the Certificate of Designations for the
     Registrant's 10.24% Cumulative Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February
     20, 1996.
 3.7 Certificate of Designations for the Registrant's 1996 ESOP Cumulative
     Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated February 26, 1996.
 3.8 Certificate of Designations for the Registrant's 1997 ESOP Cumulative
     Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 14, 1997.
 3.9 Certificate of Designations for the Registrant's 1998 ESOP Cumulative
     Convertible Preferred Stock, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated April 20, 1998.

 3.10 Certificate of Designations for the Registrant's Adjustable Cumulative
      Preferred Stock, Series B, incorporated by reference to Exhibit 3(j) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
      September 30, 1998.
 3.11 Certificate of Designations for the Registrant's Fixed/Adjustable Rate
      Noncumulative Preferred Stock, Series H, incorporated by reference to
      Exhibit 3(k) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.
 3.12 Certificate of Designations for the Registrant's Series C Junior
      Participating Preferred Stock, incorporated by reference to Exhibit 3(l) to the Registrant's Annual Report on Form 10-K for the year ended
      December 31, 1998.
 3.13 Certificate Eliminating the Certificate of Designations for the
      Registrant's Series A Junior Participating Preferred Stock, incorporated by reference to Exhibit 3(a) to the Registrant's Current Report on Form 8-K dated April 21, 1999.
 3.14 Certificate of Designations for the Registrant's 1999 ESOP Cumulative
      Convertible Preferred Stock, incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated April 21, 1999.
 3.15 By-Laws, incorporated by reference to Exhibit 3(m) to the Registrant's
      Annual Report on Form 10-K for the year ended December 31, 1998.
 4.1  See Exhibits 3.1 through 3.15.
 4.2 Rights Agreement, dated as of October 21, 1998, between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, incorporated by reference to Exhibit 4.1 to the Registrant's Registration
      Statement on Form 8-A dated October 21, 1998.
 5.1 Opinion of Stanley S. Stroup as to the legality of the shares to be issued (including consent).
 8.1 Opinion of Wachtell, Lipton, Rosen & Katz regarding the U.S. federal income tax consequences of the merger, including consent.
 8.2 Opinion of Perkins Coie LLP regarding the U.S. federal income tax consequences of the merger, including consent.
 23.1 Consent of KPMG LLP relating to the audited financial statements of Wells
      Fargo & Company.
 23.2 Consent of Deloitte & Touche LLP relating to the audited financial statements of Ragen MacKenzie Group Incorporated.
 23.3 Consent of Stanley S. Stroup (included in Exhibit 5.1).
 23.4 Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).
 24.1 Powers of Attorney.
 99.1 Stock Option Agreement, dated September 28, 1999, between Ragen MacKenzie
      Group Incorporated, a Washington corporation, as issuer, and Wells Fargo
      & Company, a Delaware corporation, as grantee (included as Appendix B to the Proxy Statement/Prospectus included in this Registration Statement).
 99.2 Form of proxy for special meeting of shareholders of Ragen MacKenzie
      Group Incorporated.
 99.3 Chapter 23B.13 of the Washington Business Corporation Act (included as
      Appendix D to the Proxy Statement/Prospectus included in this Registration Statement).
 99.4 Consent of Lazard Freres LLC relating to Ragen MacKenzie Group
      Incorporated.

   (b) Financial Statement Schedules. Not Applicable.

   (c) Report, Opinion or Appraisal. See Exhibits 5.1 and 8.1.

ITEM 22. Undertakings

   (a) The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time will be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (e) The undersigned registrant hereby undertakes that every prospectus: (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 9, 2000.

                                          Wells Fargo & Company

                                                /s/ Richard M. Kovacevich
                                          By: _________________________________
                                                   Richard M. Kovacevich
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 9, 2000 by the following persons in the capacities indicated:

                        Signature                             Title
                        ---------                             -----
                /s/ Richard M. Kovacevich           President and Chief
       ___________________________________________   Executive Officer
                  Richard M. Kovacevich              (Principal Executive
                                                     Officer)
                    /s/ Ross J. Kari                Executive Vice President
       ___________________________________________   and Chief Financial
                      Ross J. Kari                   Officer (Principal
                                                     Financial Officer)
                    /s/ Les L. Quock                Senior Vice President and
       ___________________________________________   Controller (Principal
                      Les L. Quock                   Accounting Officer)

   Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated on February 9, 2000.

Les S. Biller                 Richard D. McCormick  |
J.A. Blanchard III            Cynthia H. Milligan   |
Michael R. Bowlin             Philip J. Quigley     |
Edward M. Carson              Donald B. Rice        |
David A. Christensen          Ian M. Rolland        |
William S. Davila             Judith M. Runstad     |     A majority of the
Susan E. Engel                Susan G. Swenson      |     Board of Directors*
Paul Hazen                    Daniel M. Tellep      |
William A. Hodder             Chang-Lin Tien        |
Reatha Clark King             Michael W. Wright     |
Richard M. Kovacevich         John A. Young         |
--------
* Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                                /s/ Richard M. Kovacevich
                                          _____________________________________
                                                   Richard M. Kovacevich
                                                      Attorney-in-Fact

                                      S-1